As filed with the Securities and Exchange Commission on October 29, 2025

Registration No. 333-288429

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO.  1 TO FORM F-3 ON FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CN ENERGY GROUP. INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Building 2-B, Room 206, No. 268 Shiniu Road

Liandu District, Lishui City, Zhejiang Province

The PRC

+86 571 87555823

(Address and telephone number of Registrant’s principal executive offices)

CN Energy USA Inc.

900 19th Street NW, Floor 5, Squad 23

Washington, DC 20006

202-631-9199

(Name, address, and telephone number of agent for service)

With a Copy to:

Huan Lou, Esq.

David B. Manno, Esq.

McCarter & English, LLP

250 West 55th Street, Fl 13th

New York, NY 10019

(212) 609-6800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to Form F-3 on Form F-1 is being filed to convert the Registration Statement on Form F-3 filed by CN Energy Group. Inc. on  June 30, 2025 (Registration No. 333-288429) into a Registration Statement on Form F-1.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated OCTOBER 29, 2025

Resale of Up to 1,977,302 Class A Ordinary Shares

CN ENERGY GROUP. INC.

This prospectus relates to the offer and resale from time to time of up to 1,977,302 Class A ordinary shares (the “Shares”), no par value (the “Class A Ordinary Shares”) of CN Energy Group. Inc. (the “Company”), by the selling securityholders named herein (together with any of such securityholders’ transferees, pledgees, donees or successors, the “Selling Shareholders”) of up to 1,977,302 Class A Ordinary Shares issued to certain investors (the “Class A Investors”) pursuant to that certain Class A Securities Purchase Agreement, dated August 1, 2025 (the “Class A Purchase Agreement”). The Company will not receive any proceeds from the release of these Shares by the Selling Shareholders.

On August 1, 2025, the Company  entered into the Class A Purchase Agreement with the Class A Investors, pursuant to which the Company issued to the Class A Investors an aggregate of 1,977,302 Class A Ordinary Shares  at a price per share of $2.30, for an aggregate purchase price of $4,547,800.00.

We are not selling any shares under this prospectus, and we will not receive any of the proceeds from the sale of Shares by the Selling Shareholders. We will bear all costs, expenses and fees in connection with the registration of Shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to its sales of Shares.

The Selling Shareholders may sell the Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The Shares may be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CNEY”. On October 22, 2025, the last reported sale price of our Class A Ordinary Shares was $1.91 per share.

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We are not a Chinese operating company but a British Virgin Islands holding company with operations primarily conducted by our subsidiaries established in the People’s Republic of China (“PRC” or “China”). Therefore, investing in our securities being offered pursuant to this prospectus involves unique and a high degree of risk. You should carefully read and consider the risk factors beginning on page 15 of this prospectus and the risk factors described in the periodic and other reports we file with the Securities and Exchange Commission for more information before you make your investment decision.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the risk factors beginning on page 15 of this prospectus, as well as those included in the periodic and other reports we file with the Securities and Exchange Commission before you make your investment decision.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being an Emerging Growth Company and a Foreign Private Issuer”.

You should rely only on the information contained herein or incorporated by reference in this prospectus. Neither we nor any selling shareholder have authorized any other person to provide you with different information.

We are an offshore holding company with no material operations of our own and not a Chinese operating company. Our operations are conducted in China by our subsidiaries. This is an offering of securities of the offshore holding company in the British Virgin Islands, instead of securities of our operating companies in China. Therefore, you will not directly hold any equity interests in our operating companies.

We are subject to certain legal and operational risks associated with our subsidiaries’ operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our subsidiaries, significant depreciation or a complete loss of the value of our securities, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Universal Law Offices of Hangzhou, we are not subject to cybersecurity review by the Cyberspace Administration of China, or the CAC, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Risk Factors-Risks Relating to Doing Business in the PRC-Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the operating entities’ business and our offerings.” According to our PRC counsel, Universal Law Offices of Hangzhou, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission for our overseas listing. As of the date of this prospectus, we and our subsidiaries have not received any inquiry, notice, warning, or sanction regarding our overseas listing from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us or our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

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In addition, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for three consecutive years beginning in 2021. Our auditor is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis, with the last inspection in June 2018, and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our ordinary shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares and trading in our ordinary shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. See “Risk Factors-Risks Relating to Doing Business in the PRC-Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings.”

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will rely on payments from subsidiaries of Zhejiang CN Energy New Material Co., Ltd,, our indirect wholly owned subsidiary in China (“Zhejiang New Material”), to Zhejiang New Material and from Zhejiang New Material to Meizhong Pintai Mining(Zhejiang) Co., Ltd, our indirect wholly owned subsidiary in China (“MZ Pintai”), and the distribution of such payments to MZ MINING INTERNATIONAL CO., LTD, our wholly owned subsidiary in Hong Kong (“MZ HK”), and then to our Company.

Neither the Securities and Exchange Commission, any United States state securities commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we file with the SEC using a continuous offering process. Under this continuous offering process, the Selling Shareholders may, from time to time, offer and sell up to an aggregate of 1,977,302 Class A Ordinary Share as described in the section titled “Plan of Distribution.”

You should read this prospectus, exhibits filed as part of the registration statement, and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” in this prospectus.

You should rely only on the information provided in this prospectus, exhibits filed as part of the registration statement, or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus covers offers and sales of our Ordinary Shares only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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ENFORCEABILITY OF CIVIL LIABILITIES

UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We were incorporated under the laws of the British Virgin Islands because there are certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws than the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in the PRC. In addition, almost all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CN Energy USA Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Our counsel with respect to the laws of the British Virgin Islands, Carey Olsen Singapore LLP, and our counsel with respect to PRC law, Universal Law Offices of Hangzhou, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our BVI counsel, Carey Olsen Singapore LLP, has further advised us that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the BVI. We have also been advised by Carey Olsen Singapore LLP that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

Our PRC counsel, Universal Law Offices of Hangzhou, has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. However, there are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Further, pursuant to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Our PRC counsel, Universal Law Offices Of Hangzhou, has further advised us that, under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC laws against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis, and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our ordinary shares.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

•	“China” or the “PRC” are to the People’s Republic of China;

•	“Class A Ordinary Shares” are to the Class A Ordinary Shares, no par value, of CN Energy (as defined below);

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“CN Energy,” “we,” “us,” “our Company,” or the “Company” are to CN ENERGY GROUP. INC. (also referred to as 中北能源集团有限公司 in Chinese), a company limited by shares organized under the laws of British Virgin Islands;

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“CN Energy Development” are to CN Energy Industrial Development Co., Ltd. (also referred to as 中北能源产业发展有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is jointly owned by Zhejiang CN Energy and Manzhouli CN Technology (as defined below);

•	“Convertible Preferred Shares” are to the convertible preferred shares of the Company, no par value;

•	“Energy Holdings” are to CN Energy’s wholly owned subsidiary, CLEAN ENERGY HOLDINGS LIMITED (also referred to as 清洁能源控股有限公司 in Chinese), a Hong Kong corporation;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“fiscal year” are to the period from October 1 to September 30 of the next calendar year;

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“Hangzhou Forasen” are to Hangzhou Forasen Technology Co., Ltd. (also referred to as 杭州富来森科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development;

•

“Khingan Forasen” are to Greater Khingan Range Forasen Energy Technology Co., Ltd. (also referred to as 大兴安岭富来森能源科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development;

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“Manzhouli CN Energy” are to Manzhouli CN Energy Industrial Co., Ltd. (also referred to as 满洲里市中北能实业有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Energy Holdings;

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“Manzhouli CN Technology” are to Manzhouli CN Energy Technology Co., Ltd. (also referred to as 满洲里市中北能科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is jointly owned by Zhejiang CN Energy (as defined below) and Manzhouli CN Energy;

•	“operating entities” are to CN Energy Development and its subsidiaries;

•	“RMB” or “Renminbi” are to the legal currency of China;

•	“SEC” are to the U.S. Securities Exchange Commission;

•	“Securities Act” are to the Securities Act of 1933, as amended;

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“Tahe Biopower Plant” are to Greater Khingan Range Forasen Energy Technology Co., Ltd. Tahe Biopower Plant (also referred to as 大兴安岭富来森能源科技有限公司塔河生物发电厂 in Chinese), the branch office of Khingan Forasen;

•	“U.S. dollars” are to the legal currency of the United States;

•	“U.S. GAAP” are to generally accepted accounting principles in the United States;

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“Zhejiang CN Energy” are to Zhejiang CN Energy Technology Development Co., Ltd. (also referred to as 浙江中北能源科技开发有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Energy Holdings; and

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“Zhongxing Energy” are to Manzhouli Zhongxing Energy Technology Co., Ltd. (also referred to as 满洲里市众兴能源科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development.

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the selling shareholder named herein may, from time to time, offer and sell or otherwise dispose of the Class A Ordinary Shares covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our Class A Ordinary Shares other than the Class A Ordinary Shares covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Our Company

We are incorporated in the British Virgin Islands and conduct our operations primarily in China. As a holding company with no material operations of our own, our operations are conducted in China through the operating entities. Our ordinary shares are shares of CN Energy, the offshore holding company in the British Virgin Islands, instead of shares of our operating companies in China. Therefore, our shareholders will not directly hold any equity interests in our operating companies.

Wholly owned subsidiaries of CN Energy Development were established as companies with limited liabilities pursuant to PRC laws, and are engaged in the manufacturing and marketing of activated carbon products used for water treatment and purification.

Wholly owned subsidiaries of MZ HK include MZ Pintai, Yunnan Yuemu and Yunnan Honghao, all of which were incorporated as companies with limited liabilities in pursuant to PRC laws. MZ HK is a holding company with no business operation; MZ Pintai is engaged in sales of minerals, stone, metal materials, construction materials, wood, chemical materials and products, rubber products, and paper products; Yunnan Yuemu is engaged in management and conversion of forest and natural ecosystem; and Yunnan Honghao is engaged in forest acquisition, rights transfer, and nurturing, and timber harvesting and processing.

2024 and 2025 Corporate Restructuring

In September 2024, we conducted a corporate reorganization, which represented a strategic shift to streamline management control and enhance our operational efficiency. This restructuring is marked by two equity transfer agreements that redefine our corporate landscape.

On September 12, 2024, CN Energy Group. Inc., through its wholly owned subsidiary CN Energy Industrial Development Co., Ltd., entered into a Share Transfer Agreement with Zhejiang Sentuo Industrial Holding Group., Ltd. Pursuant to the Agreement, CN Energy Industrial Development Co., Ltd transferred all of its equity interest in Hangzhou Forasen Technology Co., Ltd., which constituted 100% of the issued and outstanding equity of Hangzhou Forasen Technology Co., Ltd, to Zhejiang Sentuo Industrial Holding Group., Ltd.

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On September 25, 2024, CN Energy Group. Inc., through its wholly owned subsidiaries in China, Zhejiang CN Energy Technology Development Co., Ltd. and Manzhouli CN Energy Technology Co., Ltd., entered into a Share Transfer Agreement with Xinbaocheng Industrial Group Co., Ltd. Pursuant to the Agreement, Zhejiang CN Energy Technology Development Co., Ltd. transferred 90% of its equity in CN Energy Industrial Development Co., Ltd. , and Manzhouli CN Energy Technology Co., Ltd. transferred its 10% of equity in CN Energy Development to Shanghai Xinbaocheng Industrial Group Co., Ltd.

On November 29, 2024, the Company incorporated a wholly owned subsidiary, Ewforest Group Limited.

On January 20, 2025, CN Energy Group. Inc. entered into a Share Transfer Agreement with Asia Rubber Resources Limited (“Asia Rubber Resources”). Pursuant to the Share Transfer Agreement, the Company agreed to transfer 100% of its equity in Clean Energy Holdings Limited to Asia Rubber Resources for a total purchase price of HKD10,000 (approximately $1,280.94).

On June 12, 2025, CN Energy Group. Inc. incorporated a wholly owned subsidiary, Pathenbot Group Inc.

The current corporate structure of the Company is demonstrated in the diagram below.

Recent Developments

Transaction with Class A Investors

On August 1, 2025, we entered into a securities purchase agreement (the “Class A Purchase Agreement”) with certain investors (the “Class A Investors”). Pursuant to the Class A Purchase Agreement, we sold an aggregate of 1,977,302 Class A Ordinary Shares, no par value, at a purchase price of $2.30 per share, for aggregate gross proceeds of approximately $4,547,800. The offering was conducted as a private placement pursuant to Section 4(a)(2), Regulation D and/or Regulation S under the Securities Act of 1933, as amended. The purchase price was paid in immediately available funds, and the shares were issued in restricted book-entry form through the Company’s transfer agent at closing.

Transaction with Weastfinace

On August 1, 2025, we also entered into a securities purchase agreement (the “ Weastfinace Purchase Agreement ”) with Weastfinace Group Inc. (“ Weastfinace ”), an entity controlled by one of our directors. Pursuant to the Weastfinace Purchase Agreement, we issued 631,391 Class B Ordinary Shares, no par value, at a purchase price of $2.30 per share, for aggregate gross proceeds of approximately $1,452,200. The transaction was conducted as a private placement pursuant to Section 4(a)(2), Regulation D and/or Regulation S under the Securities Act of 1933, as amended. The shares were issued in restricted book-entry form through the Company’s transfer agent at closing.

Class B Ordinary Shares Voting Agreement

On September 16, 2025, Weastfinace and Ms. Yefang Zhang, both holders of Class B Ordinary Shares, entered into a Voting Agreement. Pursuant to the Voting Agreement, Weastfinace granted Ms. Zhang an irrevocable proxy to vote 631,391 Class B Ordinary Shares owned by Weastfinace. As a result, Ms. Zhang controls approximately 86.7% of the aggregate voting power of our issued and outstanding Ordinary Shares. The Company, as a limited-purpose signatory, agreed to certain obligations and acknowledged the grant of the irrevocable proxy. See “Related Party Transactions – Voting Agreement with Weastfinace Group, Inc.”

Completion of Acquisition

On April 30, 2025, we and our wholly owned subsidiary, Ewforest Group Limited (“Ewforest Group”), closed a transaction involving the acquisition of 4,500 shares of Ynong International Group Limited (“HoldCo”) from Ynong Group Limited (“Ynong Group”) in exchange for, among other things, the issuance by the Company of 2,000,000 of its Class A Ordinary Shares to Ynong Group and its designees (the “Designees”) and the assignment to Ynong Group of certain accounts receivable of the subsidiaries of the Company (the “Subsidiaries”) with an aggregate value of $24,548,022, pursuant to the Share Purchase Agreement dated as of March 31, 2025 , as amended by the Amendment to Share Purchase Agreement dated as of April 23, 2025, as amended, the “Ynong Purchase Agreement”), entered into between the Company, Ewforest Group, Ynong Group, and HoldCo, and pursuant to the side letters (the “Side Letters”) entered into between the Ynong Group, an Indonesian entity (“PGIF”) and the operating Indonesian entity (“PWAN”).

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In connection with the closing, the following agreements were entered into and made effective as of April 30, 2025, the date of the closing:

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a shareholder agreement between the Company, Ewfoest Group, Ynong Group, HoldCo, PGIF and PWAN, and the other shareholders of PGIF and PWAN, which governs, among other things, the composition of the board of directors, restriction on share transfers, preemptive rights and significant corporate actions of HoldCo, PGIF and PWAN, as applicable;

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a voting agreement entered into between a holder of Class B Ordinary Shares of the Company and the Designees, in which the Designees granted the Class B holder the authority to vote the applicable shares issued to them; and

•

an assignment agreement entered into between the Subsidiaries and Ynong Group in which the Subsidiaries assigned certain of its account receivables with an aggregate value of $24,548,022 to Ynong Group.

In addition, the Company paid to Ynong Group a post-closing payment of $6,365,348 in cash on June 30, 2025. Pursuant to the Ynong Purchase Agreement and Side Letters, PWAN will appoint an individual designated by the Company to serve on the board of directors of PWAN on or prior to June 30, 2025, pursuant to a director agreement to be entered into between the individual designated by the Company and PWAN.

The total consideration for the 4,500 shares of HoldCo is $40,913,370, which consists of: (i) the 2,000,000 shares, which had an aggregate value of $10,000,000; (ii) the account receivables, which have an aggregate value of $24,548,022; and (iii) the cash payment of $6,365,348 to be paid by the Company to Ynong Group as a post-closing obligation.

Warrant Inducement

On December 5, 2024, we entered into Warrant Inducement Agreements (the “Warrant Inducement Agreement”) with certain holders of the Company's existing ordinary share purchase warrants issued in January 2023 (the “Existing Warrants”), covering up to an aggregate of 263,051 Class A Ordinary Shares of the Company, pursuant to which (i) the exercise price of the Existing Warrants will be reduced from $36.3225 per share to $8.00 per share (the “Reduced Exercise Price”) to the extent exercised by each holder, and (ii) in exchange for each holder’s cash payment of the Reduced Exercise Price of the Existing Warrants in part or whole, the Company will issue new unregistered ordinary share purchase warrants (the “New Warrants”), to incentivize the holders to exercise the Existing Warrants in cash. The holders had until January 5, 2025 (the “Termination Date”) to exercise such Existing Warrants at the Reduced Exercise Price and receive New Warrants. The Company also agreed to file a registration statement covering the resale of the Class A Ordinary Shares issued or issuable upon the exercise of the New Warrants.

On January 7, 2025, the Company and the holders entered into the extension letter (the “Extension Letter”) to extend the Termination Date for the Holders to exercise such Existing Warrants and receive New Warrants from January 5, 2025, to February 7, 2025.

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Appointment of New Director

On December 3, 2024, Jian Chen notified the Company that she resigned as the Chairperson of the Audit Committee of the board of directors of the Company, effective December 3, 2024. Ms. Chen’s decision to resign as the Chairperson was not the result of any disagreement with the Company on any matters relating to the Company’s operations, accounting policies or practices. Ms. Chen will remain as an independent director on the Board.

On December 12, 2024, the Board approved the nomination of Mr. Ming Yi as an independent director on the Board and the Chairperson of the Audit Committee.

Nasdaq Deficiency

On May 28, 2024, we received a deficiency notice from Nasdaq notifying us that, for the last 30 consecutive business days, the closing bid price for our Class A Ordinary Shares had been below the minimum of $1.00 per share and did not meet the Bid Price Rule. We were provided 180 calendar days, or until November 25, 2024, to regain compliance with the Bid Price Rule. On November 26, 2024, we received a written notice from Nasdaq notifying us that, while we have not regained compliance with the Bid Price Requirement Rule, Nasdaq has determined that we are eligible for an additional 180 calendar day period, or until May 27, 2025 (the “Second Compliance Period”), to regain compliance. Nasdaq's determination was based on (i) the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the Bid Price Rule, and (ii) the Company’s written notice to Nasdaq of its intention to cure the deficiency during the Second Compliance Period by effecting a reverse stock split, if necessary. If at any time during the Second Compliance Period, the closing bid price of the Company’s Class A Ordinary Shares meets or exceeds US$1.00 per share for at least ten consecutive business days, Nasdaq will provide written confirmation of compliance, and this matter will be closed. The Company intends to continue to actively monitor its compliance with the Bid Price Rule and, as appropriate, will consider available options to resolve any deficiencies and regain compliance.

On May 19, 2025, the Company effected the 1:25 reverse stock split (the “Reverse Stock Split”). Beginning May 19, 2025, our Class A Ordinary Shares traded on The Nasdaq Capital Market on a split adjusted basis. The Reverse Stock Split had no impact on the par value of our Class A Ordinary Shares or the authorized number of ordinary shares. Unless otherwise indicated, all share and per share information in this prospectus have been adjusted to reflect the Reverse Stock Split.

As of the date of this prospectus, our Class A Ordinary Shares continue to be listed and traded on Nasdaq. However, we may be unable to regain and maintain compliance with Nasdaq continued listing requirements.

If our securities are subsequently delisted from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•

a determination that our Class A Ordinary Shares is a “penny stock,” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•	limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

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Permission Required from PRC Authorities

The operating entities are not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Universal Law Offices of Hangzhou, other than those requisite for a domestic company in China to engage in the businesses similar to those of the operating entities, the operating entities are not required to obtain any permission from Chinese authorities, including the CSRC, the CAC, or any other governmental agency that is required to approve the operating entities’ operations. However, if the operating entities do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that the operating entities are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend the operating entities’ relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the operating entities’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As of the date of this prospectus, we and the operating entities have received from PRC authorities all requisite licenses, permissions, or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied.

We are currently not required to obtain permission from any of the PRC authorities to operate and issue our securities to foreign investors. In addition, we and our subsidiaries are not required to obtain permission or approval relating to our securities from the PRC authorities, including the CSRC or the CAC, for our subsidiaries’ operations, nor have we or our subsidiaries received any denial for our subsidiaries’ operations with respect to this offering. However, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by Chinese companies. The Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirements in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice. See “Risk Factors-Risks Relating to Doing Business in the PRC-The Opinions issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject the operating entities to additional compliance requirement in the future.”

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to CN Energy and CN Energy has not made any dividends or distributions to its shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Pursuant to the BVI Business Companies Act, 2004 as amended from time to time (the “BVI Act”), and our third amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate, if they are satisfied on reasonable grounds that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividends.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Energy Holdings and MZ HK, and our U.S. subsidiary, CN Energy USA Inc.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Energy Holdings only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC (excluding the special administrative regions of Hong Kong and Macau). Under the applicable PRC regulations, RMB is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest, and dividends. Conversion of RMB into a foreign currency such as U.S. dollars for capital account items, such as direct equity investments, loans, and repatriation of investment, requires prior approval from the State Administration of Foreign Exchange or its local branch. Such approval, however, does not guarantee the availability of foreign currency conversion. Furthermore, the value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The RMB may not be stable against the U.S. dollar or other foreign currency. To the extent that we seek to convert RMB into U.S. dollars, depreciation of the RMB against the U.S. dollar would have an adverse effect on the U.S. dollar amount we receive from the conversion. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our ordinary shares.

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Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Energy Holdings or MZ HK may be considered a non-resident enterprise for PRC tax purposes. Any dividends that our PRC subsidiaries pay to Energy Holdings may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Taxation-People’s Republic of China Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from MZ Pintai’s subsidiaries to MZ Pintai, and the distribution of such payments to MZ HK and then to our Company. According to the EIT Law, such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%. In addition, if MZ Pintai or their subsidiaries incur debt on their own behalf, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Avoidance Arrangement with respect to any dividends paid by our PRC subsidiaries to their immediate holding company, Energy Holdings and MZ HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Energy Holdings intends to apply for the tax resident certificate if and when Zhejiang CN Energy and Manzhouli CN Energy plan to declare and pay dividends to Energy Holdings and MZ HK intends to apply for the tax resident certificate if and when MZ Pintai plans to declare and pay dividends to MZ HK. See “Risk Factors-Risks Relating to Doing Business in the PRC-There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our Hong Kong subsidiaries may not qualify to enjoy certain treaty benefits.”

Risks Associated with Our Corporate Structure

Our holding company structure involves certain risks in terms of dividend distribution, direct investment in PRC entities, and obtaining benefits under relevant tax treaty. See “-D. Risk Factors-Risks Related to Doing Business in the PRC-We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirement we may have, and any limitation on the ability of our subsidiaries to make payments to us and any tax we are required to pay could have a materially adverse effect on our ability to conduct our business,” “-D. Risk Factors-Risks Related to Doing Business in the PRC-PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using proceeds from our future financing activities to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” “-D. Risk Factors-Risks Related to Doing Business in the PRC-PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or otherwise expose us or our PRC resident shareholders to liabilities or penalties,” and “-D. Risk Factors-Risks Related to Doing Business in the PRC-Under the EIT Law, we may be classified as a ‘resident enterprise’ of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.” See also “Regulations-PRC Regulations Relating to Foreign Exchange.”

Risks Associated with Doing Business in the PRC

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Risk Factors-Risks Relating to Doing Business in the PRC-Any actions by the Chinese government, including any decision to intervene or influence the operating entities’ operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause them to make material changes to their operations, may limit or completely hinder their ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.” Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, we are not subject to cybersecurity review by the Cyberspace Administration of China (the “CAC”), since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Risk Factors-Risks Relating to Doing Business in the PRC-Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the operating entities’ business and our offerings.”

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On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. As our registration statement on Form F-1 was declared effective on February 4, 2021 and we completed our initial public offering and listing on February 9, 2021, we are currently not required to complete the filing procedures pursuant to the Trial Measures. However, in the event that we undertake new offerings or fundraising activities in the future, we may be required to complete the filing procedures. Other than the foregoing, As of the date of this prospectus, according to our PRC counsel, Universal Law Offices of Hangzhou, no relevant PRC laws or regulations in effect require that we obtain additional permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our offerings from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us and/or our subsidiaries to obtain regulatory approval from Chinese authorities for our continued listing in the U.S. If we do not receive or maintain such approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting a subsequent offering, and these risks could result in a material adverse change in our operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors-Risks Relating to Doing Business in the PRC-Given the Chinese government’s significant oversight and discretion over the conduct of the operating entities’ business, the Chinese government may intervene or influence the operating entities’ operations at any time, which could result in a material change in their operations and/or the value of our ordinary shares.”

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or our operating entities’ ability to conduct business, our ability to accept foreign investments or issue our securities to foreign investors because neither we nor our operating entities engage in monopolistic behaviors that are subject to these statements or regulatory actions.

Transfer of Funds and Other Assets Between Our Company and Our Subsidiaries

As of the date of this prospectus, CN Energy has transferred its funds, through Energy Holdings and Zhejiang CN Energy, $68.4 million to its subsidiaries.

Our finance department is supervising cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submits it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Corporate Information

Our principal executive offices are located at Building 2-B, Room 206, No. 268 Shiniu Road, Liandu District, Lishui City, Zhejiang Province, the PRC, and our phone number is +86-571-87555823. Our registered office in the British Virgin Islands is located at 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands, and the phone number of our registered office is +1 (284) 393-6004. We maintain a corporate website at www.cneny.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is CN Energy USA Inc., located at 950 John Daly Boulevard, Suite 380, Daly City, CA 94015.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

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THE OFFERING

Class A Ordinary Shares Offered by the Selling Shareholders	1,977,302 Class A Ordinary Shares.

Use of proceeds

The Selling Shareholders will receive all of the proceeds from the sale of any Class A Ordinary Shares sold by it pursuant to this prospectus. We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders.

Listing	Our Class A Ordinary Shares are listed on Nasdaq under the symbol “CNEY.”

Risk factors

Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 15, and in our Annual Report on Form 20-F for the year ended September 30, 2024, which is incorporated by reference herein, to read about the risks you should consider before investing in our securities.

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RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus and the information incorporated by reference herein, including our Annual Report on Form 20-F for the fiscal year ended September 30, 2024. Our business, operating results, prospects or financial condition could be materially and adversely affected as a result of these risks. This could cause the trading price of our Class A Ordinary Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to Our Business

The operating entities’ financial results could be materially and adversely affected by an interruption of supply of raw materials.

The operating entities are dependent on a variety of raw materials (including forestry residues, little fuelwood, and wood wastes) that support their manufacturing activities. The operating entities’ ability to meet their customers’ needs depends heavily on an uninterrupted supply of these materials. Although the operating entities source strategic raw materials from multiple suppliers whenever possible and have instituted back-up procedures or contracted with a secondary supplier for any raw material that is sourced primarily from one location or supplier, production problems, lack of capacity, breach of contractual obligations by their third-party suppliers, changes in third-party suppliers’ financial or business condition, or planned and unplanned shutdowns of their production facilities that affect their ability to supply the operating entities with raw materials that meet the operating entities’ specifications, or at all, could disrupt the operating entities’ ability to supply products to their customers. In addition, interruptions in raw material supply caused by events outside their suppliers’ control, such as wildfires, labor disputes, or transportation disruptions, could also disrupt the operating entities’ ability to meet customer demand. These supply disruptions could cause the operating entities to miss deliveries and breach their contracts, which could damage their relationships with their customers and subject the operating entities to claims for damages under their contracts. If any of these events were to occur for more than a temporary period, the operating entities may not be able to make arrangements for transition supply and qualified replacement suppliers on terms acceptable to the operating entities or at all, which could have a material adverse effect on their business and financial results.

Increases in the prices of raw materials could materially and adversely affect the operating entities’ financial results.

If the prices the operating entities they have to pay for raw materials under their existing supply contracts or under replacement supply contracts increase, they could face significantly higher production costs. Although the operating entities’ long-term supply contracts typically provide for a specific price, increases in raw material prices could adversely affect their ability to renew these contracts on similar terms or at all. Similarly, increases in raw material prices could adversely affect their ability to enter into shorter-term supply agreements at favorable prices. The operating entities may not be able to pass the whole price increase through to their customers, which could have a material adverse effect on their financial results.

A majority of the operating entities’ activated carbon sales are currently derived from a small number of customers. If any of these customers experiences a material business disruption, the operating entities would likely incur substantial losses of revenue.

For the fiscal year ended September 30, 2024, two major customers accounted for approximately 38%, and 14% of the operating entities’ total sales, respectively. For the fiscal year ended September 30, 2023, three major customers accounted for 13%, 13%, and 10% of the Company’s total sales, respectively. For the fiscal year ended September 30, 2022, one major customer accounted for approximately 58% of the operating entities’ total sales. The operating entities’ major customers may change as they adjust marketing strategies, and any material business disruption affecting the operating entities’ major customers or any decrease in sales to their major customers may negatively impact their operations and cash flows if they fail to increase sales to other customers.

The operating entities have sourced their raw materials primarily from a limited number of suppliers. If they lose one or more of their suppliers, their operations may be disrupted, and their results of operations may be adversely and materially impacted.

For the fiscal year ended September 30, 2024, the operating entities sourced 37%,12% and 9% of their raw materials and activated carbon from their top three suppliers, respectively. For the fiscal year ended September 30, 2023, the operating entities sourced 14% and 12% of their raw materials and activated carbon from their top two suppliers, respectively. For the fiscal year ended September 30, 2022, the operating entities sourced 35% and 14% of their raw materials from their top two suppliers, respectively. If they lose one or more of these suppliers and are unable to swiftly engage new suppliers, the operating entities’ production operations may be disrupted or even suspended, and they may not be able to deliver products to their customers on time. The operating entities may also have to pay a higher price to source from a different supplier on short notice. While the operating entities are actively searching for and negotiating with new suppliers, there is no guarantee that they will be able to locate appropriate new suppliers in their desired timeline. As a result, the operating entities’ results of operations may be adversely and materially impacted.

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A disruption or delay in production at the operating entities’ existing production facilities could have a material adverse effect on their financial results.

If the operating entities’ production facilities were to cease production unexpectedly in whole or in part, their sales and financial results could be materially and adversely affected. Such a disruption could be caused by a number of different events, including:

•	maintenance outages;

•	prolonged power failures;

•	equipment failures or malfunctions;

•	fires, floods, tornadoes, earthquakes, or other catastrophes;

•	potential unrest or terrorist activities;

•	labor difficulties; or

•	other construction, design, or operational problems, including those related to the granting, or the timetable for granting, of permits.

If any of these or other events were to result in a material disruption of the operating entities’ current manufacturing operations, production of their products may be delayed and their ability to meet the production capacity targets and satisfy customer requirements may be materially adversely affected or the operating entities may be required to recognize impairment charges, any of which could have a material adverse effect on their financial results. In addition, a prolonged shutdown of any of the operating entities’ production facilities could cause them to miss deliveries and breach their contracts, which could damage their relationships with their customers and subject them to claims for damages under their contracts. Any of these events could have a material adverse effect on the operating entities’ business and financial results.

The operating entities rely on third-party manufacturers to produce some of their activated carbon products and problems with, or loss of, these manufacturers could harm the operating entities’ business and operating results.

The operating entities have outsourced some of their customer orders to third-party manufacturers to keep up with the demand for the operating entities’ activated carbon products. The operating entities face the risk that these third-party manufacturers may not produce and deliver activated carbon products on a timely basis, or at all. The operating entities may also experience difficulties with their third-party manufacturers since they do not have the same manufacturing processes or quality control as the operating entities do. These difficulties include reductions in the availability of production capacity, errors in complying with product specifications and regulatory and customer requirements, failures to meet production deadlines, failure to achieve the operating entities’ product quality standards, increases in costs of materials, and manufacturing or other business interruptions. The ability of the operating entities’ third-party manufacturers to effectively satisfy their production requirements could also be impacted by manufacturer financial difficulty or damage to their operations caused by fire, a terrorist attack, natural disasters, or other events. Although the operating entities carefully select third-party manufacturers, the failure of any manufacturer to perform to the operating entities’ expectations could result in supply shortages or delays for the operating entities’ activated carbon products and harm their business. If the operating entities experience significantly increased demand, or if they need to replace an existing manufacturer due to lack of performance, the operating entities may be unable to supplement or replace their manufacturing capacity on a timely basis, or identify manufacturers with the same or similar quality controls in place as the existing manufacturers do, or on terms that are acceptable to the operating entities, which may increase their costs, reduce their margins, and harm their ability to deliver activated carbon products on time.

The operating entities may incur delays and budget overruns with respect to any facilities they construct. Any such delays or cost overruns may have a material adverse effect on the operating entities’ operating results.

The operating entities currently have no construction projects. If the operating entities launch any construction projects in the future, such projects may entail significant risks that can give rise to delays or cost overruns, including the following:

•	insufficient capital to complete construction;

•	shortage of material or skilled labor;

•	unforeseen engineering, environmental, or geological problems;

•	work stoppages;

•	weather interference;

•	floods, typhoons, and other natural disasters;

•	delays or failures in obtaining the requisite construction licenses, permits, and certificates;

•	unanticipated cost increases; and

•	legal or political challenges.

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The anticipated costs and construction periods are based upon budgets, conceptual design documents, and construction estimates prepared by the operating entities in consultation with their architects and contractors. Construction, equipment, staffing requirements, and problems or difficulties in obtaining and maintaining any of the requisite licenses, permits, allocations, or authorizations from regulatory authorities can increase the costs or delay the construction or commencement of production or otherwise affect the planned design and features of the facility. We cannot be sure that the operating entities will not exceed the budgeted costs of the facility or that the facility will commence production within the contemplated time frame, if at all. Budget overruns and delays with respect to the construction could have a material adverse impact on the operating entities’ results of operations.

Uncertainties as to the future of existing and planned environmental and health and safety laws and regulations, as well as delays of or changes to these laws and regulations, could have a material adverse effect on demand for the operating entities’ products.

The operating entities’ strategic growth initiatives rely significantly upon the enactment of restrictive environmental and health and safety laws and regulations, particularly those that would require industrial facilities to reduce the quantity of air and water pollutants they release. If stricter regulations are delayed, are not enacted as proposed, are enacted but subsequently repealed or amended to be less strict, or are enacted with prolonged phase-in periods, demand for the operating entities’ products could be materially and adversely affected and they may not be able to meet sales growth and return on invested capital targets, which could materially and adversely affect the operating entities’ financial results.

For example, a significant market driver for the operating entities’ activated carbon products and biomass electricity is the Notice on Issuing the Work Plan for Greenhouse Gas Emission Control During the 14th Five-Year Plan Period (the “Work Plan”) of the State Council of the PRC (the “State Council”), which supports the development of clean energy, including biomass electricity, and restricts the emission of industrial pollutants. Although the Work Plan would potentially promote the use of activated carbon products, we are unable to predict with certainty when and how the Work Plan will affect demand for the operating entities’ products. Changes to, or delays in implementing, the Work Plan could reduce or delay an expected increase in future demand for the operating entities’ products, which could have a material adverse effect on the operating entities’ business and financial results.

On the other hand, increased costs to utilities and other potential customers in complying with environmental regulations could limit production and reduce or delay an expected increase in demand for the operating entities’ products, which could also have a material adverse effect on the operating entities’ business and financial results.

Disclosure of the operating entities’ trade secrets and other proprietary information, or a failure to adequately protect these or the operating entities’ other intellectual property rights, could result in increased competition and have a material adverse effect on the operating entities’ business and financial results.

The operating entities’ ability to compete effectively depends in part on their ability to obtain, maintain, and protect their trade secrets, proprietary information, and other intellectual property rights. The operating entities rely on a combination of trade secret, patent, trademark, and copyright laws, as well as contractual restrictions and physical security measures, to protect the operating entities’ proprietary information and other intellectual property rights.

Where we believe patent protection is not appropriate or obtainable, the operating entities rely on trade secret laws and practices to protect their proprietary technology and processes, including physical security, limited dissemination and access, and confidentiality agreements with their employees, customers, consultants, business partners, potential licensees and others, to protect their trade secrets and other proprietary information. However, trade secrets are difficult to protect, and courts outside the PRC may be less willing to protect their trade secrets. There can be no assurance that the operating entities’ protective measures will effectively prevent disclosure or unauthorized use of proprietary information or provide an adequate remedy in the event of misappropriation, infringement, or other violations of the operating entities’ proprietary information and other intellectual property rights.

Existing laws afford only limited protection for the operating entities’ intellectual property rights. Despite the operating entities’ efforts, they may not be able to protect some of their technology, or the protection that they receive may not be sufficient. The operating entities face additional risks that their protective measures, including their patents and trademarks, could prove to be inadequate, including:

•	the steps the operating entities take to prevent circumvention, misappropriation, or infringement of the operating entities’ proprietary rights may not be successful;

•	confidentiality agreements may be intentionally or unintentionally breached, be deemed unenforceable, or not provide adequate recourse against the disclosing party;

•	intellectual property laws may not sufficiently support the operating entities’ proprietary rights or may change in the future in a manner adverse to them;

•	patent or trademark rights may not be granted or construed as they expect, or may be challenged, narrowed, or invalidated;

•	intellectual property protection, including patents, may lapse or expire which may result in key technology becoming widely available which may hurt the operating entities’ competitive position;

•	effective protection of intellectual property rights may be unavailable or limited in some countries in which they operate or plan to do business;

•	third parties may independently develop or obtain comparable information and technology, and in some jurisdictions, obtain intellectual property protection for such technology; and

•	third parties may commercialize the operating entities’ products in countries in which they do not have adequate intellectual property protection.

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From time to time, the operating entities may seek to enforce their intellectual property and proprietary rights against third parties. Policing unauthorized use of intellectual property can be difficult and expensive. The operating entities may not be successful in their attempts to enforce their intellectual property rights against third parties. Any such litigation may result in substantial diversion of financial and management resources and, if decided unfavorably to us, could have a material adverse effect on the operating entities’ business and financial results.

Third parties may claim that the operating entities’ products or processes infringe their intellectual property rights, which may cause them to pay unexpected litigation costs or damages or prevent them from selling their products.

It is the operating entities’ intention to avoid infringing, misappropriating, or otherwise violating the intellectual property rights of others. We cannot, however, be certain that the conduct of the operating entities’ business or their products or processes do not infringe or otherwise violate these rights. From time to time, the operating entities may become subject to legal proceedings, including allegations and claims of alleged infringement or misappropriation by them of the patents and other intellectual property rights of third parties. As the operating entities’ business expands and faces increasing competition, the number of such claims may grow. In addition, attempts to enforce the operating entities’ own intellectual property claims may subject them to counterclaims that their intellectual property rights are invalid, unenforceable, or are licensed to the party against whom they are asserting the claim or that they are infringing that party’s alleged intellectual property rights.

Legal proceedings involving intellectual property rights, regardless of merit, are highly uncertain and can involve complex legal and scientific analyses, can be time consuming, expensive to litigate or settle, and can significantly divert resources. The operating entities’ failure to prevail in such matters could result in loss of intellectual property rights or judgments awarding substantial damages and injunctive or other equitable relief against us. If the operating entities were to be held liable or discover or be notified that their products or processes potentially infringe or otherwise violate the intellectual property rights of others, they may face a loss of reputation, may not be able to exploit some or all of the operating entities’ intellectual property rights or technology, and may need to obtain licenses from third parties or substantially re-engineer the operating entities’ products or processes in order to avoid infringement. The operating entities might not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to re-engineer the operating entities’ products or processes successfully or cost effectively and these efforts may cause them to delay or stop selling and marketing their products or processes.

Any of the foregoing may require considerable effort and expense, result in substantial increases in operating costs, delay or inhibit sales, and may preclude them from effectively competing in the marketplace, which in turn could have a material adverse effect on the operating entities’ business and financial results.

Compliance with environmental and other laws and regulations could result in significant costs and liabilities.

The operation and expansion of the operating entities’ manufacturing facilities are subject to strict environmental laws and regulations at the state, provincial, and local level in various jurisdictions, and, over the next several years, we expect that the operating entities and the industry in general will become subject to new or more stringent environmental requirements. These laws and regulations generally require the operating entities to obtain and comply with various environmental registrations, licenses, permits, inspections, and other approvals. In compliance with existing laws and regulations, Khingan Forasen obtained the License of Pollutant Discharges on February 27, 2020, which was valid for three years. With the expiration of this license in 2023, Khingan Forasen took proactive measures and temporarily ceased related productions to ensure compliance with current legal and regulatory standards. As of the date of this prospectus, Khingan Forasen's delay in renewing its license did not have a material adverse effect on our business operations. Moving forward, our operating entities may apply for new licenses, a process expected to span three to six months, to resume related production activities.

Under certain environmental, health, and safety laws, the operating entities could be held responsible for any and all liabilities and consequences arising out of past or future releases of hazardous materials, human exposure to these substances, and other environmental damage, in some cases, without regard to fault. The discovery of contamination at any of the operating entities’ current site or at locations at which they dispose of waste may expose them to clean-up expenditures and other damages imposed by government agencies. In addition, private parties may have the right to pursue legal action to enforce compliance as well as to seek damages for non-compliance with such laws and regulations or for personal injury or property damage. Currently, the operating entities do not carry insurance that covers environmental risks and costs. Although the operating entities intend to procure environmental insurance in the future, such insurance may not cover all environmental risks and costs or may not provide sufficient coverage in the event an environmental claim is made against us.

The operating entities’ operations emit carbon dioxide and other greenhouse gases. Currently, the operating entities are subject to the PRC environmental laws and regulations on air pollution prevention in general. Additionally, businesses within the activated carbon industry are mandated to adhere to specific industrial standards, including the Comprehensive Emission Standards for Air Pollutants (GB 16297-1996), Emission Standards for Air Pollutants from Industrial Furnace Kilns (GB 9078-1996) and Comprehensive Wastewater Emission Standards (GB 8978-1996). A number of other legislative and regulatory measures to address greenhouse gas emissions, including the Kyoto Protocol and the Draft Emission Standards of Activated Carbon Industrial Pollutants, are in various phases of implementation or discussion. The systems and measures could result in increased costs for them to install new controls to reduce hazardous air emissions from the operating entities’ facilities, to purchase air emissions credits or allowances, or to monitor and inventory greenhouse gas emissions from the operating entities’ operations.

Even though the operating entities devote considerable efforts to comply with environmental laws, regulations, and permits, there can be no assurance that the operating entities’ operations will at all times be in compliance with them. The enactment of new environmental laws and regulations, the more stringent interpretation or enforcement of existing requirements, or the imposition of liabilities under environmental laws could force them to incur costs for compliance, capital upgrades, or liabilities relating to damage claims or limit the operating entities’ current or planned operations, any of which could have a material adverse effect on the operating entities’ business and financial results.

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The operating entities’ operations are subject to various litigation risks that could increase the operating entities’ expenses and have a material adverse effect on their business and financial results.

The nature of the operating entities’ operations exposes them to possible litigation claims, including environmental damage and remediation, intellectual property, workers’ compensation and other employee-related matters, insurance coverage, and property rights and easements. Any claim could be adversely decided against us, which could have a material adverse effect on the operating entities’ business and financial results. Similarly, the costs associated with defending claims could dramatically increase the operating entities’ expenses as litigation is often very expensive, divert management’s attention, and impact their profitability. If the operating entities become involved in any litigation, they may be forced to direct their resources to defending or prosecuting the claim, which in turn could have a material adverse effect on the operating entities’ business and financial results.

The operating entities may not be able to keep up with competitive changes affecting the activated carbon industry.

The activated carbon industry is characterized by evolving industry and end-market standards, changing regulation, frequent enhancements to existing products and technologies, introduction of new products and changing customer demand, all of which can result in unpredictable product transitions, shortened lifecycles and increased importance of being first to market with new products. The success of the operating entities’ new products depends on their initial and continued acceptance by their customers. If the operating entities are not able to anticipate changes or develop and introduce new and enhanced products that are accepted by the operating entities’ customers on a timely basis and compete with new technologies, their ability to remain competitive may be adversely affected. In addition, the operating entities may experience difficulties in the research, development, production, or marketing of new products, which may delay them in bringing new products to market and prevent them from recouping or realizing a return on the operating entities’ investments. Any of the foregoing could have a material adverse effect on the operating entities’ business and financial results.

The activated carbon industry is highly competitive, and if the operating entities are unable to compete effectively with existing competitors, or with new entrants, the operating entities’ business and financial results could be materially and adversely affected.

The operating entities compete in the PRC market with producers and importers of activated carbon. The operating entities’ business faces significant competition from other PRC producers of activated carbon, some of which may from time to time have revenue and capital resources exceeding ours, which they may use to develop more advanced or more cost-effective technologies, increase market share, or leverage their distribution networks. In addition, new competitors and alliances may emerge to take market share away from us. The operating entities’ competitive position in the market in which they operate depends upon the relative strength of these competitors in the market and the relative resources they devote to competing in the market. The operating entities could experience reduced sales and loss of market share, which could lead to lower prices and decreased revenue, gross margins, and profits, any of which could have a material and adverse effect on the operating entities’ results of operations.

Development of competitive technologies could materially and adversely affect the operating entities’ business and financial results.

Activated carbon is utilized in various applications as a cost-effective solution to address the operating entities’ customers’ needs. If other competitive technologies or alternative processes or combinations of technologies or processes, such as alternate sorbents, resins, certain types of membranes, ozone, and ultraviolet, are advanced to the stage at which they could compete on a cost-effective basis with activated carbon technologies, they could experience a decline in demand for the operating entities’ products, which could have a material adverse effect on the operating entities’ business and financial results.

Competitive technologies and new regulations may also affect the operating entities’ customers, and therefore us. For example, a shift away from coal-burning technology due to environmental trends and regulations or new technologies could diminish future demand for the operating entities’ activated carbon products, which could have a material adverse effect on the operating entities’ business and financial results.

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If the operating entities fail to hire, train, and retain qualified managerial and other employees, the operating entities’ business and results of operations could be materially and adversely affected.

The operating entities place substantial reliance on the activated carbon and biomass electricity market experience and knowledge of their senior management team as well as their relationships with other industry participants. The operating entities do not carry, and do not intend to procure, key person insurance on any of their senior management team. The loss of the services of one or more members of their senior management team due to their departure, or otherwise, could hinder the operating entities’ ability to effectively manage their business and implement their growth strategies. Finding suitable replacements for the operating entities’ current senior management could be difficult, and competition for such personnel of similar experience is intense. If the operating entities fail to retain their senior management, the operating entities’ business and results of operations could be materially and adversely affected.

The market for engineers and other individuals with the required technical expertise to succeed in the operating entities’ business is highly competitive. There may be a limited supply of qualified individuals in some of the cities in China where the operating entities have operations and other cities into which they intend to expand. The operating entities must hire and train qualified managerial and other employees on a timely basis to keep pace with the operating entities’ rapid growth while maintaining consistent quality of services across the operating entities’ operations in various geographic locations. The operating entities must also provide continuous training to their managerial and other employees so that they are equipped with up-to-date knowledge of various aspects of the operating entities’ operations and can meet the operating entities’ demand for high-quality products. If they fail to do so, the quality of their products may decrease in one or more of the markets where they operate, which in turn, may cause a negative perception of the operating entities’ brand and adversely affect the operating entities’ business.

The lease agreements of the operating entities’ leased properties have not been registered with the relevant PRC government authorities as required by PRC laws, which may expose them to potential fines.

Under PRC laws, all lease agreements are required to be registered with the local land and real estate administration bureau. Although failure to do so does not in itself invalidate the leases, the lessees may not be able to defend these leases against bona fide third parties and may also be exposed to potential fines if they fail to rectify such non-compliance within the prescribed time frame after receiving notice from the relevant PRC government authorities.

The penalty ranges from RMB1,000 to RMB10,000 for each unregistered lease, at the discretion of the relevant authority. As of the date of this prospectus, the operating entities have not registered the lease agreements for their headquarters or the leased properties of Tahe Biopower Plant with the relevant PRC government authorities. In the event that any fine is imposed on the operating entities for their failure to register their lease agreements, the operating entities may not be able to recover such losses from the lessors. However, as the fines, if any, will be minor, the operating entities’ business and financial results will not be materially affected.

Unexpected termination of leases or other arrangements, failure to negotiate satisfactory terms for or duly perform leases or other arrangements, failure to renew the leases or other arrangements of the existing premises of the operating entities or to renew such leases or other arrangements at acceptable terms could materially and adversely affect our business, financial condition, results of operations and prospects.

The operating entities currently lease real estate for all of their facilities. The ability of the operating entities to increase the number of spaces and to operate these spaces profitably depends on the due execution and performance of the leases or other arrangements the operating entities enter into with lessors and whether the operating entities are able to negotiate these leases and other arrangements on satisfactory terms. Lessors may also not duly perform their obligations under the leases or other arrangements due to various reasons, such as lessors’ failure to deliver the possession of the premises as agreed.

In addition, the increases in rental rates, particularly those markets where initial terms under the leases are shorter, could adversely affect the operating entities’ business, financial condition, results of operations and prospects. Additionally, the ability of the operating entities to negotiate favorable terms to extend a lease agreement or in connection with an alternate space will depend on then-prevailing conditions in the real estate market, such as overall changes in lease expenses, competition from other would-be tenants for desirable leased spaces and the relationships of the operating entities with current and prospective building owners and landlords, or other factors that are not within their control. If the operating entities are not able to renew or replace an expiring lease agreement, they will incur significant costs related to vacating that space or redeveloping the space, which could result in loss of customers who may have chosen that space based on the design, location or other attributes of that particular space.

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The operating entities depend on third parties for certain construction, maintenance, engineering, transportation, warehousing, and logistics services.

The operating entities contract with third parties, typically for a period of six to 18 months, for certain services relating to the design, construction, and maintenance of various components of the operating entities’ production facilities and other systems. If these third parties fail to comply with their obligations, the operating entities may experience delay in the completion of new facilities or expansions of existing facilities or the facilities may not operate as intended, which may result in delays in the production of the operating entities’ products and materially and adversely affect the operating entities’ ability to meet their production capacity targets and satisfy customer requirements or they may be required to recognize impairment charges. In addition, production delays could cause the operating entities to miss deliveries and breach the operating entities’ contracts, which could damage their relationships with their customers and subject them to claims for damages under their contracts. Any of these events could have a material adverse effect on the operating entities’ business and financial results.

The operating entities also rely primarily on third parties for the transportation of the products they manufacture. The operating entities’ contracts with these third parties are usually for one to two years. If any of the third parties that the operating entities use to transport products are unable to deliver the goods they manufacture in a timely manner, they may be unable to sell these products at full value, or at all, which could cause them to miss deliveries and breach their contracts, which could damage their relationships with their customers and subject them to claims for damages under the contracts. Any of these events could have a material adverse effect on the operating entities’ business and financial results.

Future acquisitions may have an adverse effect on the operating entities’ ability to manage their business.

The operating entities may acquire businesses, technologies, services, or products which are complementary to their core activated carbon and biomass electricity businesses. Future acquisitions may expose them to potential risks, including risks associated with: the integration of new operations, services, and personnel; unforeseen or hidden liabilities; the diversion of resources from their existing business and technology; their potential inability to generate sufficient revenue to offset new costs; the expenses of acquisitions; or the potential loss of or harm to relationships with both employees and customers resulting from their integration of new businesses.

Any of the potential risks listed above could have a material and adverse effect on the operating entities’ ability to manage their business, revenue, and net income. The operating entities may need to raise additional debt funding or sell additional equity securities to make such acquisitions. The raising of additional debt funding by us, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on the operating entities’ assets, that would restrict their operations. The sale of additional equity securities could result in additional dilution to the operating entities’ shareholders.

Risks Relating to Doing Business in the PRC

A severe or prolonged slowdown in the Chinese economy could materially and adversely affect the operating entities’ business and financial condition.

The rapid growth of the Chinese economy has slowed down since 2021 and such slowdown may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China; the withdrawal of these expansionary monetary and fiscal policies could lead to a contraction. There are also concerns about the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the Chinese economy would likely materially and adversely affect the operating entities’ business, results of operations, and financial condition. In addition, continued turbulence in the international markets may adversely affect the operating entities’ ability to access capital markets to meet liquidity needs.

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Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon the operating entities’ ability to operate profitably in the PRC.

The operating entities currently conduct all of their operations and all of their revenue is generated in the PRC. Accordingly, economic, political, and legal developments in the PRC will significantly affect the operating entities’ business, financial condition, results of operations, and prospects. Policies, regulations, rules, and the enforcement of laws of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. The operating entities’ ability to operate profitably in the PRC may be adversely affected by changes in policies, regulations, rules, and the enforcement of laws by the PRC government, which changes may be quick with little advance notice.

Given the Chinese government’s significant oversight and discretion over the conduct of the operating entities’ business, the Chinese government may intervene or influence the operating entities’ operations at any time, which could result in a material change in their operations and/or the value of our ordinary shares.

The Chinese government has significant oversight and discretion over the conduct of the operating entities’ business and may intervene or influence their operations at any time as the government deems appropriate to further regulatory, political, and societal goals, which could result in a material change in their operations and/or the value of our ordinary shares.

The Chinese government has published new policies that significantly affected certain industries, such as the education and Internet industries, and the operating entities cannot rule out the possibility that it will in the future release regulations or policies regarding the operating entities’ industry that could adversely affect their business, financial condition, and results of operations. Furthermore, if China adopts more stringent standards with respect to certain areas, such as environmental protection or corporate social responsibilities, the operating entities may incur increased compliance costs or become subject to additional restrictions in their operations. Certain areas of the law in China, including intellectual property rights and confidentiality protections, may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on the operating entities’ business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to our Company and subsidiaries as a whole and our investors.

Any actions by the Chinese government, including any decision to intervene or influence the operating entities’ operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause them to make material changes to their operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The operating entities’ ability to operate in China may be impaired by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, foreign investment limitations, and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. As such, the operating entities may be subject to various government and regulatory interference in the provinces in which they operate. The operating entities could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The operating entities may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

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Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future. According to the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as Existing Issuers. Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Based on the foregoing, as our registration statement on Form F-1 in connection with our initial public offering was declared effective on February 4, 2021 and we completed our initial public offering and listing on February 9, 2021, we are currently not required to complete the filing procedures pursuant to the Trial Measures. However, in the event that we undertake new offerings or fundraising activities in the future, we may be required to complete the filing procedures. We cannot assure you that we will be able to timely obtain such permission, and even if such permission is obtained, there are certain risks that it will be denied or rescinded. Although we believe our Company and our PRC subsidiaries are currently not required to obtain permission from any Chinese authorities and has not received any notice of denial of permission to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry, particularly in the event permission to list on U.S. exchanges may be later required, or withheld or rescinded once given.

Accordingly, government actions in the future, including any decision to intervene or influence the operating entities’ operations at any time or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause the operating entities to make material changes to their operation, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless.

Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the operating entities’ business and our offerings.

On December 28, 2021, the CAC, together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provides that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further requires that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC.

As of the date of this prospectus, we have not received any notice from any authorities identifying any of the operating entities as a CIIO or requiring any of the operating entities to go through cybersecurity review or network data security review by the CAC. As the Cybersecurity Review Measures became effective and if the Security Administration Draft is enacted as proposed, we believe that the operating entities’ operations and our listing will not be affected and that the operating entities are not subject to cybersecurity review or network data security review by the CAC, given that: (i) as a company that mainly manufactures and sells wood-based activated carbon and produces biomass electricity, our operating entities are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) the operating entities’ customers are enterprises in Anhui Province, Fujian Province, Zhejiang Province, Shanghai, and Heilongjiang Province in China and the operating entities do not have individual customers; as a result, the operating entities possess personal data of fewer than one million individual clients in the operating entities’ business operations As of the date of this prospectus and do not anticipate that the operating entities will be collecting over one million users’ personal information in the near future, which the operating entities understand might otherwise subject the operating entities to the Cybersecurity Review Measures; and (iii) since the operating entities are in the activated carbon and biomass energy industries, data processed in their business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, the operating entities will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on them. We cannot guarantee, however, that the operating entities will not be subject to cybersecurity review and network data security review in the future. During such reviews, the operating entities may be required to suspend their operations or experience other disruptions to their operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of the operating entities’ managerial and financial resources, which could materially and adversely affect the operating entities’ business, financial conditions, and results of operations and our future offerings.

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The Opinions issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject the operating entities to additional compliance requirement in the future.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject the operating entities to additional compliance requirement in the future. As official guidance and interpretation of the Opinions remain unclear in several respects at this time, we cannot assure you that the operating entities will remain fully compliant with all new regulatory requirements of the Opinions or any future implementation rules on a timely basis, or at all.

The tariffs by the U.S. government and the trade war between the U.S. and China, and on a larger scale, internationally, may dampen global growth. If the U.S. government, in the future, subjects the products that the operating entities produce to tariffs, the operating entities’ business operations and revenue may be negatively impacted.

The U.S. government has, among other actions, imposed new or higher tariffs on specified products imported from China to penalize China for what it characterizes as unfair trade practices and China has responded by imposing new or higher tariffs on specified products imported from the United States. Based on our analysis of the list of products affected by the tariffs, we expect that the tariffs will not have a material direct impact on the operating entities’ business operations, as currently, the operating entities are based in the PRC, and deliver products to customers exclusively located within the PRC market. In December 2019, China announced that it suspended tariffs on certain products, and the U.S. and China signed a “Phase 1” agreement in January 2020 that cut some U.S. tariffs on Chinese goods in exchange for Chinese pledges to purchase more of American farm, energy, and manufactured goods and address some U.S. complaints about intellectual property practices. Due to various political developments, including a new administration in the U.S. government, however, it remains unclear whether any “Phase 2” agreement will be negotiated and how much economic relief from the trade war it will offer. The imposed tariffs may cause the depreciation of the RMB currency and a contraction of certain PRC industries that will likely be affected by the tariffs. As such, there is the potential for a decrease in the spending powers of activated carbon and biomass energy customers, which in turn, may lead to a contraction of the PRC activated carbon and biomass energy market. As such, the operating entities may have access to fewer business opportunities and the operating entities’ operation may be negatively impacted. In addition, future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on the operating entities’ business and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Increases in labor costs in the PRC may adversely affect the operating entities’ business and profitability.

China’s economy has experienced increases in labor costs in recent years. China’s overall economy and the average wage in China are expected to continue to grow. The average wage level for the operating entities’ employees has also increased in recent years. We expect that the operating entities’ labor costs, including wages and employee benefits, will continue to increase. Unless the operating entities are able to pass on these increased labor costs to their customers by increasing prices for their products, the operating entities’ profitability and results of operations may be materially and adversely affected.

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In addition, pursuant to the PRC Labor Contract Law, or the “Labor Contract Law,” that became effective in January 2008 and its implementing rules that became effective in September 2008 and its amendments that became effective in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation, and unilaterally terminating labor contracts. In the event that the operating entities decide to terminate some of their employees or otherwise change their employment or labor practices, the Labor Contract Law and its implementation rules may limit the operating entities’ ability to effect those changes in a desirable or cost-effective manner, which could adversely affect the operating entities’ business and results of operations. Besides, pursuant to the Labor Contract Law and its amendments, dispatched employees are intended to be a supplementary form of employment and the fundamental form should be direct employment by enterprises and organizations that require employees.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that the operating entities’ employment practice does not and will not violate labor-related laws and regulations in China, which may subject them to labor disputes or government investigations. If the operating entities are deemed to have violated relevant labor laws and regulations, the operating entities could be required to provide additional compensation to their employees and the operating entities’ business, financial condition and results of operations could be materially and adversely affected.

The operating entities are not in compliance with the PRC’s regulations relating to employee benefit plans, and as a result, they may be subject to penalties if they are not able to remediate the non-compliance.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds, and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of their employees up to a maximum amount specified by the local government from time to time at locations where they operate their businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Our PRC subsidiaries have not paid adequate social insurance and housing provident fund payments for all their employees. The relevant PRC authorities may order the operating entities to make up the contributions to these plans. In addition, failure to make adequate social insurance payments may subject them to 0.05% late fees per day starting from the date of underpayment, and fines equal to one to three times the underpaid amount if the operating entities cannot make up the payments within the prescribed time. For failure to open the housing provident fund accounts for all the operating entities’ employees within the prescribed time, they may be ordered to open the accounts within the prescribed time, and if they cannot do so, they may be fined RMB10,000 to RMB50,000. For failure to make the adequate housing provident fund contributions, the operating entities may be ordered by the competent authorities to make such contributions within the prescribed time and any delay in doing so may subject them to a court order to make up the contributions. If the operating entities are subject to late fees or fines in relation to underpaid employee benefits, their financial condition and results of operations may be adversely affected. However, the risk of regulatory penalty that the relevant authorities may impose on the operating entities for their failure to make adequate contributions to the employee benefit plans for all their employees as required is remote, because they have not received any order from the relevant local authorities requiring the operating entities to make up the payments for employee benefit plans, and the relevant local authorities confirmed in writing that no records of violation were found on the operating entities for social insurance plan.

Because we are a British Virgin Islands corporation and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are incorporated in the British Virgin Islands and conduct our operations primarily in China. All of our assets are located outside of the United States. In addition, four out of our seven directors and officers, namely Xinyang Wang, Jinwu Huang, Wenhua Liu, and Wenbiao Zhang, reside in the PRC; the other directors, namely, Phillip Connelly, Ming Yi and Jian Chen, reside in the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and of China may not permit you to enforce a judgment against our assets or the assets of our directors and officers.

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It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the State Council and the competent departments of the State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited from trading on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On December 18, 2020, the HFCA Act was signed into law.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

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On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions, which determinations were vacated on December 15, 2022.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Our auditor is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards and was not identified in the Determination Report as a firm subject to the PCAOB’s Determination. Our auditor is headquartered in Singapore, and subject to inspect by the PCAOB. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as they relate to the audit of our financial statements. To the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our Company is inaccessible for inspection by the PCAOB or if the PCAOB is unable to inspect or investigate our auditor completely because of a position taken by an authority in a foreign jurisdiction, trading in our shares could be prohibited under the HFCA Act, and, as a result, our shares could be delisted from Nasdaq. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. If the PCAOB is unable to inspect our accounting firm in the future, the HFCA Act will prohibit trading in our securities, and, as a result, Nasdaq may determine to delist our securities. Delisting may cause a significant decrease in or a total loss of the value of our securities. Although a shareholder’s ownership of our Company may not decrease directly from delisting, the ownership may become worth much less, or, in some cases, lose its entire value.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or otherwise expose us or our PRC resident shareholders to liabilities or penalties.

In July 2014, the State Administration of Foreign Exchange (“SAFE”) promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles, or the “SAFE Circular 37,” which replaced the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles. According to the SAFE Circular 37, PRC residents or entities are required to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle, known as “SPV,” undergoes material events relating to any changes of basic information (such as change of such PRC residents or entities, name and operation term), increase or decrease of investment amount, transfer or exchanges of shares, and mergers or divisions.

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As of the date of this prospectus, four of our beneficial owners who are PRC residents have completed the registrations required by the SAFE Circular 37. We have urged all PRC residents or entities who directly or indirectly hold shares in our Company and who are currently known to us as being PRC residents to make the necessary applications, filings, and amendments as required under the SAFE Circular 37 and other related rules. We attempt to comply, and attempt to ensure that our shareholders and beneficial owners who are subject to these rules comply with the relevant requirements. We cannot, however, provide any assurances that all of our shareholders or beneficial owners who are PRC residents will comply with our request to comply with the SAFE Circular 37 requirements, nor can we assure that we will be inform of the identities of all the current and future PRC residents or entities holding direct or indirect interest in our Company. Failure by any of such shareholders or beneficial owners to comply with relevant requirements under these regulations could subject us to fines or sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to pay dividends or make distributions to us and limit our ability to increase our investment in our PRC subsidiaries, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owner of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary fillings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirement we may have, and any limitation on the ability of our subsidiaries to make payments to us and any tax we are required to pay could have a materially adverse effect on our ability to conduct our business.

We are a British Virgin Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

Under PRC laws and regulations, our PRC subsidiaries, Zhejiang CN Energy and Manzhouli CN Energy, as wholly foreign-owned enterprises in the PRC, may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

In response to the persistent capital outflow and the RMB’s depreciation against U.S. dollar in the fourth quarter of 2016, the People’s Bank of China (“PBOC”) and SAFE have implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, PBOC issued the Circular on Further Clarification of Relevant Matters Relating to Offshore RMB Loans Provided by Domestic Enterprises, or “PBOC Circular 306,” on November 26, 2016, which provides that offshore RMB loans provided by a domestic enterprise to offshore enterprises with which it has an equity relationship shall not exceed 30% of the domestic enterprise’s most recent audited owner’s equity. PBOC Circular 306 may constrain our PRC subsidiaries’ ability to provide offshore loans to us. In addition, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, or the SAFE Circular 3, issued on January 26, 2017, provides that the banks shall, when dealing with dividend remittance transactions from domestic enterprise to its offshore shareholders of more than US$50,000, review the relevant board resolutions, original tax filing form and audited financial statements of such domestic enterprise based on the principle of genuine transaction. The PRC government may continue to strengthen its capital controls, and our PRC subsidiaries’ dividends and other distributions may be subjected to tighter scrutiny in the future. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

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In addition, the EIT Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are tax resident. See “-Under the EIT Law, we may be classified as a ‘resident enterprise’ of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using proceeds from our future financing activities to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or “FIEs,” in China, capital contributions to our PRC subsidiaries Zhejiang CN Energy and Manzhouli CN Energy, which are FIEs, are subject to the approval of or filing with the Ministry of Commerce of the PRC (“MOFCOM”) or its local counterparts and registration with a local bank authorized by SAFE. There is, in effect, no statutory limit on the amount of capital contribution that we can make to our PRC subsidiaries. The reason is that there is no statutory limit on the amount of registered capital for our PRC subsidiaries, and we are allowed to make capital contributions to our PRC subsidiaries by subscribing for their initial registered capital and increased registered capital, provided that the PRC subsidiaries complete the relevant filing and registration procedures.

On the other hand, any foreign loan provided by us to our PRC subsidiaries is required to be registered with SAFE or its local branches or filed with SAFE in its information system, and our PRC subsidiaries may not procure foreign loans which exceed the difference between its total investment amount and registered capital (the “Current Foreign Debt Mechanism”) or, as an alternative, only procure loans subject to the calculation approach and limitations as provided in the PBOC’s Circular on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or “PBOC Notice No. 9” (the “PBOC Notice No. 9 Mechanism”), which shall not exceed 200% of the net asset of the relevant PRC subsidiary. According to PBOC Notice No. 9, after a transition period of one year since its promulgation, PBOC and SAFE will determine the cross-border financing administration mechanism for the FIEs after evaluating the overall implementation of PBOC Notice No. 9. As of the date hereof, neither PBOC nor SAFE has promulgated and made public any further rules, regulations, notices, or circulars in this regard. It is uncertain which mechanism will be adopted by PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC subsidiaries. Currently, our PRC subsidiaries have the flexibility to choose between the Current Foreign Debt Mechanism and the PBOC Notice No. 9 Mechanism. However, if a more stringent foreign debt mechanism becomes mandatory, our ability to provide loans to our PRC subsidiaries may be significantly limited, which may adversely affect our business, financial condition, and results of operations.

If we seek to make capital contribution into our PRC subsidiaries or provide any loan to our PRC subsidiaries in the future, we may not be able to obtain the required government approvals or complete the required registrations on a timely basis, if at all. If we fail to receive such approvals or complete such registrations, our ability to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Because the operating entities’ business is conducted in RMB and the price of our ordinary shares is quoted in U.S. dollars, changes in currency conversion rates may affect us.

The operating entities’ business is conducted in the PRC, our books and records are maintained in RMB, which is the currency of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars. Changes in the exchange rate between RMB and U.S. dollar affect the value of our assets and the results of our operations, when presented in U.S. dollars. The value of RMB against the U.S. dollars and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of RMB may materially and adversely affect our cash flows, revenue, and financial condition.

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Under the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The PRC Enterprise Income Tax Law (the “EIT Law”) and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or the “SAT,” issued a circular known as “SAT Circular 82” (partially abolished on December 29, 2017), which provides certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore are located in China. There are, however, no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although our board of directors and management are located in the PRC, it is unclear if the PRC tax authorities would determine that we should be classified as a PRC “resident enterprise.”

If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiaries and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise,” any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our ordinary shares may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our ordinary shares would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our ordinary shares.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our Hong Kong subsidiaries may not qualify to enjoy certain treaty benefits.

Under the EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC and the Notice of the SAT on Issues Regarding the Implementation of Dividend Provisions in Tax Treaties, or the “SAT Circular 81,” issued by the SAT, such rate may be reduced to 5% if the PRC enterprise is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to the distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the China-Hong Kong special arrangement and other applicable PRC laws. Furthermore, under the SAT’s Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties effective in August 2015, non-resident taxpayers shall determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report and materials with the tax authorities. See “Taxation-People’s Republic of China Taxation.” We have determined that we are qualified to enjoy the preferential tax treatment. We cannot assure you, however, that our determination will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the China-Hong Kong special arrangement with respect to dividends to be paid by our PRC subsidiaries to Energy Holdings and MZ HK, our Hong Kong subsidiaries.

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We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

In February 2015, the SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or “SAT Bulletin 7,” which was partially abolished in 2017. Pursuant to this bulletin, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immovable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. SAT Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There is uncertainty as to the application of SAT Bulletin 7. We face uncertainties as to the reporting and other implications of certain future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. We may be subject to filing obligations or taxed if we are transferor in such transactions, and may be subject to withholding obligations if we are transferee in such transactions under SAT Bulletin 7. For transfer of shares in our Company by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our Company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism, and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our business, and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from developing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our stock.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

Our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings, and other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings, or any of our other public pronouncements.

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The M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules,” and recently adopted PRC regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Mergers or acquisitions that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to MOFCOM when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the “Prior Notification Rules,” issued by the State Council in August 2008 is triggered. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes may delay or inhibit our ability to complete such transactions. It is clear that our business would not be deemed to be in an industry that raises “national defense and security” or “national security” concerns. MOFCOM or other government agencies, however, may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

Risks Related to this Offering and Our Ordinary Shares

The sale of a substantial amount of our Class A Ordinary Shares, including resale of the Class A Ordinary Shares by the Selling Shareholders in the public market, could adversely affect the market price of our Class A Ordinary Shares.

We are registering for resale of up to 1,977,302 Class A Ordinary Shares by the Selling Shareholders. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A Ordinary Shares. We cannot predict if and when the Selling Shareholders may sell such shares in the public market.

Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our Class A ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares as a source for any future dividend income.

Pursuant to the BVI Act, and our third amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate, if they are satisfied on reasonable grounds that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares will likely depend entirely upon any future price appreciation of our Class A ordinary shares. There is no guarantee that our Class A ordinary shares will appreciate in value or even maintain the price at which you purchased the Class A ordinary shares. You may not realize a return on your investment in our Class A ordinary shares and you may even lose your entire investment in our Class A ordinary shares.

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Securities analysts may not cover our Class A ordinary shares and this may have a negative impact on the market price of our Class A ordinary shares.

The trading market for our Class A ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Class A ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Class A ordinary shares, changes their opinion of our shares, or publishes inaccurate or unfavorable research about our business, the price of our Class A ordinary shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A ordinary shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our Class A ordinary shares to decline.

The trading price of our Class A ordinary shares is likely to be volatile, which could result in substantial losses to our investors.

The trading price of our Class A ordinary shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our Class A ordinary shares, regardless of our actual operating performance.

In addition, the market price of our Class A ordinary shares may be volatile, both because of actual and perceived changes in our financial results and reports, and because of general volatility in the stock market. The factors that could cause fluctuations in our share price may include, among other factors discussed in this section, the following:

•	actual or anticipated variations in the financial results and prospects of our Company or other companies in the activated carbon business;

•	changes in financial estimates by research analysts;

•	mergers or other business combinations involving us;

•	additions and departures of key personnel and senior management;

•	changes in accounting principles;

•	the passage of legislation or other developments affecting us or our industry;

•	the trading volume of our Class A ordinary shares in the public market;

•	the release of lockup, escrow, or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

•	changes in economic conditions, including fluctuations in global and Chinese economies;

•	financial market conditions;

•	natural disasters, pandemics, terrorist acts, acts of war, or periods of civil unrest; and

•	the realization of some or all of the risks described in this section.

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In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations may materially and adversely affect the market price of our Class A ordinary shares.

Techniques employed by short sellers may drive down the market price of our Class A ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our Class A ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law, or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our could be greatly reduced or rendered worthless.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. Despite recent reforms made possible by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act,” compliance with these rules and regulations will nonetheless increase our legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results as well as proxy statements.

As a result of disclosure of information in the Form 20‑F and in filings required of a public company, our business and financial condition are more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

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Being a public company and these new rules and regulations make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting, and other expenses that we would not incur as a foreign private issuer.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we are not required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently are qualified as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and have taken advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

As a business company incorporated in the British Virgin Islands company with limited liability that is listed on the Nasdaq, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We have relied on and plan to rely on home country practice with respect to our corporate governance. Specifically, we have elected to be exempt from the requirements under (a) Nasdaq Listing Rule 5635 to obtain shareholder approval for (i) the issuance 20% or more of our outstanding ordinary shares or voting power in a private offering, (ii) the issuance of securities pursuant to a stock option or purchase plan to be established or materially amended or other equity compensation arrangement made or materially amended, (iii) the issuance of securities when the issuance or potential issuance will result in a change of control of our Company, and (iv) certain acquisitions in connection with the acquisition of the stock or assets of another company and (b) Nasdaq Listing Rule 5640, which requires that the voting rights of a listed company cannot be disparately reduced or restricted through any corporate action or issuance. As a result, our shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

If we cannot satisfy, or continue to satisfy, the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our securities are listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements.

On January 13, 2023, we received a bid deficiency notice letter from Nasdaq indicating non-compliance with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) for continued listing on Nasdaq. On July 13, 2023, Nasdaq granted us an additional 180-day period, ending on January 8, 2024, to regain compliance with the Bid Price Rule. To regain compliance, our Class A ordinary shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive business days. On December 29, 2023, we received a letter from Nasdaq (the “Letter”), which stated that because our securities had a closing bid price of $0.10 or less for 10 consecutive trading days as of the letter date, unless we timely requested a hearing before a Hearings Panel to appeal Nasdaq’s delisting determination, trading of our securities would be suspended at the opening of business on January 9, 2024. We appealed the determination pursuant to the procedures set forth in the Nasdaq Listing Rules, and a hearing before the Hearings Panel was subsequently scheduled on March 26, 2024. In addition, we effected a consolidation of our issued Class A ordinary shares, no par value, and Class B ordinary shares, no par value, which was approved by our board of directors on December 20, 2023, beginning with the opening of trading on January 19, 2024. On February 2, 2024, we received a notification from the Nasdaq Office of General Counsel stating that the Company had regained compliance with the bid price requirement as set forth in Listing Rule 5550(a)(2). As a result, the scheduled hearing before the Hearings Panel was canceled and the matter was closed.

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On May 28, 2024, we received a deficiency notice from Nasdaq notifying us that, for the last 30 consecutive business days, the closing bid price for our Class A ordinary shares had been below the minimum of $1.00 per share and did not meet the Bid Price Rule. We have been provided 180 calendar days, or until November 25, 2024, to regain compliance with the Bid Price Rule.

On September 6, 2024, we received another deficiency letter from Nasdaq stating that for the preceding 30 consecutive business days, our Class A Ordinary Shares did not meet the minimum $1,000,000 Market Value of Publicly Held Shares (“MVPHS”) requirement for continued listing on Nasdaq pursuant to Nasdaq Listing Rules 5550(a)(5) (the “MVPHS Requirement”). We have been provided an initial period of 180 calendar days, or until March 5, 2025 to regain compliance. On October 9, 2024, we received written notice from Nasdaq notifying us that, for more than the last ten consecutive business days, from September 25, 2024, through October 8, 2024, the MVPHS of our Class A Ordinary Share has been $1,000,000 or greater, thus we have regained compliance with the MVPHS Requirement.

As of the date of this prospectus supplement, our Class A ordinary shares continue to be listed and traded on an adjusted basis on Nasdaq. If our securities are subsequently delisted from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•

a determination that our Class A ordinary shares is a “penny stock,” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A ordinary shares;

•	limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We do not know whether a market for the Class A ordinary shares will be sustained or what the trading price of the Class A ordinary shares will be and as a result it may be difficult for you to sell your Class A ordinary shares.

Although our Class A ordinary shares trade on Nasdaq, an active trading market for the Class A ordinary shares may not be sustained. It may be difficult for you to sell your Class A ordinary shares without depressing the market price for the Class A ordinary shares. As a result of these and other factors, you may not be able to sell your Class A ordinary shares. Further, an inactive market may also impair our ability to raise capital by selling Class A ordinary shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our Class A ordinary shares as consideration.

The dual class structure of our ordinary shares has the effect of concentrating voting control with Ms. Yefang Zhang, and her interests may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of Class A ordinary shares and Class B ordinary shares. Under this structure, holders of Class A ordinary shares are entitled to one vote per one Class A ordinary share, and holders of Class B ordinary shares are entitled to 50 votes per one Class B ordinary share, which may cause the holders of Class B ordinary shares to have an unbalanced, higher concentration of voting power. As of the date of this prospectus, Weastfiance Group, Inc. holds 631,391, Class B Ordinary Shares and Ms. Yefang Zhang indirectly holds 4,028 Class B Ordinary Shares. Pursuant to a Voting Agreement dated September 16, 2025, by and between Weastfinace Group, Inc. and Yefang Zhang, Weastfinace Group granted Ms. Zhang an irrevocable proxy to vote all of its Class B Ordinary Shares Consequently, Ms. Yefang Zhang indirectly controls 635,419, or 100% of our issued and outstanding Class B ordinary shares, representing approximately 86.4% of the voting rights in our Company. As a result, Ms. Zhang as the principal shareholder has substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. She may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of recent change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B ordinary shares may also be dilutive to the holders of Class A ordinary shares. As a result, the market price of our Class A ordinary shares could be adversely affected.

The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A ordinary shares.

Several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our ordinary shares may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A ordinary shares.

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EXCHANGE RATE INFORMATION

Our business is conducted in China and all of our revenue is denominated in RMB. Capital accounts of our financial statements are translated into U.S. dollars from RMB at their historical exchange rates when the capital transactions occurred. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table sets forth information concerning exchange rates between RMB and the U.S. dollar for the periods indicated. Assets and liabilities are translated at the exchange rates as of the balance sheet date.

	September 30,
US$ Exchange Rate	2024	2023	2022
At the end of the year - RMB	RMB7.0176 to $1	RMB7.2960 to $1	RMB7.1135 to $1
Average rate for the year - RMB	RMB7.2043 to $1	RMB7.0533 to $1	RMB6.5728 to $1

DIVIDEND POLICY

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to CN Energy and CN Energy has not made any dividends or distributions to U.S. investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the PFIC rules, the gross amount of distributions we make to investors with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Subject to the BVI Act and our third amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate if they are satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividends.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Energy Holdings.

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Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Energy Holdings only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Energy Holdings may be considered a non-resident enterprise for tax purposes, so that any dividends our PRC subsidiaries pay to Energy Holdings may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Taxation—People’s Republic of China Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from CN Energy Development’s subsidiaries to CN Energy Development and from CN Energy Development to Zhejiang CN Energy and indirectly to Manzhouli CN Energy, and the distribution of such payments to Energy Holdings and then to our Company. According to the EIT Law, such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%. In addition, if CN Energy Development or its subsidiaries or branches incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our PRC subsidiaries to its immediate holding company, Energy Holdings. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Energy Holdings intends to apply for the tax resident certificate if and when Zhejiang CN Energy and Manzhouli CN Energy plan to declare and pay dividends to Energy Holdings. See “Risk Factors—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our Hong Kong subsidiary may not qualify to enjoy certain treaty benefits.”

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

	March 31, 2025
		As
	Actual	adjusted
	$	$
Shareholders' Equity:
Class A ordinary share, no par value, unlimited number of shares authorized; 781,321 shares issued and outstanding as of March 31, 2025; 2,758,623 shares as adjusted	$107,769,910	$112,237,710
Class B ordinary share, no par value, unlimited number of shares authorized; 4,028 shares issued and outstanding as of March 31, 2025 and 635,419 shares issued and outstanding as adjusted	4,231,055	5,683,255
Additional paid-in capital	8,865,199	8,865,199
Statutory reserves	14,990	14,990
Accumulated deficits	(12,109,557)	(12,109,557)
Accumulated other comprehensive loss	(8,723,545)	(8,723,545)
Total shareholders' equity	$100,048,052	$105,968,052

Total Capitalization	$100,048,052	$105,968,052

●	on an actual basis, as derived from our unaudited consolidated financial statements as of March 31, 2025, which are incorporated by reference into this prospectus supplement;

●

on an as adjusted basis to give further effect to the offering and sale of 1,977,302 Class A Ordinary Shares and 631,391 Class B Ordinary Shares at a price per share of $2.30 each for gross proceeds of $6,000,000, and for net proceeds of US$5,920,000 after deducting the estimated offering expenses payable by us.

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from the sale of the Shares under this prospectus. We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders pursuant to this prospectus.

The Selling Shareholders will pay any agent’s commissions and expenses it incurs for brokerage, accounting, tax or legal services or any other expenses that it incurs in disposing of such Class A Ordinary Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of such Class A Ordinary Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, and expenses of compliance with state securities or “blue sky” laws.

See “Plan of Distribution” elsewhere in this prospectus for more information.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the “Risk Factors” section.

Overview

We are incorporated in the British Virgin Islands and conduct our operations primarily in China. As a holding company with no material operations of our own, our operations are conducted in China through the operating entities. Our ordinary shares are shares of CN Energy, the offshore holding company in the British Virgin Islands, instead of shares of our operating companies in China. Therefore, our shareholders will not directly hold any equity interests in our operating companies.

Wholly owned subsidiaries of CN Energy Development were established as companies with limited liabilities pursuant to PRC laws, and are engaged in the manufacturing and marketing of activated carbon products used for water treatment and purification.

Wholly owned subsidiaries of MZ HK include MZ Pintai, Yunnan Yuemu and Yunnan Honghao, all of which were incorporated as companies with limited liabilities in pursuant to PRC laws. MZ HK is a holding company with no business operation; MZ Pintai is engaged in sales of minerals, stone, metal materials, construction materials, wood, chemical materials and products, rubber products, and paper products; Yunnan Yuemu is engaged in management and conversion of forest and natural ecosystem; and Yunnan Honghao is engaged in forest acquisition, rights transfer, and nurturing, and timber harvesting and processing.

In connection with our initial public offering in 2021, we undertook a reorganization of our legal structure. The Reorganization involved (1) the incorporation of CN Energy, a British Virgin Islands holding company; (2) the incorporation of Energy Holdings, a Hong Kong holding company; (3) the incorporation of Zhejiang CN Energy and Manzhouli CN Energy, two new WFOEs formed by Energy Holdings under the laws of the PRC; (4) the incorporation of Manzhouli CN Technology, a PRC company, of which 90% of the equity interests are owned by Manzhouli CN Energy, and the remaining 10% by Zhejiang CN Energy; (5) the incorporation of CN Energy Development, a PRC company, of which 70% of the equity interests are owned by Manzhouli CN Technology and the remaining 30% by Zhejiang CN Energy; (6) the acquisition of 100% of the equity interests of Khingan Forasen by CN Energy Development; and (7) the issuance of a total of 10,000,000 ordinary shares of CN Energy (reflecting an approximate or rounded 71.62-for-1 forward split of our Ordinary Shares on April 20, 2020) to the original shareholders of Khingan Forasen. In relation to the Reorganization, on August 12, 2019 and August 28, 2019, CN Energy, the original shareholders of Khingan Forasen, CN Energy Development, and offshore holding companies controlled by the original shareholders of Khingan Forasen signed a series of Reorganization Agreements, pursuant to which CN Energy Development acquired 100% of the equity interests of Khingan Forasen and CN Energy issued an aggregate of 10,000,000 Ordinary Shares to the original shareholders of Khingan Forasen as consideration for the acquisition.

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In accordance with Accounting Standards Codification (“ASC”) 805-50-25, the Reorganization has been accounted for as a recapitalization among entities under common control since the same shareholders controlled all these entities prior to the Reorganization. The consolidation of CN Energy and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the period presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period. By eliminating the effects of intra-entity transactions in determining the results of operations for the period before the Reorganization, those results will be on substantially the same basis as the results of operations for the period after the date of combination. The effects of intra-entity transactions on current assets, current liabilities, revenue, and cost of sales for periods presented and on retained earnings (accumulated deficit) at the beginning of the periods presented are eliminated to the extent possible. Furthermore, ASC 805-50-45-5 indicates that the financial statements and financial information presented for prior years also shall be retrospectively adjusted to furnish comparative information.

In May and June 2021, we conducted a reorganization in order to simplify our corporate structure and make use of supportive government policies. The reorganization consisted of (i) the transfer of 60% of the equity interests in CN Energy Development from Manzhouli CN Technology to Zhejiang CN Energy, (ii) the transfer of 100% of the equity interests in Zhongxing Energy from Khingan Forasen to CN Energy Development, (iii) the transfer of 100% of the equity interests in Hangzhou Forasen from Khingan Forasen to CN Energy Development, and (iv) the formation of Zhejiang New Material, a PRC company wholly owned by CN Energy Development.

CN Energy, the ultimate holding company, currently owns 100% of the equity interests of CN Energy Development, which in turn owns 100% of the equity interests of Khingan Forasen, Hangzhou Forasen, Zhongxing Energy, and Zhejiang New Material.

Our primary raw materials are forestry residues, little fuelwood, and wood wastes, which we source from our suppliers. Our current facility is located in Tahe County, Heilongjiang Province, in close proximity to the Greater Khingan Range, where our suppliers are primarily located. We also source raw materials from Inner Mongolia.

Our main product is activated carbon produced to conform to our customers’ specifications. Our activated carbon customers are primarily activated carbon wholesalers and companies engaging in the activated carbon deep processing business. Our customers are all based in the PRC and currently mainly located in Jiangsu Province, Fujian Province, Zhejiang Province, and Shanghai. The primary end users of our activated carbon are food and beverage producers, industrial manufacturers, pharmaceutical manufacturers, and companies engaging in environmental protection. In addition, we have provided activated carbon related technical services to Lianmu Technology from time to time since January 1, 2017. The technical services we provided included activated carbon mixing ratio adjustments, activated carbon component indicator analyses, absorptive capacity tests, and other technical support. We expect to continue to provide similar technical services to Lianmu Technology and our other customers if requested.

The biomass electricity generated during the process of producing activated carbon is supplied to State Grid Heilongjiang, a subsidiary of State Grid Corporation of China in Heilongjiang Province.

Our revenue is primarily generated through sales of activated carbon. For the six months ended March 31, 2021 and 2020, we sold 6,206 and 2,967 tons of activated carbon and 1,115,760 and 1,039,480 kWh of biomass electricity, respectively. For the same periods, we had total revenue of $7,723,067 and $3,943,459, and net income of $730,568 and $522,827, respectively. The revenue derived from Activated Carbon Production accounted for 98.43% and 97.13% of our total revenue for the six months ended March 31, 2021 and 2020, respectively. The revenue derived from Biomass Electricity Production accounted for 0.73% and 1.24% of our total revenue for the six months ended March 31, 2021 and 2020, respectively. The revenue derived from technical services provided to Lianmu Technology accounted for 0.84% and 1.63% of our total revenue for the six months ended March 31, 2021 and 2020, respectively.

For the fiscal years ended September 30, 2020 and 2019, we sold 9,525 and 8,584 tons of activated carbon and 2,641,964 and 3,044,574 kWh of biomass electricity, respectively. For the same years, we had total revenue of $12,476,314 and $10,893,164, and net income of $2,344,770 and $1,667,812, respectively. The revenue derived from Activated Carbon Production accounted for 96.99% and 96.31% of our total revenue for the fiscal years ended September 30, 2020 and 2019, respectively. The revenue derived from Biomass Electricity Production accounted for 2.05% and 1.80% of our total revenue for the fiscal years ended September 30, 2020 and 2019, respectively. The revenue derived from technical services accounted for 0.96% and 1.89% of our total revenue for the fiscal years ended September 30, 2020 and 2019, respectively.

43

Factors Affecting Our Results of Operations

Although the COVID-19 pandemic has been under relative control in China since May 2020, it may continue to materially adversely affect our business operations and condition and operating results for 2021, including but not limited to material negative impact on our total revenue, slower collection of accounts receivables, and additional allowance for doubtful accounts. Because of the significant uncertainties surrounding the COVID-19 pandemic, we cannot reasonably estimate the extent of the business disruption and the related financial impact at this time.

Government policies may impact our business and operating results.

We have not seen any impact of unfavorable government policies upon our business in recent years. However, our business and operating results will be affected by the overall economic growth and government policies in the PRC, and our products are currently eligible for certain favorable government tax incentive and other incentives. Unfavorable changes in government policies and these incentives could affect the demand for our products and could materially and adversely affect our results of operations. However, we will seek to make adjustments as required if and when government policies shift.

Exchange rate fluctuations may significantly impact our business and profitability.

All of our operations are in the PRC. Thus, our revenue and operating results may be impacted by exchange rate fluctuations between RMB and U.S. dollars. For the fiscal years ended September 30, 2024, 2023, and 2022, we had an unrealized foreign currency translation (loss) gain of $5.1 million, ($2.2 million), and ($6.7 million), respectively, because of changes in the exchange rates.

Results of Operations for the Six Months Ended March 31, 2025 and 2024

The following table summarizes our results of operations for the six months ended March 31, 2025 and 2024:

	For the Six Months Ended March 31,		Variance
	2025	2024	Amount	%
Revenues	$16,376,697	$57,899,096	$(41,522,399)	(71.7)%
Cost of revenues	(15,897,467)	(57,110,446)	(41,212,979)	(72.2)%
Gross profit	479,230	788,650	(309,420)	(39.2)%
Reversal of (allowance for) receivables and inventories	7,385,595	(195,355)	(7,580,950)	(3,880.6)%
Selling expenses	-	(53,008)	(53,008)	(100.0)%
General and administrative expenses	(1,575,682)	(5,730,147)	(4,154,465)	(72.5)%
Research and development expenses	(2,102)	(988,559)	(986,457)	(99.8)%
Income (loss) from operations	6,287,041	(6,178,419)	(12,465,460)	(201.8)%
Interest expense	(279,489)	(712,490)	(433,001)	(60.8)%
Government subsidy income	-	925,983	(925,983)	(100.0)%
Interest income	61,170	489	60,681	12,409.2%
Gain on disposal of subsidiaries	824,512	-	824,512	(100.0)%
Other (expenses) income	35,342	116,575	(81,233)	(69.7)%
Income (loss) before income taxes	6,928,576	(5,847,862)	(12,776,438)	(218.5)%
Income tax (expenses) benefits	(334)	222,122	(222,456)	(100.2)%
Net income (loss)	$6,928,242	$(5,625,740)	$(12,553,982)	(223.2)%

44

Revenue

Revenue for the six months ended March 31, 2025 decreased by $14.9 million, or 47.7%, to $16.4 million from $31.3 million for the same period of last year. The decrease was mainly due to a decrease in sales volume of activated carbon from 25,496 tons in 2024 to 14,744 tons in 2025.

Cost of revenues

Cost of activated carbon increased by $15.3 million, or 49.1%, to $15.9 million for the six months ended March 31, 2025 from $31.2 million for the same period of last year. The decrease was mainly due to the decreased sales volume of activated carbon from 25,496 tons in 2024 to 14,744 tons in 2025.

Gross profit

Gross profit was $479,230 for the six months ended March 31, 2025, an increase by approximately $0.4 million, or 632.9%, from $65,392 for the same period of last year. Gross profit margin was 2.9% in 2025, as compared with 0.2% in 2024. The increase by 2.7% points was primarily attributable to a decrease of average unit cost by 11.9% which, in turn, improved gross profit margin for activated carbon.

Reversal of (allowance for) receivables

Reversal of allowance for receivables was $7.4 million for the six months ended March 31, 2025, a decreased by $8.4 million from allowance for receivables of $1.0 million for the six months ended March 31, 2024. The decrease was primarily due to certain accounts receivable of $24,548,022 were assigned as prepayment for acquisition, see Note 9 - Prepayment for acquisition for details.

General and administrative expenses

General and administrative expenses decreased by $83,673, or 5.0%, to approximately $1.6 million for the six months ended March 31, 2025 from approximately $1.7 million for the same period of last year. The decrease was primarily attributable to reduction of depreciation of $0.4 million as a result of disposal in fiscal 2024, the decrease was partially offset by an increase in legal and other professional expenses of $0.4 million.

Research and Development Expenses

Research and development expenses include costs directly attributable to the conduct of research and development projects, including raw materials, equipment parts, salaries, and other employee benefits. Research and development expenses decreased by approximately $0.1 million, or 98.4%, to $2,102 for the six months ended March 31, 2025, from approximately $0.1 million for the same period of last year as the Company reduced spending in research and development expenses.

Interest income

Interest income increased by $60,681, or 12,409.2%, to $61,170 for the six months ended March 31, 2025 from $489 for the same period of last year. The increase was mainly attributable to a loan to a third party. The Company signed a revolving loan agreement with a third party to lend a revolving loan up to a maximum amount of $6 million from February 1, 2024 to September 30, 2025 at an annual interest rate of 6.5% per annum.

Interest expenses

Interest expenses decreased by $0.4 million, or 60.8%, to approximately $0.3 million for the six months ended March 31, 2025 from $0.7 million for the same period of last year. The decrease was mainly attributable to the decrease in $5.3 million loans from financial institutions.

Government subsidy income

The Company receives various government grants from time to time. There is no guarantee that the Company will continue to receive such grants in the future. For the six months ended March 31, 2025 and 2024, the Company had subsidy income of nil and $40,936 for equipment of energy projects grants.

45

Gain on disposal of subsidiaries

On January 20, 2025, CN Energy entered into a Share Transfer Agreement (the “Agreement”) with Asia Rubber Resources Limited (“Asia Rubber Resources”). Pursuant to the Agreement, CN Energy agreed to transfer 100% of its equity in Clean Energy Holdings Limited (“Energy Holdings”) to Asia Rubber Resources (the “Transfer”) for a total purchase price of HKD10,000 (approximately $1,281). In connection with the Agreement, Energy Holdings’ fully owned subsidiaries, Zhejiang CN Energy Technology Development Co., Ltd. (“Zhejiang CN Energy”) and Manzhouli CN Energy Industrial Co., Ltd. (“Manzhouli CN Energy”), Manzhouli CN Energy Technology Co., Ltd. (“Manzhouli CN Technology”) and Zhejiang Yongfeng New Material Technology Co., Ltd. (“Zhejiang Yongfeng New Material”) were altogether disposed to Asia Rubber Resources.

Net income (loss)

As a result of the foregoing, net income for the six months ended March 31, 2025 amounted to approximately $6.9 million. Whereas, net loss for the six months ended March 31, 2024 amounted to $3.0 million.

Comparison of Results of Operations for the Fiscal Years Ended September 30, 2024 and 2023

The following table summarizes our results of operations for the fiscal years ended September 30, 2024 and 2023, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such fiscal years.

	Fiscal year end September 30,		Variance
	2024	2023	Amount	%
Revenues	$50,957,974	$57,899,096	$(6,941,122)	(12.0)%
Cost of revenues	(51,139,085)	(57,110,446)	(5,971,361)	(10.5)%
Gross (loss) profit	(181,111)	788,650	(969,761)	(123.0)%
Allowance for receivables and inventories	(8,976,860)	(195,355)	8,781,505	4,495.2%
Selling expenses	-	(53,008)	(53,008)	(100.0)%
General and administrative expenses	(3,195,488)	(5,730,147)	(2,534,659)	(44.2)%
Research and development expenses	(135,146)	(988,559)	(853,413)	(86.3)%
Loss from operations	(12,488,605)	(6,178,419)	6,310,186	102.1%
Interest expense	(335,957)	(712,490)	(376,533)	(52.8)%
Government subsidy income	81,896	925,983	(844,087)	(91.2)%
Interest income	388	489	(101)	(20.7)%
Loss on disposal of subsidiaries	(1,290,201)	-	(1,290,201)	(100.0)%
Other (expenses) income	(17,215)	116,575	(133,790)	(114.8)%
Loss before income taxes	(14,049,694)	(5,847,862)	8,201,832	140.3%
Income tax benefits	8,925	222,122	(213,197)	(96.0)%
Net loss	$(14,040,769)	$(5,625,740)	$8,415,029	149.6%

Revenue

The following table sets forth the breakdown of our revenue for the fiscal years ended September 30, 2024 and 2023, respectively:

	Fiscal year ended September 30,				Variance
	2024	%	2023	%	Amount	%
						-
Activated carbon	$50,957,974	100.0%	$57,879,320	100.0%	$(6,921,346)	(12.0)%
Biomass electricity	-	-	19,776	0.0%	(19,776)	(100.0)%
Total	$50,957,974	100.0%	$57,899,096	100.0%	$(6,941,122)	(12.0)%

46

Activated carbon

Revenue from activated carbon for the fiscal year ended September 30, 2024 decreased by $6.9 million, or 12.0%, to $51.0 million from $57.9 million for the same period of last year. Although the sales volume of activated carbon increased by 3,738 tons, or 9.3%, from 40,251 tons in fiscal 2023 to 43,989 tons in fiscal 2024, which caused an increase in revenue of $5.4 million. With the increasing mature and competitive market, the price of activated carbon is showing a downward trend year by year, which decreased the average price per ton by $298, or 20.7%, from $1,438 per ton in fiscal 2023 to $1,140 per ton in fiscal 2024, and caused a decrease in revenue of $13.1 million. The decrease is partially offset by an introduction of new product, air filter carbon, in fiscal 2024, which contributed $0.8 million in revenue.

Biomass electricity

Revenue from biomass electricity for fiscal year 2024 decreased by $19,776, or 100%, to nil from $19,776 for the same period of last year. The biomass electricity was generated in the process of producing activated carbon and supplied to State Grid Heilongjiang pursuant to a biomass electricity sales agreement, which is renewed annually. The decrease was mainly due to the newly commissioned equipment in fiscal 2023 which produced more activated carbon with less gas and the heat generated from the production of activated carbon was insufficient to supply the power generation equipment. Since June 2023, the power plant had been in a state of shutdown which in turn reduced self-produced activated carbon and produced no electricity for fiscal year 2024.

Cost of Revenue

Cost of activated carbon decreased by $6.0 million, or 10.5%, to $51.1 million for fiscal 2024 from $57.1 million for the same period of last year. The decrease was mainly attributed to the decrease in average unit cost of activated carbon by $273, or 19.2%, to $1,144.93 per ton in fiscal 2024 from $1,417.50 per ton in fiscal 2023, which caused a decrease in cost of revenue by $12.0 million. The decrease was partially offset by an increase in sale volume of activated carbon from 40,251 tons in fiscal 2023 to 43,989 tons in fiscal 2024, which increased the cost of revenue by $5.3 million. Also, the introduction of new product, air filter carbon, in fiscal 2024, contributed $0.8 million in cost of revenue.

Gross (Loss) Profit

Gross loss was $0.18 million for the fiscal year ended September 30, 2024, a decrease of $0.97 million, or 123.0%, from gross profit of $0.79 million in fiscal 2023. Gross loss for activated carbon was $0.22 million in fiscal 2024 as compared to gross profit of $0.79 million for fiscal 2023, which was mainly caused by mature and competitive market which drove the selling price down more than cost of producing activated carbon. The new product, air filter carbon, contributed $36,100 in gross profit in fiscal 2024.

Allowance for receivables and inventories

Allowance for receivables were $7.0 million for the fiscal year ended September 30, 2024, representing an increase of $6.8 million, or 3,814.9%, from $0.2 million for the same period of last year. The increase of allowance for receivables was primarily due to certain account receivable ageing were deteriorated. Also, allowance for advances to suppliers were $1.8 million for the fiscal year ended September 30, 2024, representing an increase of $2.0 million, or 970.6% from a reversal of $0.2 million for the same period of last year. The increase of allowance for advances to suppliers was primarily due to certain advances to suppliers ageing were deteriorated. As partially offset by an allowance of $0.1 million for inventories as the net realizable value of certain inventories was lower than the carrying value.

Selling expenses

Selling expenses were nil for the fiscal year ended September 30, 2024, representing a decrease of $53,008, or 100%, from $53,008 for the same period of last year. The decrease was primarily due to lower shipping expenses as most of the customers chose to pick up the activated carbon products themselves instead of having the operating entities ship the products to them.

47

General and administrative expenses

Our general and administrative expenses were $3.2 million for the fiscal year ended September 30, 2024, representing a decrease by $2.5 million, or 44.4%, from $5.7 million for the same period of last year. The decrease was primarily attributable to reduction of $1.4 million consultation service fees, reduction of $0.7 million in legal and other professional expenses, and reduction of $0.5 million staff and related expenses due to reduction of headcount from 133 employees in fiscal 2023 to 27 employees in fiscal 2024 as the Company initiated cost cutting measures to revive the business.

Research and Development Expenses

Research and development expenses include costs directly attributable to the conduct of research and development projects, including raw materials, equipment parts, salaries, and other employee benefits. Research and development expenses decreased by $0.9 million, or 86.3%, to $0.1 million for the fiscal year ended September 30, 2024, from $1.0 million for the same period of last year. The Company initiated cost cutting measures and ceased its spending in research and development expenses since November 2023.

Interest expenses

Interest expenses decreased by $0.4 million, or 52.8%, to $0.3 million for fiscal year 2024 from $0.7 million for the same period of last year. The decrease was mainly attributable to the full redemption of convertible notes.

Government Subsidy Income

The Company receives various government grants from time to time. There is no guarantee that the Company will continue to receive such grants in the future. For the fiscal years ended September 30, 2024, and 2023, the Company had the following subsidy income:

	September 30,	September 30,
	2024	2023
Value-added tax refund	-	$465,072
Investment grant	-	292,487
Equipment of energy projects grants	$81,896	97,366
Research and development grants	-	71,058
Total	$81,896	$925,983

In January 2014, April 2014, and December 2019, the Company received government subsidies of approximately $840,000, $140,000, and $140,000 for equipment of energy projects, respectively. These subsidies were one-time grants, and the Company recognizes the income over the useful lives of the equipment. During the fiscal years ended September 30, 2024, and 2023, $81,896, and $97,366 was recorded in government subsidy income, respectively.

Loss on disposal of subsidiaries

On September 12, 2024, the Company, through its wholly owned subsidiary CN Energy Development, entered into a Share Transfer Agreement (the “Agreement No. 1”) with Zhejiang Sentuo Industrial Holding Group., Ltd. (“Sentuo”). Pursuant to the Agreement No. 1, CN Energy Development agreed to transfer all of its equity interest in Hangzhou Forasen, which constituted 100% of the issued and outstanding equity of Hangzhou Forasen, to Sentuo in consideration of RMB29,478 ($4,201), which was received in September 2014.

On September 25, 2024, the Company, through its wholly owned subsidiaries in China, Zhejiang CN Energy and Manzhouli CN Energy, entered into a Share Transfer Agreement (the “Agreement No. 2”) with Xinbaocheng Industrial Group Co., Ltd. (“Xinbaocheng”). Pursuant to the Agreement No. 2, Zhejiang CN Energy agreed to transfer 90% of its equity in CN Energy Development and its subsidiaries (Khingan Forasen and Zhongxing Energy), and Manzhouli CN Energy agreed to transfer its 10% of equity in CN Energy Development to Shanghai Xinbaocheng Industrial Group Co., Ltd. (“Xinbaocheng”) for a total purchase price of RMB138,204,751 ($19,694,019), which shall be paid by Xinbaocheng in installments according to the schedules set forth in the Agreement. Consideration of RMB6,910,238 ($984,701) was received in September 2014 and RMB131,294,513 ($18,709,318) was outstanding as of September 30, 2024.

48

As a result of aforementioned agreements, $1.3 million loss on disposal of subsidiaries was incurred.

Net (loss) income

As a result of the foregoing, our net loss for the fiscal years ended September 30, 2024 and 2023 was $14.0 million and $5.6 million, respectively.

Comparison of Results of Operations for the Fiscal Years Ended September 30, 2023 and 2022

The following table summarizes our results of operations for the fiscal years ended September 30, 2023 and 2022, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such fiscal years.

	Fiscal year ended September 30,		Variance
	2023	2022	Amount	%
Revenue	$57,899,096	$40,205,586	$17,693,510	44.0%
Cost of revenue	(57,110,446)	(36,563,945)	20,546,501	56.2%
Gross profit	788,650	3,641,641	(2,852,991)	(78.3)%
Allowance for inventory	(195,355)	-	195,355	100.0%
Selling expenses	(53,008)	(89,312)	(36,304)	(40.6)%
General and administrative expenses	(5,730,147)	(2,060,122)	3,670,025	178.1%
Research and development expenses	(988,559)	(1,032,378)	(43,819)	(4.2)%
(Loss) income from operations	(6,178,419)	459,829	(6,628,248)	(1,543.6)%
Interest expenses	(712,490)	(157,221)	555,269	353.2%
Government subsidy income	925,983	1,636,491	(710,508)	(43.4)%
Interest income	489	702,872	(702,383)	(99.9)%
Other income (expenses)	116,575	(97,990)	214,565	119.0%
(Loss) income before income taxes	(5,847,862)	2,543,981	(8,391,842)	(429.9)%
Income tax benefits/(expenses)	222,122	(314,273)	(536,395)	(170.7)%
Net (loss) income	$(5,625,740)	$2,229,708	$(7,855,448)	(452.3)%

Revenue

Total revenue for the fiscal year ended September 30, 2023 increased by $17.7 million, or 44.0%, to $57.9 million from $40.2 million for the fiscal year ended September 30, 2022. The increase was mainly due to an increase in sales volume of activated carbon from 28,911 tons in fiscal 2022 to 40,251 tons in fiscal 2023.

The following table sets forth the breakdown of our revenue for the fiscal years ended September 30, 2023 and 2022, respectively:

	Fiscal year ended September 30,				Variance
	2023	%	2022	%	Amount	%
Activated carbon	$57,879,320	100.0%	$39,925,693	99.3%	$17,953,627	45.0%
Biomass electricity	19,776	0.0%	150,716	0.4%	(130,940)	(86.9)%
Technical services	-	-	129,177	0.3%	(129,177)	(100.0)%
Total	$57,899,096	100.0%	$40,205,586	100.0%	$17,693,510	44.0%

49

	Total revenue
	for fiscal years				Variance	% of
	ended September 30,		QTY sold	QTY sold	in	QTY	Average unit price		Price
Product/service type	2023	2022	in 2023	in 2022	QTY	variance	2023	2022	Difference
Activated carbon	$57,879,320	$39,925,693	40,251ton	28,911ton	11,340ton	39.2%	$1,437.96	$1,380.99	$56.97
Biomass electricity	19,776	150,716	421,440KWh	2,721,000KWh	2,299,560KWh	(84.5)%	$0.05	$0.06	$(0.01)
Technical services	-	129,177	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Total	$57,899,096	$40,205,586

Activated carbon

Revenue from activated carbon for the fiscal year ended September 30, 2023 increased by $18.0 million, or 45.0%, to $57.9 million from $39.9 million for fiscal year 2022. The increase was mainly attributable to the higher sales volume in fiscal year 2023. The operating entities sold 40,251 tons of activated carbon in fiscal year 2023, representing an increase of 11,340 tons, or 39.2%, compared with 28,911 tons in fiscal year 2022. This increase in sales volume contributed $16.3 million to our revenue increase in 2023. Historically, the operating entities focused on producing zinc chloride carbon for the pharmaceutical industry and phosphoric acid carbon for the food industry. In 2023, they expanded into developing and producing activated carbon for sewage treatment, and gas activated carbon for treatment at garbage incineration power plants. Activated carbon for sewage treatment can be used for urban drinking water, advanced purification of urban drinking water, removal of residual chlorine, and deodorization. During the fiscal year ended September 30, 2023, over 50% of the market demand for the operating entities’ activated carbon originated from sewage treatment and the treatment of garbage incineration power plant gas (specifically dioxin).

Due to the fact that the operating entities only started producing activated carbon in the fourth quarter of 2023, in order to stabilize the market size, the operating entities adopted a sales strategy of price discounts. Therefore, the average selling price had decreased. Average selling price of activated carbon increased by $57, or 4.1%, to $1,438 per ton for fiscal 2023, compared to $1,381 per ton for fiscal 2022. This increase in price resulted in an increase of approximately $1.7 million in revenue.

Biomass electricity

Revenue from biomass electricity for fiscal year 2023 decreased by $0.1 million, or 86.9%, to $19,776 from $150,716 for fiscal year 2021. The biomass electricity was generated in the process of producing activated carbon and supplied to State Grid Heilongjiang pursuant to a biomass electricity sales agreement, which is renewed annually. Biomass electricity generated during our production decreased by 2.3 million KWh, or 84.5%, to 0.4 million KWh in fiscal 2023 from 2.7 million KWh for the same period of last year, and therefore we recorded less revenue from biomass electricity in fiscal 2023. This was mainly attributable to the fact that operating entities’ newly commissioned equipment produces more activated carbon with less gas, which, in turn, reduces the amount of electricity generated.

Technical services

For the fiscal year ended September 30, 2023, revenue from technical services decreased by $0.1 million, or 100.0%, to nil from $129,177 for fiscal year 2022. Our technical services are provided on an as-needed basis. We did not record any revenue in fiscal 2023 as there was no customer demand for technical services in fiscal 2023.

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Cost of Revenue

The following table sets forth the breakdown of our cost of revenue for the fiscal years ended September 30, 2023 and 2022, respectively:

	Total cost of revenue for fiscal years ended September 30,
	2023		2022		Variance		Average unit cost		Variance
Product/service type	Amount	%	Amount	%	Amount	%	2023	2022	Unit cost	%
Activated carbon	$57,055,740	99.9	$36,288,728	99.2	$20,767,012	57.2	$1,417.50	$1,262.66	$154.84	12.3
Biomass electricity	54,706	0.1	275,217	0.8	(220,511)	(80.1)	$0.13	$0.10	$0.03	28.3
Technical services	-	-	-	-	-	n/a	n/a	n/a	n/a	n/a
Total	$57,110,446	100.0	$36,563,945	100.0	$20,546,501	56.2

Cost of activated carbon increased by $20.8 million, or 57.2%, to $57.1 million for fiscal 2023 from $36.3 million for fiscal 2022, which was mainly due to the increased sales volume of activated carbon and an increase in the average unit cost of activated carbon. Average unit cost of activated carbon increased by $154.84, or 12.3%, to $1,417.50 per ton in fiscal year 2023 from $1,262.66 per ton in fiscal 2022. The increase in the average unit cost was mainly due to: (1) the increased purchase price of activated carbon from external suppliers as compared to the same period in the prior year; (2) higher costs for the main raw materials used in the production of activated carbon, such as wood chips; and (3) an increased price for wood, water, and electricity due to the implementation of water and power restrictions policy in 2021 in the PRC.

Cost of biomass electricity decreased by $0.2 million, or 80.1%, to $54,706 for fiscal 2023 from $275,217 for fiscal 2022. The decrease was mainly attributable to the operating entities’ newly commissioned equipment producing more activated carbon with less gas, which, in turn, reduced the amount and volume of electricity generation the operating entities supplied to State Grid Heilongjiang under the biomass electricity sales agreement. As a result, total costs for this segment decreased.

Gross Profit

Gross profit was $0.8 million for the fiscal year ended September 30, 2023, a decrease by $2.8 million, or 77.4%, from $3.6 million in fiscal 2022. Gross profit margin was 1.36% in fiscal 2023, as compared with 9.06% in fiscal 2022. The decrease by 7.7% was primarily attributable to a lower average selling price growth than the average unit cost growth in fiscal 2023.

Our gross profit and gross margin by product types were as follows:

	Fiscal year ended September 30,
	2023		2022		Variance
	Gross profit	Gross profit %	Gross profit	Gross profit %	Gross profit	Gross profit %
Activated carbon	$823,580	1.42	$3,636,965	9.11	$(2,813,385)	(77.4)
Biomass electricity	(34,930)	(176.63)	(124,501)	(82.61)	(89,571)	(71.9)
Technical services	-	n/a	129,177	100.00	(129,177)	n/a
Total	$788,650	1.36	$3,641,641	9.06	$(2,852,991)	(78.3)

Gross profit for activated carbon decreased by $2.8 million to $0.8 million for the fiscal year ended September 30, 2023, as compared to $3.6 million for fiscal year 2022. Gross profit margin decreased to 1.42% in fiscal year 2023, from 9.11% in fiscal year 2022. The decrease was mainly attributable to the average selling price increase being lower than the average unit cost increase in fiscal 2023, as discussed above.

Gross profit for biomass electricity showed improvement, with the deficit decreasing by $89,571 to $34,930 for the fiscal year ended September 30, 2023, as compared to a larger deficit of $124,501 for fiscal year 2022. Gross profit margin dropped to negative 176.63% in fiscal year 2023 from negative 82.61% in fiscal year 2022. The fluctuation was mainly because the increased average selling price being less than the average unit cost in fiscal year 2022, as mentioned above.

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Gross profit for technical services decreased by $0.1 million to nil for the fiscal year ended September 30, 2023, as compared to $0.1 million for the fiscal year 2022. The technical services did not generate any gross profit in fiscal 2023 as there was no demand for technical services requested by customers in fiscal 2023.

Allowance for inventory

Allowance for inventory were $0.2 million for the fiscal year ended September 30, 2023, representing an increase of $0.2 million, or 100%, from nil for fiscal 2022. The increase was primarily due to a lower net realizable value of certain inventory comparing with the carrying value of those inventory.

Selling Expenses

Selling expenses were $53,008 for the fiscal year ended September 30, 2023, representing a decrease of $36,304, or 40.6%, from $89,312 in the fiscal year 2022. The decrease was primarily due to a lower shipping expenses as most of the customers chose to pick up the activated carbon products themselves instead of having the operating entities ship the products to them.

General and Administrative Expenses

Our general and administrative expenses were $5.7 million for the fiscal year ended September 30, 2023, representing an increase by $3.7 million, or 178.1%, from $2.1 million for fiscal year 2022. The increase was primarily attributable to depreciation of biological assets of $0.9 million, consultation services of $1.6 million, payment of director salaries of $0.4 million, increase in depreciation of property, plant, and equipment and amortization of intangible assets of $0.3 million, and increase in legal and other professional expenses of $0.3 million. The breakdown of our consultation services fees for this year includes $1.1 million for public relations services, $230,000 for seeking financing through the issuance and sale of a Convertible Promissory Note to Streeterville Capital, LLC, including associated transaction costs, and approximately $170,000 for technology development services, among other expenditures.

Research and Development Expenses

Research and development expenses include costs directly attributable to the conduct of research and development projects, including raw materials, equipment parts, salaries, and other employee benefits. Research and development expenses decreased by $43,819, or 4.2%, to $1.0 million for the fiscal year ended September 30, 2023, from $1.0 million in fiscal year 2022. The Company maintained a similar level of research and development expenses in fiscal years 2023 and 2022.

Interest expenses

Interest expenses increased by $0.5 million, or 353.2%, to $0.7 million in fiscal year 2023 from $0.2 million for the same period of last year. The increase was mainly attributable to an increase in outstanding loan principal of $1.1 million, issuance of convertible notes of $3.23 million in December 2022 with an interest rate of 7% per annum and an increase in average interest rates on loans from 4.9% in fiscal 2022 to 5.0% in 2023.

Government Subsidy Income

The operating entities receive various government subsidies from time to time, such as the “VAT refund” and “Special Fund Subsidy.” Their government subsidies were all granted by local governments in recognition of their achievements. We cannot predict the likelihood or amount of any future subsidies.

Our subsidiary Khingan Forasen and its branch office, Tahe Biopower Plant, are entitled to obtain a 70% VAT refund as they meet the requirements of national comprehensive utilization of resources program. For more details, please see “Regulations-PRC Regulations Relating to Taxation-Tax Incentives.” For the fiscal years ended September 30, 2023 and 2022, a VAT refund in the amount of $0.3 million and $0.3 million was recorded in government subsidy income, respectively.

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In January 2014, April 2014, and December 2019, the operating entities received government subsidies of approximately $840,000, $140,000, and $140,000 for equipment of energy projects, respectively. These subsidies were one-time grants, and we recognize the income over the useful lives of the equipment. As of September 30, 2023 and 2022, the balance of unrecognized government grants was $0.2 million and $0.3 million, respectively, which was recorded in deferred revenue. During the fiscal years ended September 30, 2023 and 2022, $0.1 million and $0.1 million was recorded in government subsidy income, respectively.

Interest income

Interest income decreased by $0.7 million, or 99.9%, to $489 in fiscal 2023 from $0.7 million for the same period of last year. Interest income in fiscal 2022 related to the Company provided RMB80 million (approximately $12.4 million) working capital support to two major suppliers for their supply chain projects in June 2021 and August 2021. The working capital support is for one year and guaranteed by two third parties and collateralized by their property and buildings. In return, the Company earned interest at a fixed annual rate of 7%. Interest income was accrued on a monthly basis and was collected upon maturity. No such arrangement in fiscal 2023.

Provision for Income Taxes

Our income tax decreased by $0.6 million, or 194.5%, from income tax expense of $0.3 million for the fiscal year ended September 30, 2022 to income tax benefit of $0.3 million for the fiscal year ended September 30, 2023. The effective tax rate changed from 12% for the fiscal year ended September 30, 2022 to 5% for the fiscal year ended September 30, 2023. The fluctuation was mainly due to certain products being exempt from income tax and a subsidiary, Khingan Forasen, being entitled to a reduced income tax rate of 15%. According to the national comprehensive utilization of resources program, 10% of the revenue generated from selling certain products were exempt from income tax, upon approval by the tax authority. In fiscal year 2021, the local tax authority notified us that our revenue generated from activated carbon did not qualify for the tax exemption from 2018 to 2020 because activated carbon was not included in the program, and we paid approximately $135,000 income tax as assessed by the tax authority. Starting January 1, 2021, activated carbon has been included in the program, and we expect to be able to enjoy the income tax exemption going forward.

In November 2016, Khingan Forasen was approved as a High and New Technology Enterprise (“HNTE”), and as a result, Khingan Forasen and its branch office, Tahe Biopower Plant, have been entitled to a reduced income tax rate of 15% beginning November 2016, subject to a requirement that they re-apply for HNTE status every three years. Khingan Forasen successfully renewed its HNTE status on December 3, 2019 and December 16, 2021 and will continue to enjoy the reduced income tax rate for the next three years.

Net (loss) income

As a result of the foregoing, our net loss and net income for the fiscal years ended September 30, 2023 and 2022 was $5.6 million and $2.2 million, respectively.

Liquidity

In assessing the Company’s liquidity and substantial doubt about its ability to continue as a going concern, the Company monitors and analyzes cash on-hand and operating expenditure commitments. The Company’s liquidity needs are to meet working capital requirements and operating expense obligations. To date, the Company financed its operations primarily through equity or convertible securities financing activities and commercial bank loan.

As of March 31, 2025, we had cash of approximately $0.2 million, and total working capital of $43.6 million. In assessing our liquidity, management monitors and analyzes our cash on-hand, our ability to generate sufficient revenue sources in the future, and our operating and capital expenditure commitments.

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The accompanying financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company recorded net loss of $14.0 million, accumulated deficit of $16.7 million, cash and cash equivalents of $317k and net cash used in operating activities of $2.4 million for the year ended September 30, 2024. The above matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In evaluating if there is substantial doubt about the ability to continue as a going concern, the Company is trying to alleviate the going concern risk through (1) collection from accounts receivables and other receivables, (2) by bringing in strategic investors to supplement funding; and (3) equity or debt financing to meet its anticipated working capital requirements for at least the next 12 months. From the operational perspective, the Company has the following initiatives to alleviate the going concern risk by:

(1) improve accounts receivable management, strengthen collection by shorten the collection cycle and improve cash flow, optimize credit policy by strictly review customer credit and reduce bad debt risk, using factoring or financing which would relieve cash flow pressure through accounts receivable financing.

(2) strategic adjustments through business restructuring, divesting loss making businesses and focus on profitable business, and by acquiring new technologies or market share through mergers and acquisitions or collaborations to enhance competitiveness.

(3) technological innovation and digital transformation to improve production efficiency and product competitiveness, optimizing operations and customer experience through digital means.

(4) increase income through expanding the market, entering new markets or launching new products to increase revenue sources, subject to the market conditions by raising prices appropriately to improve profit margins, strengthening sales and optimizing sales strategies to increase customer order volumes.

The Company may, however, need additional capital in the future to fund our further expansion. If the Company determines that its cash requirements exceed the amount of cash and cash equivalents it has on hand at the time, the Company may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to shareholders of the Company. In addition, as of September 30, 2024, the Company has positive working capital of $60.0 million, net assets and shareholders’ surplus position of $96.9 million.

The Company prepared the consolidated financial statements assuming the Company will continue as a going concern. However, there is no assurance that the measures above can be achieved as planned. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

To date, we have funded our working capital needs from operations, bank borrowings, our initial public offering, private placements, and additional capital contributions from shareholders. We received net proceeds of $20.1 million, after deducting underwriting discounts and offering expenses payable by us, from our initial public offering in February 2021. We also received net proceeds of approximately $49.5 million in the previous follow-on offerings in October 2022, December 2022, and January 2023. See “Item 14. Material Modifications to the Rights Of Security Holders and Use Of Proceeds-Use of Proceeds-Registration Statement on Form F-3, as amended (File Number 333-264579)” for details.

Currently, our principal source of liquidity is our operations. The primary drivers and material factors impacting our liquidity and capital resources include our ability to generate sufficient cash flows from our operations. We plan to support our future operations primarily from cash generated from our operations. We may require additional cash due to business expansion or other future developments. If our future cash is insufficient to meet our requirements, we may further to seek to issue debt or equity securities or obtain additional credit facilities.

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We are a holding company incorporated in the British Virgin Islands. We may need dividends and other distributions on equity from our PRC subsidiaries to satisfy our liquidity requirements. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. We have relied on direct payments of expenses by our revenue generating subsidiaries to meet our obligations to date. Furthermore, cash transfers from our PRC subsidiaries to their parent companies outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to their parent companies outside of China, or otherwise satisfy their foreign currency denominated obligations. See “Risk Factors-Risks Related to Doing Business in PRC-We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirement we may have, and any limitation on the ability of our subsidiaries to make payments to us and any tax we are required to pay could have a materially adverse effect on our ability to conduct our business.”

As of September 30, 2024, we had cash of $0.3 million, and total working capital of $69.7 million. During fiscal year 2024, we received proceeds of $0.8 million for related party loans. In assessing our liquidity, management monitors and analyzes our cash on-hand, our ability to generate sufficient revenue sources in the future, and our operating and capital expenditure commitments. As of September 30, 2024, we had advances to suppliers of approximately $28.4 million. In order to secure a steady supply of raw materials, the operating entities are required from time to time to make cash advances when placing their purchase orders. We monitor the advances to suppliers account and the allowance level periodically in order to ensure the related allowance is reasonable. We have since enhanced our collections or realization on advances to suppliers through tightening vendor prepayment policy and strengthening the monitoring of unrealized prepayment. If we have difficulty collecting payment, we will take measures including discontinuing additional purchases from these suppliers, visiting the suppliers to request return of the prepayment promptly, and, if necessary, taking legal action. If all of these steps are unsuccessful, management will determine whether or not the prepayment will be reserved or written off.

With the uncertainty of the current market and the external environment, our management believes it is necessary to enhance the collection of the outstanding balance of accounts receivable and other receivables, and to be cautious on operational decisions and project selections. For fiscal year 2024, we generated negative operating cash flows of $1.9 million, primarily due to an increase of $5.3 million in advances to suppliers for anticipated sales in fiscal year 2025, an increase in inventory of $1.6 million in inventories for sales orders fulfillment for the first quarter of fiscal year 2025, a decrease of $4.0 million in accounts payable due to payment to suppliers, and a decrease of $1.3 million accrued expenses due to payments, as partially offset by a decrease of $10.9 million in accounts receivable due to collections. We made advanced payments to fulfill sales orders received and secure a steady supply of raw materials. Our management believes that income generated from our current operations can satisfy our daily working capital needs over the next 12 months.

Cash flows for the six months ended March 31, 2025, and 2024

Cash Flows

The following table sets forth a summary of our cash flows for the period indicated:

	For the Six Months Ended March 31,
	2025	2024
Net cash used in operating activities	$(1,457,318)	$(579,200)
Net cash (used in) provided by investing activities	(2,300,351)	24,448
Net cash provided by financing activities	3,672,950	483,690
Effect of exchange rate changes on cash	(1,157)	1,976
Net decrease in cash	(85,876)	(69,086)
Cash, beginning of period	317,323	195,502
Cash, end of period	$231,447	$126,416

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Operating activities

Net cash used in operating was $1.5 million for the six months ended March 31, 2025. The net cash used in operating activities was primarily attributable to an increase of $7.5 million accounts receivable due to credit sales and $7.5 million reversal of allowance for accounts receivable, as partially offset by net income of $6.9 million, reduction of $1.4 million in inventory and reduction of $4.8 million in advances to suppliers.

Investing activities

Net cash used in investing activities of $2.3 million for the six months ended March 31, 2025 was primarily attributable to advance to a third party of $2.3 million.

Financing activities

Net cash provided by financing activities of $3.7 million for the six months ended March 31, 2025 was primarily attributable to proceeds from warrants exercised of $0.5 million and proceeds of $3.2 million from convertible notes.

Cash Flows for the Fiscal Years Ended September 30, 2024, 2023, and 2022

Cash Flows

The following table sets forth a summary of our cash flows for the fiscal years indicated:

	For the years ended September 30,
	2024	2023	2022
Net cash used in operating activities	$(2,371,172)	$(30,164,971)	$(7,514,619)
Net cash provided by (used in) investing activities	1,569,078	(1,452,654)	2,171,081
Net cash provided by financing activities	925,831	13,432,547	24,939,210
Effect of exchange rate changes on cash	(1,916)	333,708	(1,739,558)
Net increase (decrease) in cash	121,821	(17,851,370)	17,856,114
Cash, beginning of year	195,502	18,046,872	190,758
Cash, end of year	$317,323	$195,502	$18,046,872

Operating Activities

Net cash used in operating activities was $2.4 million for the year ended September 30, 2024. The net cash used in operating activities was primarily attributable to net loss of $14.0 million, an increase of $5.3 million in advances to suppliers, and a decrease of $4.0 million in accounts payable, as partially offset by a decrease of $10.9 million in accounts receivable, an increase of allowance for accounts receivable of $7.0 million, and allowance for advances to suppliers of $1.8 million, and loss on disposal of subsidiaries of $1.3 million.

Net cash used in operating was $30.2 million for the fiscal year ended September 30, 2023. The net cash used in operating activities was primarily attributable to the following:

•	Accounts receivable increased by $11.3 million as the operating entities increased sales of $17.7 million to the customers;

•

Advances to suppliers increased by $21,8 million as the operating entities pay more funding to suppliers in anticipation of higher sales in fiscal 2024. In order to secure a steady supply of raw materials, the operating entities are required from time to time to make cash advances when placing their purchase orders.

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Net cash used in operating activities was $7.5 million for the fiscal year ended September 30, 2022. The net cash used in operating activities was primarily attributable to the following:

•

Accounts payable increased by $6.4 million as the operating entities used more suppliers to support their increase in sales volume and their suppliers providing higher amount of credit to the operating entities. The increase was because that the operating entities made more timely payments in 2021, due to the recovery of their business activities in 2021; and

•	net income of $2.2 million.

And offset by the following:

•

accounts receivable increased by $8.5 million and advances to suppliers increased by $9.3 million. During the fiscal year 2022, we generated higher revenue from our increase in sales volume and, as a result, caused an increase in our accounts receivable and advances to suppliers.

Investing Activities

For the fiscal year ended September 30, 2024, net cash provided by investing activities amounted to $1.6 million, which was primarily due to proceeds of $1.6 million from disposal of subsidiaries.

For the fiscal year ended September 30, 2023, net cash used in investing activities amounted to $1.5 million. The increase in net cash used in investing activities was primarily due to (1) purchases of property, plant, and equipment of $0.7 million; and (2) advances of $0.8 million to third parties.

For the fiscal year ended September 30, 2022, net cash provided by investing activities amounted to $2.2 million. We collected $20.8 million from our suppliers where we provided them working capital support in fiscal 2021. Cash of $17.7 million in investing activities was used as prepayment to acquire a subsidiary.

Financing Activities

Net cash provided by financial activities was $0.9 million for the fiscal year ended September 30, 2024, which was primarily due to proceeds of $0.8 million from related party loans.

Net cash provided by financing activities was $13.4 million for the fiscal year ended September 30, 2023. During fiscal year 2023, the Company received $8.9 million from issuance of shares and warrants, received $3.0 million from issuance of convertible notes and proceeds of $5.8 million from loans, which were partially offset by repayments of $4.6 million of loans.

Net cash provided by financing activities was $24.9 million for the fiscal year ended September 30, 2022. During fiscal year 2022, we received cash from issuance of shares of $5.5 million, from private placements of $18.0 million and bank loans of $5.9 million. Cash in financing activities was used in repayment of $2.9 million in bank loans and repayment of $2.0 million in related-party loans.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in any unconsolidated entity that we provide financing, liquidity, market risk, or credit support to or engages in hedging or research and development services with us.

Critical Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses, and related disclosures in the financial statements. Critical accounting policies are those accounting policies that may be material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance. While we base our estimates and judgments on our experience and on various other factors that we believe to be reasonable under the circumstances, actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies used in the preparation of our financial statements require significant judgments and estimates. For additional information relating to these and other accounting policies, see “Note 2-Summary of significant accounting policies” to our consolidated financial statements included elsewhere in this prospectus.

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Use of Estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting periods. Significant items subject to such estimates and assumptions include, but are not limited to, the valuation of inventory, accounts receivable, advances to suppliers, other receivables, useful lives of property and equipment, biological assets and intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition, and realization of deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

We account for revenue recognition under Accounting Standards Codification 606 (“ASC 606”), Revenue from Contracts with Customers. Our revenue is mainly from the sale of two types of products, activated carbon and biomass electricity generated in the process of producing activated carbon. For the sale of activated carbon, we recognize revenue when title and risk of loss passes and the customer accepts the products, which generally occurs at delivery. Product delivery is evidenced by warehouse shipping log as well as signed shipping bills from the shipping company, or by receipt document signed by the customer upon delivery, depending on the delivery term negotiated between us and customers on a customer-by-customer basis. For the sale of biomass electricity, revenue is recognized over time as the biomass electricity is delivered, which occurs when the biomass electricity is transmitted from our power plant to the provincial power grid company. The amount is based on the reading of meters, which occurs on a systematic basis throughout each reporting period and represents the market value of the biomass electricity delivered. We also provide technical services to customers who purchase activated carbon from us. The revenue of technical services is recognized on a straight-line basis over the service period as earned.

The transaction price of activated carbon and technical services is determined based on fixed consideration in our customer contracts. Pursuant to the power purchase agreements entered into between us and the respective provincial power grid company, our sales of biomass electricity were made to the power grid company at the tariff rates agreed with the provincial power grid company as approved by the relevant government authorities in the PRC. In determining the transaction price, no significant financing components exist since the timing from when we invoice our customers to when payment is received is less than one year.

Revenue is reported net of all value added taxes. We generally do not permit customers to return products and historically, customer returns have been immaterial. In the event we receive an advance from a customer, such advance is recorded as a liability to us. We reduce the liability and recognizes revenue after the delivery of goods occurs.

The core principle underlying the revenue recognition ASC 606 is that we recognize revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which we expect to be entitled in such exchange. This requires us to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. Our sales contracts of activated carbon have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. Therefore, the sale of activated carbon is recognized at a point in time. Our sales contracts of biomass electricity have a single performance obligation that represents a promise to transfer to the customer a series of distinct goods that are substantially the same and that have the same pattern of transfer to the customer. Our performance obligation is satisfied over time as biomass electricity is delivered.

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There were no contract assets as of September 30, 2024 and 2023. For the fiscal years ended September 30, 2024, 2023, and 2022, revenue recognized from performance obligations related to prior periods was insignificant. Revenue expected to be recognized in any future periods related to remaining performance obligations is insignificant.

We have elected the following practical expedients in applying ASC 606:

•

Unsatisfied Performance Obligations - for all performance obligations relate to contracts with a duration of less than one year, we have elected to apply the optional exemption provided in ASC 606, and therefore are not required to disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period.

•

Contract Costs - all incremental customer contract acquisition costs are expensed as they are incurred as the amortization period of the asset that we otherwise would have recognized is one year or less in duration.

•

Significant Financing Component - we do not adjust the promised amount of consideration for the effects of a significant financing component as we expect, at contract inception, that the period between when we transfer a promised good or service to a customer and when the customer pays for that good or service will be one year or less.

•

Sales Tax Exclusion from the Transaction Price - we exclude from the measurement of the transaction price all taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected by us from the customer.

•	Shipping and Handling Activities - we elect to account for shipping and handling activities as a fulfillment cost rather than as a separate performance obligation.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. We maintain an allowance for doubtful accounts for estimated losses. We review our accounts receivable on a periodic basis and make general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, we consider many factors, including the age of the balance, customer’s historical payment history, customer’s current credit-worthiness, and current economic trends. Accounts are written off against the allowance after efforts at collection prove unsuccessful.

Inventory

We value our inventory at the lower of cost, determined on a first-in first-out basis, or net realizable value. Costs include the cost of raw materials, freight, direct labor, and related production overhead. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products. We review our inventory periodically to determine if any reserves are necessary for potential obsolescence or if the carrying value exceeds net realizable value.

Income taxes

Our subsidiaries in the PRC and Hong Kong are subject to the income tax laws of the PRC and Hong Kong. No taxable income was generated outside the PRC for the fiscal years ended September 30, 2024, 2023, and 2022. We account for income taxes in accordance with ASC 740, Income Taxes. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before we are able to realize their benefits, or future deductibility is uncertain.

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ASC 740‑10‑25 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification accounting for interest and penalties associated with tax positions, years open for tax examination, accounting for income taxes in interim periods and income tax disclosures. There were no material uncertain tax positions as September 30, 2023. As of September 30, 2023, the tax years ended December 31, 2017, through December 31, 2023 for our PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Recent accounting pronouncements

The Company considers the applicability and impact of all ASUs. Management periodically reviews new accounting standards that are issued.

In September 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The FASB is issuing the amendments to enhance the transparency and decision usefulness of income tax disclosures. Investors currently rely on the rate reconciliation table and other disclosures, including total income taxes paid, to evaluate income tax risks and opportunities. While investors find these disclosures helpful, they suggested possible enhancements to better (1) understand an entity’s exposure to potential changes in jurisdictional tax legislation and the ensuing risks and opportunities, (2) assess income tax information that affects cash flow forecasts and capital allocation decisions, and (3) identify potential opportunities to increase future cash flows. The FASB decided that the amendments should be effective for public business entities for annual periods beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In July 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In November 2023, the FASB issued ASU No. 2023-07, “Segment Reporting (Topic 280) Improvements to Reportable Segment Disclosures.” This ASU expands required public entities’ segment disclosures, including disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items and interim disclosures of a reportable segment’s profit or loss and assets. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted.

On December 14, 2023, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09). The ASU focuses on income tax disclosures around effective tax rates and cash income taxes paid. ASU 2023-09 largely follows the proposed ASU issued earlier in 2023 with several important modifications and clarifications discussed below. ASU 2023-09 is effective for public business entities for annual periods beginning after Dec. 15, 2024 (generally, calendar year 2025) and effective for all other business entities one year later. Entities should adopt this guidance on a prospective basis, though retrospective application is permitted. The Company is currently evaluating how this ASU will impact its consolidated financial statements and disclosures.

In March 2024, the FASB issued ASU 2024-01, Compensation - Stock Compensation (Topic 718) Scope Application of Profits Interest and Similar Awards. The FASB is issuing this ASU to improve generally accepted accounting principles by adding an illustrative example to demonstrate how an entity should apply the scope guidance to determine whether profits interest and similar awards (“profit interest awards”) should be accounted for in accordance with Topic 718, Compensation - Stock Compensation. The illustrative example is intended to reduce 1) complexity in determining whether a profits interest award is subject to the guidance in Topic 718 and 2) existing diversity in practice. For public business entities, the amendments are effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied either (1) retrospectively to all prior periods presented in the financial statements or (2) prospectively to profits interest and similar awards granted or modified on or after the date at which the entity first applies the amendments. The Company evaluated and does not intend to early adopt this standard.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial position, statements of operations, cash flows, and disclosures.

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BUSINESS

Overview

The operating entities manufacture and supply wood-based activated carbon that is primarily used in pharmaceutical manufacturing, industrial manufacturing, water purification, environmental protection, and food and beverage production (“Activated Carbon Production”).

As a manufacturer of wood-based activated carbon, the operating entities’ primary raw materials are forestry residues, little fuelwood, and wood wastes, which the operating entities source from their suppliers. The operating entities’ current facility is located in Lishui City, Zhejiang Province.

The operating entities produce wood-based activated carbon that is conformed to their customers’ specifications. The operating entities’ activated carbon customers are mainly activated carbon wholesalers and companies engaged in the activated carbon deep processing business. The operating entities’ activated carbon customers are all based in the PRC and currently mainly located in Anhui Province, Fujian Province, Zhejiang Province, and Shanghai. The primary end users of the operating entities’ activated carbon are mainly food and beverage producers, industrial manufacturers, pharmaceutical manufacturers, and companies engaged in environmental protection. In addition, the operating entities have provided activated carbon related technical services to Hangzhou Lianmu Technology Co., Ltd. (“Lianmu Technology”) from time to time since January 1, 2017. Their technical services included activated carbon mixing ratio adjustments, activated carbon component indicator analyses, absorptive capacity tests, and other technical support. The operating entities expect to provide similar technical services to Lianmu Technology and other customers if requested.

The biomass electricity generated during the process of producing activated carbon is supplied to State Grid Heilongjiang Electric Power Company Limited, a subsidiary of State Grid Corporation of China in Heilongjiang Province. The operating entities do not supply biomass electricity to any other state-owned or other entity.

Following the cessation of production in the Greater Khingan Range, and Reorganization and asset divestiture in September 2024, the factories of our operating entities will no longer produce activated carbon and biomass power through the combined heat and power process. The operating entities will focus on the deep processing and activation of activated carbon.

The operating entities generate revenue primarily from selling activated carbon.

For the fiscal years ended September 30, 2024, 2023, and 2022, the operating entities sold 43,989, 40,251, and 28,911 tons of activated carbon and nil, 421,440, and 2,721,000 KWh of biomass electricity, respectively. For the same years, the total revenue was approximately $51.0 million, $57.9 million, and $40.2 million, and the results of operation were at a net loss of $14.0 million, net loss of $5.6 million, and net income of $2.2 million, respectively. For the same years, the revenue derived from Activated Carbon Production accounted for 100%, 99.9%, and 99.3% of the total revenue, respectively; the revenue derived from Biomass Electricity Production accounted for nil, 0.1%, and 0.4% of the total revenue, respectively; and the revenue derived from technical services accounted for nil, nil, and 0.3% of the total revenue, respectively.

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Corporate History and Structure

On March 31, 2022, we established a wholly owned subsidiary, CN Energy USA Inc., as a corporation pursuant to the laws of the State of Delaware. CN Energy currently holds 100% of the equity interests in CN Energy USA Inc.

On April 8, 2022, we formed Zhoushan Xinyue, a PRC limited liability company. Zhoushan Xinyue is a wholly owned subsidiary of Hangzhou Forasen.

On April 13, 2022, we formed Ningbo Nadoutong, a PRC limited liability company. Ningbo Nadoutong is a wholly owned subsidiary of CN Energy Development.

On October 11, 2022, we formed Zhejiang Yongfeng New Material, a PRC limited liability company. Zhejiang Yongfeng New Material is a wholly owned subsidiary of Hangzhou Forasen.

On November 11, 2022, we completed the acquisition of MZ HK, which wholly owns Yunnan Yuemu through MZ Pintai, pursuant to an equity transfer agreement (the “Equity Transfer Agreement”) dated September 30, 2022 with Shenzhen Xiangfeng Trading Co., Ltd. (“Shenzhen Xiangfeng”). Pursuant to the Equity Transfer Agreement, Shenzhen Xiangfeng first transferred 100% of its equity interests in Yunnan Honghao to Yunnan Yuemu, and Shenzhen Xiangfeng then sold and transferred, and we purchased and acquired, 100% of its equity interests in MZ HK for a consideration of $17,706,575.88 and the issuance of 8,819,520 Class A ordinary shares of our Company having a value of $18,373,771, delivered to Shenzhen Xiangfeng and its designees.

In December 2023, we initiated a strategic reorganization to enhance our corporate framework. This restructuring was carried out through four equity transfer agreements between our subsidiaries. As of the date if this prospectus, we have completed this reorganization.

On January 18, 2024, we effected a consolidation of our issued Class A ordinary shares, no par value, and Class B ordinary shares, no par value, which was approved by our board of directors on December 20, 2023. As a result of the Share Consolidation, every 30 issued Class A ordinary shares automatically consolidated into one Class A ordinary share and every 30 issued Class B ordinary shares automatically consolidated into one Class B ordinary share, without any action on the part of the shareholders. Beginning with the opening of trading on January 19, 2024, our Class A ordinary shares began to trade on a post-Share Consolidation basis on Nasdaq.

On September 12, 2024, CN Energy Group. Inc., through its wholly owned subsidiary CN Energy Industrial Development Co., Ltd., entered into a Share Transfer Agreement with Zhejiang Sentuo Industrial Holding Group., Ltd. Pursuant to the Agreement, CN Energy Industrial Development Co., Ltd transfered all of its equity interest in Hangzhou Forasen Technology Co., Ltd., which constituted 100% of the issued and outstanding equity of Hangzhou Forasen Technology Co., Ltd, to Zhejiang Sentuo Industrial Holding Group., Ltd.

On September 25, 2024, CN Energy Group. Inc., through its wholly owned subsidiaries in China, Zhejiang CN Energy Technology Development Co., Ltd. and Manzhouli CN Energy Technology Co., Ltd., entered into a Share Transfer Agreement with Xinbaocheng Industrial Group Co., Ltd. Pursuant to the Agreement, Zhejiang CN Energy Technology Development Co., Ltd. transfered 90% of its equity in CN Energy Industrial Development Co., Ltd. , and Manzhouli CN Energy Technology Co., Ltd. transfered its 10% of equity in CN Energy Development to Shanghai Xinbaocheng Industrial Group Co., Ltd.

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The current corporate structure of the Company is demonstrated in the diagram below.

Competition

All of the operating entities’ activated carbon sales are in the PRC market. The operating entities’ major competitors are companies that manufacture and sell activated carbon in the PRC market. The operating entities’ main competitors in Activated Carbon Production include wood-based activated carbon manufacturers, such as Fujian Xinsen Carbon Industry Co., Ltd., and coal-based activated carbon manufacturers, such as Shanxi Xinhua Activated Carbon Co., Ltd., Ningxia Huahui Activated Carbon Company Limited, Shenhua Ningxia Coal Industry Group Co., Ltd., and Xingtai Coal Chemical Co., Ltd. The operating entities compete for customers primarily on the basis of activated carbon prices, activated carbon quality and characteristics, transportation costs, customer relationships, and the reliability of supply. The demand for the operating entities’ activated carbon is significantly dependent on the general economy in the PRC.

Competitive Strengths

We believe the operating entities have the following competitive strengths:

Advanced Technology and Established Relationship with a Research Center

Activated carbon is typically produced using either of the following two processes: (i) steam activation, in which raw materials are carbonized and then activated with steam, and (ii) chemical activation, which involves mixing raw materials with an activating agent, usually phosphoric acid, to swell the raw materials and open up the cellulose structure. The operating entities produce wood-based activated carbon and biomass electricity from forestry residues, little fuelwood, and wood wastes through an activated carbon and electricity cogeneration process (the “Cogeneration Process”) they have developed over the years. The operating entities’ Cogeneration Process is based on steam activation, instead of chemical activation, and does not involve mixing raw materials with phosphoric acid. As a result, the activated carbon the operating entities produce does not contain residual phosphate and, unlike activated carbon produced through chemical activation, may be used in industries that require activated carbon with higher purity, such as pharmaceutical manufacturing and food and beverage production. In addition, compared with the traditional steam activation process, which only produces activated carbon and makes no use of the synthesis gas from raw materials being carbonized, the operating entities’ Cogeneration Process uses the synthesis gas to generate biomass electricity. Therefore, we believe the operating entities’ production process is more efficient, results in less pollution, and yields higher profits after selling both activated carbon and biomass electricity when compared with the traditional steam activation process. For details of the production process, please see “-Production Process.”

As of the date of this prospectus, the operating entities own 28 patents in the PRC and claim ownership of certain trade secrets and proprietary know-how developed by and used in their business. See “-R&D” for more information. The operating entities are also constantly looking for new cooperative opportunities with additional research centers to further improve their method.

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High-Quality Wood-Based Activated Carbon Products and Biomass Electricity

The chemical activation process of activated carbon production uses coal as raw material. Coal often contains impurities, metal salt, and ash, and chemicals used in the chemical activation process may cause secondary pollution to the activated carbon products. Therefore, activated carbon products manufactured through the chemical activation process often are of low quality and can only be used in industrial manufacturing. In contrast, the operating entities’ wood-based activated carbon products, manufactured from forestry residues, little fuelwood, and wood wastes and through the physical activation process, are of higher quality than carbon activated products manufactured through the chemical activation process and therefore have a wide range of uses in industries such as pharmaceutical manufacturing, industrial manufacturing, water purification, food and beverage production, and environment protection. The biomass electricity generated in the operating entities activated carbon production process offers them an additional revenue source.

Strong Management and Professional Team with Extensive Industry Experience

Our senior management team, led by Ms. Xinyang Wang, our chairwoman, and Wenhua Liu, our interim CEO, have significant experience in the activated carbon and biomass energy industries. Our management team is comprised of highly-skilled and dedicated professionals with wide ranging experience in research, services, product development, business development, and marketing. We believe that our management and professional team will be able to effectively grow our business through continued operating improvement and research.

Growth Strategies

The operating entities’ goal is to become one of China’s leading wood-based activated carbon producers. Accomplishing this goal requires the successful implementation of the following strategies:

Increase the Capacity of Activated Carbon Production

Since the demand for activated carbon in general and orders for the operating entities’ activated carbon products more particularly have been increasing in recent years, the operating entities’ facility at their Tahe Biopower Plant almost reached its full operating capacity in recent years and the operating entities had to outsource some of their orders to third-party producers to keep up with the demand for the operating entities’ products. These third-party producers do not have the same manufacturing processes or quality control as the operating entities do, nor do the operating entities share technology with them. The operating entities mainly purchase activated carbon from these third-party producers to fulfill orders from customers who do not require the wood-based activated carbon the operating entities produce. See “Risk Factors-Risks Related to Our Business-The operating entities rely on third-party manufacturers to produce some of their activated carbon products and problems with, or loss of, these manufacturers could harm the operating entities’ business and operating results.”

Expand Customer Base

We plan to explore new markets for the operating entities’ activated carbon products while maintaining the operating entities’ current customer base. The operating entities are considering establishing branch offices in various strategic areas, including Beijing, Shanghai, Hebei Province, Jiangsu Province, and Fujian Province. These branch offices will focus on increasing activated carbon product sales to existing customers, providing customer support in those areas, and acquiring potential new customers. By increasing the number of customers and optimizing the operating entities’ transportation and sales network, the operating entities aim to reduce the marginal cost of their activated carbon products and increase their profits.

Focus on Products with Growing Demand

Due to the rapid development of industrial technology, stricter environmental protection regulations, and increased attention to food safety, there has been increased demand for activated carbon used in the water, food, and beverage industries, and activated carbon for pharmaceutical raw materials, intermediates, and finished products. We believe the operating entities are well positioned to meet each of these growing areas of demand. The operating entities will seek to continue their innovative approach, while ensuring reliability and efficiency in the delivery supply chain, to the extent the operating entities are able to continue to access a consistent supply of raw materials, by designing and manufacturing activated carbon products for use in a broad range of applications. While maintaining a diversified customer base and product line, the operating entities will seek to focus on their products with growing demand and capitalize opportunities for increasing their sales.

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Increase Research and Development Efforts

The operating entities plan to increase their research and development efforts by seeking partnerships with well-established research institutes to develop more efficient methods for producing activated carbon. The operating entities have been working on applying their activated carbon production technology currently used with forestry residues, little fuelwood, and wood wastes to crop residues as well. The operating entities are seeking to reduce their reliance on forest resources and therefore expand their network of suppliers to other provinces in the PRC.

Explore New Business Opportunities

The operating entities have been monitoring possible business opportunities in the downstream sectors of the activated carbon industry, such as environment restoration, water purification, and air cleaning. In the long term, the operating entities plan to strategically establish or acquire companies that use activated carbon as raw materials. In November 2022, we completed the acquisition of Yunnan Honghao. See “-A. History and Development of the Company.” By expanding our business vertically in the activated carbon industry, we hope to increase the operating entities’ pricing power and minimize risks in their Activated Carbon Production business.

Production Process

Production of Activated Carbon for Water Purification

The production of activated carbon for water purification involves a detailed and carefully controlled process to ensure the high quality and performance of the final product. A description of the operating entities’ production process for such activated carbon is as below:

•

Procurement of Semi-finished Activated Carbon: The process begins with the procurement of semi-finished activated carbon from suppliers. This raw material serves as the base for further refinement and customization.

•	Quality Testing: Upon receipt, the operating entities test the activated carbon supplied, ensuring it meets the necessary standards for water purification applications.

•	Formulation Development: Based on the tailored purification need of each customer, the operating entities develop different formulations and provide customized solutions.

•

Refinement: The semi-finished activated carbon then undergoes a series of refinement processes in the workshop, including (a) decontamination to remove impurities and contaminants; (b) mixing different types of activated carbon according to the developed formula; and (c) crushing to reduce the size of the activated carbon particles to the required granularity.

•	Quality Control: All activated carbon undergoes a final quality inspection to ensure it meets the standards and customer requirements.

•	Packaging and Distribution: Finished activated carbon is then packaged for distribution.

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Products

Activated Carbon

Powdered Activated Carbon	Granular Activated Carbon

Activated carbon, also called activated charcoal, is a carbonaceous, highly porous adsorptive medium that has a complex structure composed primarily of carbon atoms. The networks of pores in activated carbons are channels created within a rigid skeleton of disordered layers of carbon atoms, linked together by chemical bonds, stacked unevenly, creating a highly porous structure of nooks, crannies, cracks and crevices between the carbon layers. Activated carbon is used in methane and hydrogen storage, air purification, decaffeination, gold purification, metal extraction, water purification, medicine, sewage treatment, air filters in gas masks and respirators, filters in compressed air, teeth whitening, and many other applications.

We derived 100%, 99.9%, and 99.34% of our revenue from the sale of activated carbon products during the fiscal years ended September 30, 2024, 2023, and 2022, respectively.

Methylene blue number is often used as an indicator to evaluate the absorptive capacity of activated carbon. Activated carbon with a higher Methylene blue number usually has a higher absorptive capacity. The operating entities currently mainly produce the following four categories of activated carbon with different Methylene blue number ranges from forestry residues, little fuelwood, and wood wastes through physical activation process:

•	medium-quality activated carbon, which has a Methylene blue number of less than 11;

•	high-quality activated carbon, which has a Methylene blue number of between 11 and 12;

•	superior-quality activated carbon, which has a Methylene blue number of between 12 and 13; and

•	customized-quality activated carbon, which has a Methylene blue number of more than 13 and meets other special requirements of the operating entities’ customers.

The operating entities’ medium-quality and high-quality activated carbon are usually used in industrial manufacturing, water purification, and environmental protection. Their superior-quality and customized-quality activated carbon are usually used in pharmaceutical manufacturing and food and beverage production, where higher absorptive capacity is required.

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The following table shows the sales for the operating entities’ activated carbon in the fiscal years ended September 30, 2024, 2023, and 2022:

	Fiscal year ended September 30, 2024			Fiscal year ended September 30, 2023			Fiscal year ended September 30, 2022
			Revenue			Revenue			Revenue
Category of Activated Carbon	Quantity Sold	Revenue	Percentage (%)	Quantity Sold	Revenue	Percentage (%)	Quantity Sold	Revenue	Percentage (%)
Medium-Quality (in tons)	21,027	$21,332,813	41.9	11,935	$15,178,726	26.2	5,789	$7,599,448	19.0
High-Quality (in tons)	12,742	15,430,474	30.3	16,568	24,937,352	43.1	13,854	18,891,958	47.3
Superior-Quality (in tons)	4,443	6,336,579	12.4	7,938	13,159,587	22.7	6,185	8,788,069	22.0
Customized-Quality (in tons)	5,776	7,046,661	13.8	3,810	4,603,655	8.0	3,083	4,646,218	11.7
Total (in tons)	43,989	50,146,527		40,251	57,879,320		28,911	39,925,693
Air filter carbon (in pieces)	109,188	811,447	1.6	-	-	-	-	-	-
Total		$50,957,974	100.0		$57,879,320	100.0		$39,925,693	100.0

Feedstock

The primary restriction on production and growth in the activated carbon industry is the availability and pricing of feedstock, which is the raw material used to produce activated carbon. A wide range of feedstock may be used to produce activated carbon, including:

•	coal, such as lignite, brown coal, bituminous coal, and anthracite coal;

•	forestry residues and little fuelwood, generated by operations such as thinning of plantations, clearing for logging roads, extracting stem-wood for pulp and timber, and natural attrition;

•	wood wastes, such as sawdust, off-cuts, trims, and shavings from wood industries including saw millings and plywood;

•	crop residues, such as straw, stem, stalk, leaves, husk, shell, peel, pulp, and stubble from cereals, cotton, groundnut, jute, legumes, coffee, tea, and fruits; and peat.

The operating entities used 0 (as the plant had ceased production), 28,153.01, and 66,765.97 tons of forestry residues, little fuelwood, and wood wastes in the fiscal years ended September 30, 2024, 2023, and 2022, respectively. Following the Reorganization and asset divestiture in September 2024, the operating entities will no longer use forestry residues, little fuelwood, and wood wastes as feedstock and will focus on the deep processing of raw carbon materials as feedstock to produce activated carbon products that meet customer requirements.

In order to meet orders from their customers, sometimes the operating entities also purchase activated carbon from other producers before shipping it to customers. In the fiscal year ended September 30, 2024, the operating entities purchased 17,621, 5,324, and 4,028 tons of activated carbon from Shanghai Yuxie Industrial Co., Ltd., Shanghai Jiabole Commercial and Trading Co., Ltd.,and Zhongjian Heneng(Shanghai) Trading Co., Ltd., respectively. In the fiscal year ended September 30, 2023, the operating entities purchased 4,940, 4,743, and 3,828 tons of activated carbon from Zhongjin Boda (Hangzhou) Industrial Co., Ltd., Shanghai Yuxie Industrial Co., Ltd., and Shenzhen Xianghonghui Industrial Co., Ltd., respectively. In the fiscal year ended September 30, 2022, the operating entities purchased 8,596, 3,511, and 2,869 tons of activated carbon from Zhongjin Boda (Hangzhou) Industrial Co., Ltd., Yiwu Dongding Technology Co., Ltd., and Shanghai Jiabole Commercial and Trading Co., Ltd., respectively. These third-party producers do not have the same manufacturing processes or quality control as the operating entities do, nor do the operating entities share technology with them. The operating entities mainly purchase activated carbon from these third-party producers to fulfill orders from customers who do not require the wood-based activated carbon the operating entities produce. See “Risks Factors-Risks Related to Our Business-The operating entities rely on third-party manufacturers to produce some of their activated carbon products and problems with, or loss of, these manufacturers could harm the operating entities’ business and operating results.”

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Suppliers

Most of the operating entities’ current forestry residues, little fuelwood, and wood wastes suppliers are individuals who collect or purchase these materials from woodworking factories and tree plantations. The operating entities also source forestry residues, little fuelwood, and wood wastes from Tahe Forestry Bureau and wood processing factories in Manzhouli City. In order to meet orders from our customers, sometimes the operating entities also purchase activated carbon from other producers before shipping it to customers. For the fiscal year ended September 30, 2024, the operating entities’ top 10 suppliers in terms of purchasing value contributed 92% of their raw materials and activated carbon sourced, with the top five suppliers providing 37%, 12%, 9%, 8%, and 8% of their raw materials and activated carbon, respectively. For the fiscal year ended September 30, 2023, the operating entities’ top 10 suppliers in terms of purchasing value contributed 85% of their raw materials and activated carbon sourced, with the top five suppliers providing 14%, 12%, 9%, 9%, and 8% of their raw materials and activated carbon, respectively. For the fiscal year ended September 30, 2022, the operating entities’ top 10 suppliers in terms of purchasing value contributed 88% of their raw materials sourced, with the top five suppliers providing 35%, 14%, 10%, 8%, and 6% of their raw materials, respectively. For the fiscal year ended September 30, 2021, the operating entities’ top 10 suppliers in terms of purchasing value contributed 92% of their raw materials and activated carbon sourced, with the top five suppliers providing 26%, 25%, 16%, 8%, and 4% of their raw materials and activated carbon, respectively. See “Risk Factors-Risks Related to Our Business-The operating entities have sourced our raw materials primarily from a limited number of suppliers. If they lose one or more of the suppliers, their operation may be disrupted, and their results of operations may be adversely and materially impacted.”

The operating entities enter into supply orders in the ordinary course of business with their forestry residues, little fuelwood, and wood wastes suppliers, pursuant to a form of long-term supply order. Pursuant to the operating entities’ supply orders, which usually do not have an expiration date, their suppliers provide the operating entities with a certain quantity of forestry residues, little fuelwood, and wood wastes for a fixed price until the supply orders are amended or terminated. The price is negotiated with the operating entities’ suppliers on an order-by-order basis and depends on the moisture content and type of wood, and the number of impurities. While the fixed price of short-term orders does not entirely protect us against volatility in feedstock prices, typically the operating entities have been able to and believe that they will continue to be able to transfer the volatility to their customers by renegotiating the prices of their finished products. The operating entities also continue to search for additional suppliers to maintain the consistency of their supply and control the costs of their raw materials.

For information about the operating entities’ suppliers of raw activated carbon, please see “-Feedstock.”

Customers

The operating entities’ activated carbon products customers primarily include activated carbon wholesalers and companies engaging in the activated carbon deep processing business. Their top activated carbon customers for the fiscal year ended September 30, 2024 included Hangzhou Shihang New Material Technology Co., Ltd (“Hangzhou Shihang”), and Zhoushan Yilong Information Technology Co., Ltd (“Zhoushan Yilong”), which collectively accounted for 52% of their total activated carbon sales for that period. Hangzhou Shihang accounted for 38%, and Zhoushan Yilong accounted for 14% of their total activated carbon sales for the fiscal year ended September 30, 2024, respectively. Their top activated carbon customers for the fiscal year ended September 30, 2023 included Ningbo Juming Youjia Trading Co., Ltd (“Ningbo Juming Youjia”), Zhoushan Yilong, Zhejiang Shuyuan Supply Chain Co., Ltd (“Zhejiang Shuyuan”), Zhejiang Supai New Materials Technology Co., Ltd, and Ningbo Guoning Zhonghao Technology Co., Ltd, which collectively accounted for 51% of their total activated carbon sales for that period. Ningbo Juming Youjia accounted for 13%, Zhoushan Yilong accounted for 13% and Zhejiang Shuyuan accounted for 10% of their total activated carbon sales for the fiscal year ended September 30, 2023, respectively. Their top activated carbon customers for the fiscal year ended September 30, 2022 included Ningbo Juming Youjia, Ningbo Caixiang Trading Co., Ltd., Ningbo Wanshitong Supply Chain Management Co., Ltd., Huainan Jiahe New Material Co., Ltd. (“Huainan Jiahe”), Zhejiang Rongsheng Holding Group Co., Ltd., and Zhoushan Yilong, which collectively accounted for 92% of their total activated carbon sales for that period. Ningbo Juming Youjia accounted for 59% and Huainan Jiahe accounted for 8% of their total activated carbon sales for the fiscal year ended September 30, 2022, respectively.

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From the commencement of their operations in December 2012 to September 30, 2024, a total of 79 activated carbon customers have purchased activated carbon products from the operating entities. The total number of the operating entities’ activated carbon customers was 23, 35, and 14 for the fiscal years ended September 30, 2024, 2023, and 2022, respectively. The operating entities chose to focus on customers with consistent orders and large activated carbon purchases, reducing the costs of customer maintenance and making it easier to manage their customer relations. See “Risk Factors-Risks Related to Our Business-A majority of the operating entities’ activated carbon sales are currently derived from a small number of customers. If any of these customers experiences a material business disruption, the operating entities would likely incur substantial losses of revenue.”

The only purchaser of the operating entities’ biomass electricity is State Grid Heilongjiang, a subsidiary of State Grid Corporation of China in Heilongjiang Province, and, as the electric generators of Tahe Biopower Plant are connected to the electrical grid of State Grid Heilongjiang, the operating entities cannot sell biomass electricity to any other electricity distribution company. The operating entities enter into a biomass electricity sales agreement with State Grid Heilongjiang, and the agreement is renewed annually. State Grid Heilongjiang purchased nil, 421,440 KWh, and 2,721,000 KWh biomass electricity from the operating entities in the fiscal years ended September 30, 2024, 2023, and 2022, respectively. The zero sale of biomass electricity as of the fiscal year ended September 30, 2024 was due to the cessation of production of Tahe Biopower Plant.

Marketing and Sales

The operating entities maintain our activated carbon marketing and sales forces in-house in their corporate office with two employees, who are responsible for sales, transportation and distribution, as well as quality control and contract administration. Through market analyses, the operating entities identified potential customers that had high demand for activated carbon but were having difficulties finding suppliers, such as Huainan Jiahe and Liyang Zhuojun. By focusing on these potential customers and tailoring their activated carbon products to their specific needs, the operating entities were able to increase the number of their activated carbon customers. By offering customized activated carbon of specific iodine adsorption number, Methylene blue number, and other characteristics relevant to their customers, the operating entities are able to serve a diverse customer base. The operating entities’ marketing and sales personnel are hard-working, full of passion, and responsive, and the operating entities offer them trainings in marketing and sales, management, and activated carbon products and technology.

The operating entities do not devote marketing and sales effort to their biomass electricity business since State Grid Corporation of China is the only purchaser of biomass electricity in the PRC.

Pricing & Backlog

To date, the operating entities price their activated carbon products on an order-to-order basis, primarily based on the Methylene blue number of the activated carbon product, adjusted for its other characteristics. The prices of their activated carbon products range from $973.6 to $1,525.64 per ton.

For their activated carbon products, the operating entities usually enter into sales agreements with a customer after agreeing on the specific product characteristics of the activated carbon such as iodine adsorption number and Methylene blue number and making sure that the operating entities have sufficient raw materials and different grades of activated carbon. The operating entities typically enter into separate activated carbon sales agreements, instead of a long-term supply agreement, for orders they receive from their activated carbon customers. This allows the operating entities to be flexible in pricing and adjust prices of their activated carbon products as the prices of their raw materials and the market demand for activated carbon change. The sales agreements typically lay out the quantity, price, specifics, packaging requirements, shipping method and delivery date, and other agreed-upon provisions of the order.

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It usually takes us approximately 22 hours to produce the activated carbon product specified in an order, depending on the amount of activated carbon ordered, the supply of raw materials, and the specific product characteristics, among other factors. The operating entities typically begin shipping activated carbon products after they have produced approximately 30 tons, enough to fill up a railway wagon. It usually takes the operating entities three to five days to transport the activated carbon products by rail and by road to the sites of their customers; the transportation time could be delayed by two to three days if there is bad weather. During the fiscal year ended September 30, 2024, 96.3% of the operating entities’ customers chose to pick up activated carbon products by themselves due to cost control reasons. The balance is due within 15 days to 90 days after the date when the customer accepts the shipment. If a customer fails to make payment on time, late interest of 3% per day is levied on the outstanding balance until payment is received in full. The operating entities rely on their long-term business relationships with their customers when collecting payments and do not currently encounter any difficulties in collecting payments.

Awards and Recognition

The operating entities have received the following honors, awards, and certifications for their quality products and scientific research efforts:

2012

•	Chinese Scientific and Technological Innovation Middle and Small-Sized Enterprises Top 100

2014

•	Catalogue of Advanced and Applicable Technologies for Comprehensive Utilization of Renewable Resources (Second Class)

•	Electric Power Business License for Power Generation (this license enables us to conduct power generation business)

2016

•	China High and New Technology Enterprise Certificate (this certificate entitles us to preferential enterprise income tax rates of 15% rather than 25%)

2019

•	Growth Group Excellence Award and Innovation Star Award in China Innovation & Entrepreneurship Competition (Heilongjiang Division)

•	Second Prize in Heilongjiang Province Innovation & Entrepreneurship Competition (Daxing’anling Division)

•	China High and New Technology Enterprise Certificate (this certificate entitles us to preferential enterprise income tax rates of 15% rather than 25%)

2020

•	Model Project for Comprehensive Utilization of Forestry Resources

2021

•	China High and New Technology Enterprise Certificate (this certificate entitles us to preferential enterprise income tax rates of 15% rather than 25%)

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Facilities

The operating entities’ current manufacturing facility is located in Tahe Biopower Plant in Tahe County, Heilongjiang Province. The operating entities have the rights to use the land and factory buildings from July 1, 2020, to March 31, 2025, with an annual rent of RMB126,440 (approximately $18,046) pursuant to a lease agreement entered into with Tahe Forestry Bureau on July 1, 2020. According to the lease agreement, the operating entities can only use the land and factory buildings for the operations of Tahe Biopower Plant and cannot transfer the lease to a third person without the prior consent of the landlord; otherwise, the lease agreement will be terminated. The operating entities are required to notify the landlord at least two months in advance if they would like to renew the lease agreement. Tahe Biopower Plant has a building area of 199,199 square feet and one production line, which runs 24 hours per day and 300 days per year. Its annual operating capacity for manufacturing activated carbon is approximately 7,800 tons. The operating entities produced 2,865, 6,594, and 5,776 tons of activated carbon and were at about 0%, 37%, and 85% capacity during the fiscal years ended September 30, 2024 2023, and 2022, respectively. The COVID-19 pandemic resulted in a shortage of imports of wood waste, an important raw material for us, which led to a significant decrease in our production of activated carbon in 2023. The amounts of activated carbon produced in 2022 were impacted by a 30-day upgrade of the machines, respectively. As of the fiscal year ended September 30, 2024, Tahe Biopower Plant has already been divested following the Reorganization.

Facilities of Tahe Biopower Plant

From January to August 2023, the operating entities were constructing a new facility in Manzhouli City, Inner Mongolia, to expand their production capacity. The operating entities planned to construct the new facility in two stages: the first stage requiring an investment of approximately RMB140 million (approximately $20.21 million), followed by an additional RMB190 million (approximately $28.21 million) for the second stage. Upon completion of the construction, the annual production capacity of activated carbon is expected to increase to 10,000 tons and the annual production capacity of heating steam is expected to increase to 230,400 tons. In November 2018, the operating entities purchased a tract of land that is 279,861 square feet for the first stage of construction. As of September 2023, the operating entities had completed the construction of the groundwork of the factory workshop, the auxiliary buildings, and the pipe networks, and their total capital expenditure on the new facility was approximately RMB64 million (approximately $9.8 million).

However, from August 2023 to the date of this prospectus, the construction of our new facility in Manzhouli City, Inner Mongolia, was suspended and sold. Our initial strategy in launching the project was to join the ecosystem in the region formed by a large number of log processing factories that were able to provide our operating entities with enough raw material for their needs. However, the COVID-19 pandemic has drastically altered the wood market and policy landscape, leading to the widespread closure of local factories in that region. As a result, the operating entities have been unable to secure the necessary quantities of raw materials for their production, a situation we anticipate will persist as a long-term challenge for businesses in the area. Given the operating entities’ inability to achieve the original objectives, they have opted to discontinue further investment in the construction.

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The operating entities have currently completed the construction of a new facility in Lishui, dedicated to the R&D, processing, marketing, and sale of activated carbon for water purification. The operating entities lease about 27,152 square feet of office and production space in Lishui for such new facility pursuant to a lease agreement they entered into with Zhejiang Forasen Energy Technology Co., Ltd. on October 8, 2021, with a lease term of five years from October 8, 2021 to October 7, 2026 (unless otherwise terminated by either party) and an annual rent of RMB454,042.8 (approximately $69,741), payable semi-annually. The operating entities are required to notify the landlord at least three months in advance if they would like to renew the lease agreement. The planned investment for the renovation of factory building and construction of product line is RMB30 Million (approximately $4.61 million). The factory has an inspection and quality control laboratory, and a high-efficiency charcoal separation processing production line, which is expected to run 24 hours per day and 300 days per year with a targeted annual output capacity of 36,000 tons of activated carbon. By September 2023, the operating entities had completed the renovation of factory building and installation of most of the equipment. As of the date of this prospectus, the construction has been finalized, and the Lishui facility is now in operation.

Zhejiang CN Energy and CN Energy Development lease approximately 646 square feet of office space in Lishui for free pursuant to two lease agreements entered into with Lishui Yonglian Startup Services Co., Ltd. on September 1, 2023. The lease period was from September 1, 2023 to August 31, 2024. Zhejiang CN Energy and CN Energy Development are required to notify the landlord at least one month in advance if they would like to renew the lease agreements. As of September 30, 2024, Zhejiang CN Energy and CN Energy Development have been divested following the Reorganization. Zhejiang CN Energy and CN Energy Development.

We believe the operating entities’ facilities are sufficient for their business operation.

R&D

Research and Development (“R&D”) expenses include salaries, material, contract, and other outside service fees, facilities, and overhead costs. In accordance to the FASB’s accounting standards for R&D costs, we expense the costs associated with the R&D activities when incurred. The R&D expenses totaled $0.13 million, $1.0 million, and $1.0 million for the fiscal years ended September 30, 2024, 2023, and 2022, respectively. As of the fiscal year ended September 30, 2024, the operating entities have no employees in their R&D department and have no new R&D projects.

On April 3, 2014, the operating entities, through Hangzhou Forasen, entered into a Strategic Cooperation Agreement with Huadian. Pursuant to that agreement, Huadian and Hangzhou Forasen agreed to (i) research, develop, and share technologies related to activated carbon and biomass energy, (ii) share research facilities such as laboratories, equipment, and test bases, and (iii) regularly hold meetings to discuss development in the related industries. The agreement does not create any payment obligations to the parties, nor does it have an expiration date or a termination provision. In general, any intellectual property jointly developed under the agreement is jointly owned by Hangzhou Forasen and Huadian, unless otherwise agreed upon by the two parties for specific intellectual property.

The operating entities expect to work closely with leading universities and R&D institutes that specialize in activated carbon and biomass energy to develop new technologies for more efficient and cost-effective activated carbon and biomass energy production. The operating entities will also continue to search for alternative feedstock to enhance the availability of raw materials and reduce costs of feedstock for activated carbon production.

Intellectual Property

The operating entities evaluate on a case-by-case basis how best to use patents, trademarks, copyrights, trade secrets, and other available intellectual property protection in order to protect their products and our critical investments in R&D, manufacturing, and marketing. The operating entities focus on securing and maintaining patents for certain inventions such as equipment used in the production of activated carbon and generation of biomass electricity, while maintaining other inventions such as process improvements as trade secrets, derived from their market-based business model, in an effort to maximize the value of their product portfolio and manufacturing capabilities and reinforce their competitive advantage. The operating entities’ policy is to seek appropriate intellectual property protection for significant product and process developments in the major areas where the relevant products are manufactured or sold. Patents may cover products, processes, intermediate products and product uses. Patents extend for varying periods in accordance with the date of patent application filing and the legal life of patents in the various countries in which the patents are registered. The protection afforded, which may also vary from country to country, depends upon the type of subject matter covered by the patent and the scope of the claims of the patent. The operating entities maintain appropriate information security policies and procedures reasonably designed to ensure the safeguarding of confidential information including, where appropriate, data encryption, access controls, and employee awareness training.

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As of the date of this prospectus, the operating entities own 28 patents in the PRC:

No.	Patent Description	Holder	Patent Type	Approval	Expiration	Patent Number
1	Methods and equipment for continuously gasifying biomass moving bed while removing tar	Zhejiang CN Energy	Invention	February 12, 2014	February 12, 2031	201110041890.7

2	A dust-removing and explosion-preventing device for activated-carbon rotary furnace	Zhejiang CN Energy	Utility Model	August 31, 2016	November 22, 2025	201520936930.8

3	A speed-adjustable cracker feeding device	Zhejiang CN Energy	Utility Model	November 23, 2018	January 21, 2028	201820098769.5

4	An activation boiling furnace for producing activated carbon	Zhejiang CN Energy	Utility Model	February 12, 2019	April 27, 2028	201820630290.1

5	A vacuum melting furnace	Zhejiang CN Energy	Utility Model	November 05, 2019	November 26, 2028	201821964716.3

6	A system and methods for drying and processing of activated carbon	Zhejiang CN Energy	Invention	September 25, 2020	September 19, 2038	201811099264.1

7	Equipment for internal combustion autothermal moving bed distillation carbonization	Zhejiang CN Energy	Utility Model	August 7, 2020	September 22, 2029	201921583018.3

8	An activated carbon grinder	Zhejiang CN Energy	Utility Model	July 24, 2020	September 22, 2029	201921583029.1

9	A safety activated carbon production gasification furnace with explosion-proof structure	Zhejiang CN Energy	Utility Model	June 8, 2021	October 18, 2030	202022320184.3

10	A feeder convenient to install for the production of chemical decolorizing activated carbon	Zhejiang CN Energy	Utility Model	June 8, 2021	October 18, 2030	202022320202.8

11	A drying device with dehumidification structure for production of doxycycline professional activated carbon	Zhejiang CN Energy	Utility Model	June 8, 2021	October 18, 2030	2020022320172.0

12	An activation furnace with tail gas treatment device for production of environmental protection activated carbon	Zhejiang CN Energy	Utility Model	June 8, 2021	October 18, 2030	202022320374.5

13	A collection device with separation structure for production of nutshell activated carbon	Zhejiang CN Energy	Utility Model	June 8, 2021	October 18, 2030	202002230544.X

14	An activated carbon production gasification furnace with feed anti-clogging structure	Zhejiang CN Energy	Utility Model	June 8, 2021	October 18, 2030	202022320476.7

15	An activating furnace for production of activated carbon with convenient sewage discharge structure	Zhejiang CN Energy	Utility Model	July 2, 2021	October 18, 2030	202022320271.9

16	A food additive activated carbon production visual wastewater treatment device	Zhejiang CN Energy	Utility Model	July 2, 2021	October 18, 2030	202022320201.3

17	A screening equipment with anti-blocking structure for production of medicinal activated carbon	Zhejiang CN Energy	Utility Model	July 2, 2021	October 18, 2030	202022320510.0

18	A storage device with moisture-proof function for electroplating chemical reagent type activated carbon production	Zhejiang CN Energy	Utility Model	July 2, 2021	October 18, 2030	202022320185.8

19	Waste heat power generation plant based on activated carbon production line	Zhejiang CN Energy	Utility Model	March 22, 2022	March 21, 2032	202122825657X

20	An intelligent temperature control device for activation furnace	Zhejiang CN Energy	Utility Model	March 22, 2022	March 21, 2032	2021228256565

21	A Sleip activation furnace transverse discharge cooling device	Zhejiang CN Energy	Utility Model	March 22, 2022	March 21, 2032	2021228256442

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22	An automatic pulse dust removal device for activated carbon production	Zhejiang CN Energy	Utility Model	April 5, 2022	April 4, 2032	2021227855244

23	A drum type wood activated carbon cleaning and sieving device	Zhejiang CN Energy	Utility Model	April 8, 2022	April 7, 2032	2021227859993

24	A corrosion-resistant activated carbon acid washing tank	Zhejiang CN Energy	Utility Model	April 8, 2022	April 7, 2032	2021227859989

25	Low-temperature type industrial furnace flue gas waste heat power generation device	Zhejiang CN Energy	Utility Model	April 8, 2022	April 7, 2032	2021228258448

26	An activated carbon sintering furnace cleaning device	Zhejiang CN Energy	Utility Model	April 12, 2022	April 11, 2032	2021229472237

27	Coal activated carbon physical property testing device	Zhejiang CN Energy	Utility Model	May 24, 2022	May 23, 2032	2021228258433

28	A saturated activated carbon re-living device	Zhejiang CN Energy	Utility Model	May 24, 2022	May 23, 2032	2021228258715

The operating entities currently own two trademarks, “CNENY” and “中北能” (China North Energy), in the PRC.

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In addition to their registered intellectual property portfolio, the operating entities also claim ownership of certain trade secrets and proprietary know-how developed by and used in their business.

The operating entities own the internet domain name “cneny.com.”

Employees

As of September 30, 2024, 2023, and 2022, we had 24, 30, and 150 employees. The following table sets forth the number of our employees by area of business as of September 30, 2024:

Number
Employees
Management	4
Finance	3
R&D	0
Administration	1
Marketing and Sales	1
Quality Control and Statistics	1
Production	1
Contract workers	13
Total	24

As of September 30, 2024, the number of our employees was reduced to 24 from 30 in the same period last year due to the cessation of production of Tahe Biopower Plant. As of the fiscal year ended September 30, 2024, the new material factory of operating entities has employed 13 temporary workers with wages settled based on working hours.

Generally, we enter into standard employment contracts with our officers, managers, and other employees. According to these contracts, all of our employees are prohibited from engaging in any other employment during the period of their employment with us. The employment contracts with officers, managers, and employees are subject to renewal in three years and, if renewed, will last another five years before becoming at-will employment contracts. We also enter into non-compete agreements with our employees to protect our trade secrets; the non-compete agreements prohibit competition with us during the employees’ employment and within two years after leaving our Company. None of our employees is a member of a labor union and we consider our relationship with our employees to be good.

Seasonality

The operating entities’ operating results and operating cash flows historically have been subject to seasonal variations. Since the demand from their customers is usually weaker around the Chinese New Year, which usually falls in January or February, the operating entities’ sales in the second fiscal quarter (January to March) are often lower than those of other quarters.

Environmental Matters

The operating entities have taken measures to reduce pollution caused by their activated carbon production and biomass electricity generation, such as installing dust collectors to collect dust created in their activation process. Further, the operating entities have obtained the License of Pollutant Discharges on February 27, 2020, with a term of three years. With the expiration of this license in 2023, the operating entities temporarily ceased related productions to ensure compliance with current legal and regulatory standards. Looking ahead, the operating entities may renew the license to resume production activities. As of the date of this prospectus, the operating entities have been in compliance with state and local laws and regulations relating to the environment to date and these laws and regulations have not had a material adverse effect upon their capital expenditures, earnings, or competitive position and we do not anticipate any material adverse effects in the future based on the nature of the operating entities’ future operations. See “Risk Factors-Risks Related to Our Business-Compliance with environmental and other laws and regulations could result in significant costs and liabilities” and “Regulation-PRC Regulations Relating to Environmental Protection” for details.

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Industry Development

By attending local and national industry associations, the operating entities take the responsibility of helping develop our industry. Some of the operating entities’ involvement with industry associations are listed below:

Association	Position	Period	Activities
China Association of Circular Economy	Committee Member Entity	April 2013 to present	Attend meetings and discuss experience in renewable resource project development

Legal Proceedings

We are currently not a party to any material legal proceeding. From time to time, however, we may be subject to various claims and legal actions arising in the ordinary course of business.

REGULATIONS

This section sets forth a summary of the principal PRC laws, regulations, and rules relevant to the operating entities’ business and operations in China.

PRC Regulations Encouraging Our Businesses

Production of activated carbon and production of biomass electricity by using forestry residues are activities supported by various policies of the PRC government. For example, under the 12th Five-Year Plan for Circular Economy Development issued by the State Council in February 2012, all industries are encouraged to attach importance to the reuse of wastes generated in production and daily life. Pursuant to the Catalogue for Guiding Industry Restructuring (2019 Version), promulgated by the State Development and Reform Commission (“SDRC”), last amended on December 27, 2021, and effective on December 30, 2021, the deep processing and product development of forestry residues and wood wastes, and technology development and machinery manufacturing for biomass power generation are both listed in the “Encouraged” category. Also, the Law of the PRC on Promoting Circular Economy promulgated by the SCNPC on August 29, 2008, effective on January 1, 2009, and amended on October 26, 2018, encourages enterprises to utilize forestry residues and wood wastes, and to develop and produce biomass energy. Further, our activated carbon and electricity cogeneration machinery and core technology have been listed as one of the advanced applicable technology in the Catalogue of Advanced Applicable Technology for the Comprehensive Utilization of Renewable Resources (Second), issued by the Ministry of Industry and Information Technology of the PRC on January 22, 2014, and effective on the same day.

PRC Regulations Relating to Environmental Protection

We are subject to the PRC environmental protection laws and regulations in general. In addition, enterprises operating in activated carbon industry are currently subject to relevant industrial standards, including the Comprehensive Emission Standards for Air Pollutants (GB 16297-1996), Emission Standards for Air Pollutants from Industrial Furnace Kilns (GB 9078-1996) and Comprehensive Wastewater Emission Standards (GB 8978-1996). In 2018, China's Ministry of Environmental Protection issued the Exposure Draft of Pollutant Emission Standards for Activated Carbon Industry, which has not yet been formally implemented.

Pursuant to the Environmental Protection Law of the PRC (the “Environmental Protection Law”) promulgated by SCNPC on December 26, 1989, amended on April 24, 2014, and effective on January 1, 2015, any entity which discharges or will discharge pollutants during its course of operations or other activities must implement effective environmental protection safeguards and procedures to control and properly treat waste gases, waste water, waste residues, dust, malodorous gases, radioactive substances, noise and vibrations, electromagnetic radiation, and other hazards produced during such activities. Further, the PRC government also enacted various laws and regulations regarding various pollution prevention, including the Air Pollution Prevention and Control Law of the PRC promulgated by SCNPC on August 29, 1995, and last amended and effective on October 26, 2018, and the Water Pollution Prevention and Control Law of the PRC promulgated by SCNPC on May 11, 1984, last amended on June 27, 2017, and effective on January 1, 2018, together with the Environmental Protection Law, the “Environment Laws.” Environmental protection authorities impose various administrative penalties on persons or enterprises in violation of the Environment Laws. Such penalties include warnings, fines, orders to rectify within the prescribed period, orders to cease construction, orders to restrict or suspend production, orders to make recovery, orders to disclose relevant information or make an announcement, imposition of administrative action against relevant responsible persons, and orders to shut down enterprises. Any person or entity that pollutes the environment resulting in damage could also be held liable under the Civil Code of the PRC. In addition, environmental organizations may also bring lawsuits against any entity that discharges pollutants detrimental to the public welfare. Khingan Forasen obtained the License of Pollutant Discharges on February 27, 2020. With the expiration of this license on February 26, 2023, the operating entities timely ceased related productions to ensure compliance with current legal and regulatory standards.

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On March 11, 2021, the State Council circulated the Work Plan, which set out the key objectives to reduce, by 2025, energy consumption per GDP unit by 13.5% and carbon dioxide emissions per GDP unit by 18% of the 2020 emission level. The Work Plan also requires the continuous decrease of the emissions of major pollutants and an increase of the forest coverage rate to 24.1%.

On March 2, 2018, the Ministry of Ecology and Environment of the PRC circulated the Draft Emission Standards of Activated Carbon Industrial Pollutants (the “Standards”) for public comments, the commenting period of which ended on April 8, 2018. While the Standards have not been passed, once it is enacted, our production of activated carbon will be subject to high standards on pollution emissions. See “Risk Factors-Risks Related to Our Business-Compliance with environmental and other laws and regulations could result in significant costs and liabilities.”

PRC Regulations Relating to Work Safety and Fire Control

Work Safety

Under relevant construction safety laws and regulations, including the Work Safety Law of the PRC which was promulgated by the SCNPC on June 29, 2002, last amended on June 10, 2021, and effective as of September 1, 2021, production and operating business entities must establish objectives and measures for work safety and improve the working environment and conditions for workers in a planned and systematic way. A work safety protection scheme must also be set up to implement the work safety job responsibility system. In addition, production and operating business entities must arrange work safety training and provide the employees with protective equipment that meets the national standards or industrial standards. As of the date of this prospectus, we have established internal work safety procedures to ensure the work environment and conditions for our workers in the PRC.

Fire Control

Pursuant to the Fire Protection Law of the PRC, which was promulgated by the SCNPC on April 29, 1998 and last amended on April 29, 2021, the construction entity of a large-scale crowded venue (including the construction of a manufacturing factory that is over 2,500 square meters) and other special construction projects must apply for fire prevention design review with fire control authorities, and complete fire assessment inspection and acceptance procedures after the construction project is completed. The construction entity of other construction projects must complete the filing for fire prevention design and the fire safety completion inspection and acceptance procedures within seven business days after obtaining the construction work permit and passing the construction completion inspection and acceptance. If the construction entity fails to pass the fire safety inspection before such venue is put into use, or fails to conform to the fire safety requirements after such inspection, it shall be subject to (i) orders to suspend the construction of the projects, use of such projects, or operation of relevant business; and (ii) a fine ranging between RMB30,000 and RMB300,000.

PRC Regulations Relating to Land and the Development of Construction Projects

Land Use Rights

Under the Interim Regulations on Assignment and Transfer of the Rights to Use the State-owned Urban Land, promulgated by the State Council on May 19, 1990, and amended on November 29, 2020, a system of assignment and transfer of the right to use state-owned land was adopted. A land user must pay land premiums to the state as consideration for the assignment of the right to use a land site within a certain term, and the land user who obtained the right to use the land may transfer, lease out, mortgage, or otherwise commercially exploit the land within the term of use. Under the Interim Regulations on Assignment and Transfer of the Rights to the Use of the State-Owned Urban Land and the Law of the PRC on Urban Real Estate Administration, the local land administration authority may enter into an assignment contract with the land user for the assignment of land use rights. The land user is required to pay the land premium as provided in the assignment contract. After the full payment of the land premium, the land user must register with the land administration authority and obtain a land use rights certificate which evidences the acquisition of land use rights. In December 2018, we made full payment of the land premium for the assignment of the use rights of the land where our Manzhouli facility will be located, and obtained the land use rights certificate for a term starting on November 16, 2018, and ending on November 16, 2068.

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See “Risk Factors-Risks Related to Our Business-We may incur delays and budget overruns with respect to a facility under construction. Any such delays or cost overruns may have a material adverse effect on our operating results.”

PRC Regulations Relating to Foreign Investment

Investment activities in the PRC by foreign investors were principally governed by the Guidance Catalogue of Industries for Foreign Investment, promulgated and as amended from time to time by MOFCOM and the NDRC, which was later divided into two legal documents, including the Catalog of Industries for Encouraged Foreign Investment, or the “Encouraged Catalog,” and the Special Administrative Measures for Access of Foreign Investment (Negative List), or the “Negative List.” The current Encouraged Catalog and Negative List were promulgated by MOFCOM and the NDRC on October 26, 2022 and December 27, 2021, respectively, and as amended from time to time. Industries listed in the Negative List are divided into two categories: restricted and prohibited. Industries not listed in the Negative List are generally constituted “permitted,” and are open to foreign investment unless specifically restricted by other PRC regulations. For restricted industries, some are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. The latest Negative List was released by MOFCOM and the NDRC on December 27, 2021 and became effective on January 1, 2021. Pursuant to the current and the updated Negative Lists, the production and sale of activated carbon as well as the production of biomass electricity are permitted industries.

The establishment, operation, and management of corporate entities in the PRC is governed by the PRC Company Law, which was initially promulgated by the SCNPC on December 29, 1993, and came into effect on July 1, 1994, and was last amended on October 26, 2018, and became effective on the same day. The PRC Company Law generally governs two types of companies-limited liability companies and joint stock limited companies. The PRC Company Law shall also apply to foreign-invested companies. Where laws on foreign investment have other stipulations, such stipulations shall prevail. The establishment procedures, approval or record-filing procedures, registered capital requirements, foreign exchange matters, accounting practices, taxation and labor matters of a wholly foreign-owned enterprise are regulated by the Wholly Foreign-Owned Enterprise Law of the PRC, or the “WFOE Law,” promulgated on April 12, 1986, and amended on October 31, 2000, and September 3, 2016, and the Rules for the Implementation of the WFOE Law, promulgated on December 12, 1990, and amended on April 12, 2001, and February 19, 2014. According to the amendments to the WFOE law in 2016, for a wholly foreign-owned enterprise which the special entry management system does not apply to, its establishment, operation duration and extension, separation, merger or other major changes shall be reported for record. Pursuant to the Provisional Administrative Measures for Record-filing Administration of the Establishment and Change of Foreign-Invested Enterprises, or the “Provisional Measures,” promulgated by MOFCOM on October 8, 2016 (as amended), establishment and modifications of foreign invested enterprises which are not subject to the approval under the special entry management measures shall be filed with the delegated commercial authorities.

On March 15, 2019, NPC passed the new Foreign Investment Law of the PRC and, on December 26, 2019, the State Council passed the new Implementation Regulations for the Foreign Investment Law of the PRC (collectively with the Foreign Investment Law of the PRC, the “FIL”), both of which became effective on January 1, 2020. The FIL sets out the definitions of foreign investment and the framework for promotion, protection and administration of foreign investment activities. Since its effectiveness in January 2020, the FIL has replaced the three existing PRC laws on foreign investment, namely the Law on Sino-Foreign Equity Joint Ventures (the “EJV Law”), the Law on Sino-Foreign Contractual Joint Ventures (the “CJV Law”), and the WFOE Law (together with the EJV Law and the CJV Law, the “Three FDI Laws”). Pursuant to the FIL, starting on January 1, 2020, the organization form, corporate structure, and operating rules of newly established FIEs are subject to the PRC Company Law and the PRC Partnership Enterprise Law, depending on their form of business organization. For existing FIEs established under the Three FDI Laws, such as our WFOEs including Zhejiang CN Energy and Manzhouli CN Energy, their corporate structure may remain unchanged for five years. Upon the expiration of the five-year transition period, all FIEs will be governed by the PRC Company Law or the PRC Partnership Enterprise Law. We believe that the FIL will have very limited impact on our WFOEs’ corporate governance, as the organizational form and corporate structure of WFOEs have been governed by the PRC Company Law since 2006.

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PRC Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

The principal regulations governing foreign currency exchange in China are the PRC Foreign Exchange Administration Regulations, which were promulgated on January 29, 1996, and most recently amended on August 5, 2008, issued by SAFE and other relevant PRC government authorities. Pursuant to the PRC Foreign Exchange Administration Regulations, RMB is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of RMB into other currencies and remittance of the converted foreign currency outside the PRC for capital account items, such as direct equity investments, loans, and repatriation of investment, requires the prior approval from SAFE or its local office.

Payments for transactions that take place within the PRC must be made in RMB. Unless otherwise approved, PRC companies may not repatriate foreign currency payments received from abroad or retain the same abroad. FIEs may retain foreign exchange in accounts with designated foreign exchange banks under the current account items subject to a cap set by SAFE or its local office. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaged in settlement and sale of foreign exchange pursuant to relevant SAFE rules and regulations. For foreign exchange proceeds under the capital accounts, approval from SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in settlement and sale of foreign exchange.

Since 2012, SAFE has promulgated several circulars to substantially amend and simplify the current foreign exchange procedure. Pursuant to the Circular of SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, or “SAFE Circular 59,” promulgated by SAFE on November 19, 2012, which became effective on December 17, 2012, and was further amended on May 4, 2015 and December 30, 2019, approval of SAFE is not required for opening a foreign exchange account and depositing foreign exchange into the accounts relating to direct investments. SAFE Circular 59 also simplified foreign exchange-related registration required for foreign investors to acquire the equity interests of Chinese companies and further improve the administration on foreign exchange settlement for FIEs. The Circular on Further Simplifying and Improving the Foreign Currency Management Policy on Direct Investment, or “SAFE Circular 13,” effective from June 1, 2015, canceled the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment and simplified the procedure of foreign exchange-related registration. Pursuant to SAFE Circular 13, the investors shall register with banks for direct domestic investment and direct overseas investment.

The Circular on Reforming the Management Approach regarding the Settlement of Foreign Capital of Foreign-invested Enterprise, or “SAFE Circular 19,” which was promulgated by SAFE on March 30, 2015, and became effective on June 1, 2015, provides that an FIE may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to SAFE Circular 19, for the time being, FIEs are allowed to settle 100% of their foreign exchange capital on a discretionary basis; an FIE shall truthfully use its capital for its own operational purposes within the scope of business; where an ordinary FIE makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise must first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered. SAFE later promulgated the Circular on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or “SAFE Circular 16,” effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 or Circular 16 could result in administrative penalties such as restrictions on foreign exchange activities of such enterprises.

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Pursuant to SAFE Circular 13 and other laws and regulations relating to foreign exchange, when setting up a new foreign invested enterprise, the foreign invested enterprise shall register with the bank located at its registered place after obtaining the business license, and if there is any change in capital or other changes relating to the basic information of the FIE, including without limitation any increase in its registered capital or total investment, the foreign invested enterprise must register such changes with the bank located at its registered place after completing the filing with competent authorities. Pursuant to the relevant foreign exchange laws and regulations, the above-mentioned foreign exchange registration with the banks will typically take less than four weeks upon acceptance of the registration application.

Based on the foregoing, if we intend to provide funding to our wholly foreign owned subsidiaries through capital injection at or after their establishment, we must register the establishment of and any subsequent capital increase in our wholly foreign owned subsidiaries with the State Administration for Market Regulation or its local counterparts, file such via the foreign investment comprehensive administrative system, and register such with the local banks for the foreign exchange related matters. Once the FIL becomes effective, pursuant to Article 21 of the FIL, foreign investors will be free to remit profits, capital gains, income from asset disposal, or intellectual property royalties into and out of China in accordance with PRC laws. While there have not been any detailed rules issued on this regard, we do not expect that foreign investors will be able to freely remit funds into or out of China without any limitation. However, we do expect that foreign investors will enjoy more convenience when remitting their profits out of China.

Loans by Foreign Companies to their PRC Subsidiaries

A loan made by foreign investors as shareholders in a foreign invested enterprise is considered to be a foreign debt in China and is regulated by various laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Provisions on the Management of Foreign Debts, the Statistical Monitoring of Foreign Debts Tentative Provisions, the Detailed Rules for the Implementation of Provisional Regulations on Statistics and Supervision of External Debt, and the Administrative Measures for Registration of Foreign Debts, together, the “Foreign Debts Provisions.” Under the Foreign Debts Provisions, a shareholder loan in the form of a foreign debt made to its PRC subsidiary does not require the prior approval of SAFE. However, such a foreign debt must be registered with and recorded by SAFE or its local branches within 15 business days after entering into the foreign debt contract. Further, the balance of the foreign debts of a foreign invested enterprise shall not exceed the difference between the total investment and the registered capital of the foreign invested enterprise, or the “Total Investment and Registered Capital Balance.”

On January 12, 2017, PBOC issued PBOC Notice No. 9, which sets out the statutory upper limit on the foreign debts for PRC non-financial entities, including both FIEs and domestic-invested enterprises. Pursuant to PBOC Notice No. 9, the foreign debt upper limit for both foreign-invested and domestic-invested enterprise is calculated as twice the amount of the net asset of such enterprises. As to net assets, the companies shall take the net assets value stated in their latest audited financial statement. PBOC Notice No. 9 does not supersede the Foreign Debts Provisions. Pursuant to PBOC Notice No. 9, PBOC and SAFE shall reevaluate the calculation method for FIEs and determine what the applicable calculation method would be. As of the date of this prospectus, neither PBOC nor SAFE has issued and made public any further rules, regulations, notices, or circulars in this regard. It is uncertain which mechanism will be adopted by PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC subsidiaries. Under current practice, the relevant authorities are likely to allow FIEs, such as our PRC subsidiaries, to choose the calculation method either under the Foreign Debts Provisions or PBOC Notice No. 9 until any new regulation is issued. After the FIL becomes effective, however, it is uncertain whether the concept of “total investment” will still exist and whether the foreign debt quota will still be subject to the total Investment and Registered Capital Balance of an FIE or it will be replaced by the new mode introduced under PBOC Notice No. 9. As of the date of this prospectus, our PRC subsidiaries do not have any foreign debts owed to their foreign investor Energy Holdings.

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Dividend Distribution

The principal laws and regulations regulating the distribution of dividends by FIEs in the PRC include the FIL and PRC Company Law and their implementation regulations. Under the current regulatory regime in the PRC, FIEs in the PRC may pay dividends only out of their retained earnings, if any, determined in accordance with the PRC accounting standards and regulations. A PRC company is required to set aside at least 10% of its after-tax profits as statutory reserve funds, until the cumulative amount of such reserve funds reaches 50% of its registered capital, unless laws regarding foreign investment provide otherwise. A PRC company shall not distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

PRC Regulations Relating to Offshore Investments by PRC Residents

SAFE promulgated the SAFE Circular 37 in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore SPV undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions.

The SAFE Circular 37 was issued to replace Circular 75 (the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Round-trip Investments via Overseas Special Purpose Vehicles). SAFE further enacted the Notice on Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment effective from June 1, 2015, which allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. However, remedial registration applications made by PRC residents that previously failed to comply with the SAFE Circular 37 continue to fall under the jurisdiction of the relevant local branch of SAFE. In the event that a PRC shareholder holding interests in a SPV fails to fulfill the required SAFE registration, the PRC subsidiaries of that SPV may be prohibited from distributing profits to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the SPV may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. As of the date of this prospectus, four of our beneficial owners who are PRC residents have completed the registrations required by the SAFE Circular 37.

PRC Regulations on Employee Share Incentive Plans

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In addition, pursuant to the Notice of Issues Related to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company (“SAFE Circular 7”), which was issued by SAFE on February 15, 2012, employees, directors, supervisors, and other senior management participating in any share incentive plan of an overseas publicly-listed company, except for foreign diplomats and representatives of international organizations, who are PRC citizens or who are non-PRC citizens residing in China for a continuous period of not less than one year, are required to register with SAFE through a domestic agency as regulated in SAFE Circular 7.

In addition, the SAT has issued certain circulars concerning employee stock options and restricted shares, including the Circular on Issues Concerning the Individual Income Tax on Share-option Incentives (“Circular 461”) which was promulgated and took effect on August 24, 2009. Under Circular 461 and other relevant laws and regulations, employees working in the PRC who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company are required to file documents related to employee stock options and restricted shares with relevant tax authorities and to withhold individual income taxes of employees who exercise their stock option or purchase restricted shares. If the employees fail to pay or the PRC subsidiaries fail to withhold income tax in accordance with relevant laws and regulations, the PRC subsidiary may face sanctions imposed by the tax authorities or other PRC governmental authorities.

PRC Regulations on Mergers and Acquisitions and Overseas Listing

On August 8, 2006, six PRC governmental and regulatory agencies, including the MOFCOM and the CSRC, promulgated the M&A Rules governing the mergers and acquisitions of domestic enterprises by foreign investors, which became effective on September 8, 2006, and was revised on June 22, 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals, or “PRC Citizens,” intends to acquire equity interests or assets of any other PRC domestic company affiliated with PRC Citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also requires that an offshore special vehicle, or a SPV formed for overseas listing purposes and controlled directly or indirectly by the PRC companies or individuals, shall obtain the approval of the CSRC prior to overseas listing and trading of such SPV’s securities on an overseas stock exchange.

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Our PRC counsel, Universal Law Offices of Hangzhou, has advised us that, based on its understanding of current PRC laws, rules, and regulations, and the M&A Rules, the CSRC approval is not required for the listing and trading of our Class A ordinary shares on the Nasdaq Capital Market in the context of our initial public offering because the Company was established by means of direct investment rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rules, and was not a PRC domestic company as defined under the M&A Rules. Notwithstanding the above opinion, our PRC counsel has further advised us that uncertainties still exist as to how the M&A Rules will be interpreted and implemented and its opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If the CSRC or other PRC regulatory agencies subsequently determine that prior CSRC approval was required, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

The Trial Measures establish a list outlining the circumstances where a PRC enterprise is prohibited from offering and listing securities overseas, and the CSRC has the authority to block offshore listings that: (i) are explicitly prohibited by laws; (ii) may endanger national security as determined by relevant competent departments under the State Council; (iii) involve criminal offenses that disrupting PRC economy such as corruption, bribery, embezzlement, or misappropriation of property by the issuer, the controlling shareholder, and/or actual controller in the recent three years; (iv) involve the issuer under investigations for suspicion of criminal offenses or major violations of laws and regulations; or (v) involve material ownership disputes over the shares held by the controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. An issuer seeking direct or indirect overseas listing is also required to undergo national security review or obtain clearance from relevant authorities if necessary before making any application with overseas regulator or listing venue. Where an overseas securities regulator investigates and collects evidence relating to the overseas offering and listing of a PRC enterprise and related activities, and requests the CSRC for cooperation in accordance with the cross-border supervision and management cooperation mechanism, the CSRC may provide necessary assistance according to law and based on the principle of reciprocity. Our application for listing in Nasdaq does not fall under the circumstance that such overseas listing is prohibited by the Trial Measures, nor do we need to go through the review such as security review or clearance approval from relevant authorities.

According to the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as Existing Issuers. Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings.

Based on the foregoing, as our registration statement on Form F-1 was declared effective on February 4, 2021 and we completed our initial public offering and listing on February 9, 2021, we are currently not required to complete the filing procedures pursuant to the Trial Measures. However, in the event that we undertake new offerings or fundraising activities in the future, we may be required to complete the filing procedures.

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On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection, and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company and/or our subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

The Opinions, the Trial Measures, the revised Provisions, and any related implementing rules to be enacted may subject us to additional compliance requirements in the future. See “Risk Factors-Risks Relating to Doing Business in the PRC-Any actions by the Chinese government, including any decision to intervene or influence the operating entities’ operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause them to make material changes to their operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.”

PRC Regulations Relating to Taxation

Enterprise Income Tax

On March 16, 2007, the SCNPC promulgated the EIT Law which came into effect on January 1, 2008, and was later amended on February 24, 2017, and December 29, 2018, and on December 6, 2007, the State Council enacted the Regulations for the Implementation of the EIT Law which was amended and became effective on April 23, 2019. Under the EIT Law, both resident enterprises and non-resident enterprises are subject to tax in the PRC. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but are actually or in effect controlled from within the PRC. Non-resident enterprises are defined as enterprises that are organized under the laws of foreign countries and whose actual management is conducted outside the PRC, but have established institutions or premises in the PRC, or have no such established institutions or premises but have income generated from inside the PRC. Under the EIT Law and relevant implementing regulations, a uniform corporate income tax rate of 25% is applied. However, if non-resident enterprises have not formed permanent establishments or premises in the PRC, or if they have formed permanent establishment or premises in the PRC but there is no actual relationship between the relevant income derived in the PRC and the established institutions or premises set up by them, enterprise income tax is set at the rate of 20% with respect to their income sourced from inside the PRC.

Value-Added Tax

The Provisional Regulations of the PRC on Value-Added Tax were promulgated by the State Council on December 13, 1993, came into effect on January 1, 1994, and were last amended on November 19, 2017, and the Detailed Rules for the Implementation of the Provisional Regulations of the PRC on Value-Added Tax was promulgated by the Ministry of Finance on December 15, 2008, effective on January 1, 2009, and amended on October 28, 2011 (collectively, the “VAT Laws”). On November 19, 2017, the State Council promulgated the Decisions on Abolishing the Provisional Regulations of the PRC on Business Tax and Amending the Provisional Regulations of the PRC on Value-Added Tax, or the “Order 691.” According to the VAT Laws and the Order 691, all enterprises and individuals engaged in the sale of goods, the provision of processing, repair and replacement services, sales of services, intangible assets, real property, and the importation of goods within the territory of the PRC are the taxpayers of value-added taxes. The valued-added tax rates generally applicable are simplified as 13%, 9%, 6%, and 0%, and the value-added tax rate applicable to the small-scale taxpayers is 3%. In December 2020, the local tax authority notified us that beginning October 1, 2020, the VAT-in amount of our wood chip purchase would not be allowed to be deducted, which resulted in an increase in the purchasing cost of wood chips. The tax authority also required us to apply the change retrospectively beginning May 2018. As a result, we paid a full amount of approximately $429,000 of prior-period non-deductible VAT-in, and recorded it as cost of revenue in the fiscal year ended September 30, 2021. We do not have prior-period non-deductible VAT-in in the fiscal year 2022. We do not have prior-period non-deductible VAT in the fiscal year 2023.

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Tax Incentives

On January 29, 2016, the PRC Ministry of Science and Technology, the Ministry of Finance, and the SAT jointly enacted the Administrative Measures for Certification of High and New Technology Enterprises (2016 Amendment) (the “Measures for High-Tech Enterprises”), which repealed the previous measures issued in 2008, and became effective retroactively on January 1, 2016. Under the EIT Law and the Measures for High-Tech Enterprises, certain qualified high-tech companies may benefit from a preferential tax rate of 15% if they own core intellectual properties and their business fall into certain industries that are strongly supported by the PRC government and recognized by certain departments of the State Council.

Since the 1980s, the PRC has incentivized the “comprehensive utilization of resources,” which means using nonhazardous wastes as inputs to production, to create environmental benefits by avoiding disposal impacts, mitigating manufacturing impacts, and conserving undeveloped resources. Pursuant to the Notice on the Issues Concerning the Implementation of the Catalogue of Comprehensive Utilization of Resources Entitling Enterprises to Income Tax Preferences issued by the Ministry of Finance and the SAT on September 23, 2008, effective retrospectively on January 1, 2008, the EIT Law, and other relevant rules and regulations, incomes gained by an enterprise from producing products that are in compliance with the relevant national or industrial standards by using resources listed in the catalogue as main raw materials, are subject to a 10% reduction in calculating its taxable income. Khingan Forasen’s production of biomass electricity enjoys such a tax incentive. Further, according to the Notice of the Ministry of Finance and the SAT on Issuing the Catalogue of Value-Added Tax Preferences for Products and Labor Services for Comprehensive Utilization of Resources Incomes (the “Comprehensive Utilization of Resources Catalogue”) promulgated on June 12, 2015, and effective on the same day, taxpayers who are engaged in the sale of products made by themselves and the provision of services through comprehensive utilization of resources as listed in the Comprehensive Utilization of Resources Catalogue may enjoy the benefit of an immediate refund upon their payments of value-added taxes. Khingan Forasen’s use of forestry residues in the productions of activated carbon, which is listed in the Comprehensive Utilization of Resources Catalogue referred above, allows Khingan Forasen to enjoy a 70% refund upon its payment of value-added taxes each time.

Dividend Withholding Tax

The EIT Law provides that since January 1, 2008, an income tax rate of 20% will normally be applicable to dividends declared to non-PRC resident investors which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to the Double Tax Avoidance Arrangement and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%.

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However, based on the SAT Circular 81 promulgated on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such a reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. The SAT further released several circulars including the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties (the “SAT Circular 601) which listed seven unfavorable factors for the determination of “beneficial owner,” and the Announcement on the Recognition of the “Beneficial Owner” in Tax Treaties (the “SAT Announcement 30”) which provided a safe harbor rule for qualified non-tax residents to enjoy treaty benefits on dividends. Nevertheless, taxpayers and local-level tax authorities in China encountered numerous technical and practical problems when dealing with beneficial owner related cases due to lack of clearer guidance.

The SAT Circular 601 and the SAT Announcement 30 were abolished by the Circular on Relevant Questions Regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018, by the SAT and became effective on April 1, 2018 (the “SAT Circular 9”). According to the SAT Circular 9, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors will be taken into account and analyzed according to the actual circumstances of the specific cases, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in 12 months to residents in a third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties grants tax exemption on relevant incomes or levies tax at an extremely low rate. The SAT Circular 9 further provides that applicants who intend to prove their status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.

Tax on Indirect Transfer

On February 3, 2015, the SAT issued the Circular on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or “SAT Bulletin 7.” Pursuant to SAT Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure. According to the SAT Bulletin 7, where the payer fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable taxes will subject the transferor to default interest. The SAT Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or SAT Circular 37, which further elaborates the relevant implemental rules regarding the calculation, reporting and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of the SAT Bulletin 7. The SAT Bulletin 7 may be determined by the tax authorities to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiary where non-resident enterprises, being the transferors, were involved. See “Risk Factors- Risks Relating to Doing Business in the PRC- We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

PRC Regulations Relating to Intellectual Property Rights

Patent Law

According to the Patent Law of the PRC (2020 Amendment), the State Intellectual Property Office is responsible for administering patent law in the PRC. The patent administration departments of provincial, autonomous region, or municipal governments are responsible for administering patent law within their respective jurisdictions. The Chinese patent system adopts a first-to-file principle, which means that when more than one person files different patent applications for the same invention, only the person who files the application first is entitled to obtain a patent of the invention. To be patentable, an invention or a utility model must meet three criteria: novelty, inventiveness, and practicability. A patent is valid for 20 years in the case of an invention, 10 years in the utility model patent and 15 years in the case of designs. All calculated from the date of application.

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Trademarks

Registered trademarks are protected under the Trademark Law of the PRC, promulgated by SCNPC on August 23, 1982, last amended on April 23, 2019, and effective on November 1, 2019, and the Implementation Regulations of the Trademark Law of the PRC, promulgated by the State Council on August 3, 2002, and amended on April 29, 2014. Trademarks are registered with the Trademark Office of the State Administration for Industry and Commerce. Where registration is sought for a trademark that is identical or similar to another trademark that has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of the former trademark could be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked.

Domain Names

The Ministry of Industry and Information Technology (the “MIIT”) promulgated the Administration Measures of Internet Domain Names (the “Domain Name Measures”) on August 24, 2017, which came into force on November 1, 2017. The China Internet Network Information Center, or the CNNIC, issued the Implementation Rules for Country Code Top-Level Domain Name Registration, which set forth detailed rules for registration of domain names, and Country Code Top-Level Dispute Resolutions Rules on June 18, 2019. Pursuant to these laws, regulations, and administrative rules, domain names registrations are processed through domain names service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

See “Risk Factors-Risks Related to Our Business-Disclosure of our trade secrets and other proprietary information, or a failure to adequately protect these or our other intellectual property rights, could result in increased competition and have a material adverse effect on our business and financial results.”

PRC Regulations Relating to Labor and Social Welfare

Labor Protection

The Labor Contract Law, which was promulgated on January 1, 2008, amended on December 28, 2012, and became effective on July 1, 2013, is primarily aimed at regulating rights and obligations in employer and employee relationship, including the establishment, performance and termination of labor contracts. Pursuant to the Labor Contract Law, labor contracts shall be concluded in writing if labor relationships are to be or have been established between employers and the employees. Employers are prohibited from forcing employees to work above certain time limit and employers shall pay employees for overtime work in accordance to national regulations. In addition, employee wages shall be no lower than local standards on minimum wages and must be paid to employees in a timely manner. See “Risk Factors-Risks Relating to Doing Business in the PRC-Increases in labor costs in the PRC may adversely affect the operating entities’ business and the operating entities’ profitability.”

Social Insurance and Housing Fund

As required under the Regulation of Insurance for Labor Injury implemented on January 1, 2004, and amended in 2010, the Provisional Measures for Maternity Insurance of Employees of Corporations implemented on January 1, 1995, the Decisions on the Establishment of a Unified Program for Old-Aged Pension Insurance of the State Council issued on July 16, 1997, the Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council promulgated on December 14, 1998, the Unemployment Insurance Measures promulgated on January 22, 1999, and the Social Insurance Law of the PRC implemented on July 1, 2011, and last amended on December 29, 2018, employers are required to provide their employees in the PRC with welfare benefits covering pension insurance, unemployment insurance, maternity insurance, labor injury insurance, and medical insurance. These payments are made to local administrative authorities. Any employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a prescribed time limit and be subject to a late fee at the rate of 0.05% per day of the outstanding amount from the due date. If the employer still fails to make up for the shortfalls within the prescribed time, the relevant administrative authorities will impose a fine of one to three times the outstanding amount upon them.

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Article 84 of the Social Insurance Law mandates that if an employer does not register for social insurance, the social insurance administrative department will require the employer to rectify this within a specified timeframe. Failure to comply within this period can result in a fine ranging from double to triple the amount of the due social insurance premiums. Additionally, the individual in charge and other directly responsible personnel could face personal fines ranging from RMB500 to RMB3,000.

On July 20, 2018, the General Office of the CPC Central Committee and the General Office of the State Council jointly issued the Reform Plan of the State Tax and Local Tax System, which specified that starting January 1, 2019, local tax authorities would become the administration authority for social insurance, and such payments shall be made to the local tax authorities. On November 16, 2018, the State Administration of Taxation released the Notice of Certain Measures on Further Supporting and Serving the Development of Private Economy, which provided that the policy for social insurance shall remain stable and the State Administration of Taxation will pursue to lower the social insurance contribution rates with the relevant authorities, and ensure the overall burden of social insurance contribution on enterprises will be lowered. With regard to the arrearages of contributors, including private enterprises, for the previous years, centralized settlement shall not be organized or implemented without authorization. On November 22, 2018, the NDRC, PBOC, and 26 other regulatory departments jointly circulated the Notice of the Memorandum of Understanding Regarding the Implementation of Joint Discipline on Severe Discredited Enterprises and Relevant People in the of Social Insurance, which confirmed that the relevant authorities would publicize an enterprise’s severe discredit in social insurance payments through official website, limit its government financial support, and limit its opportunities in participation of government projects.

In accordance with the Regulations on the Management of Housing Fund which was promulgated by the State Council in 1999, amended on March 24, 2019, and became effective on the same day, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employer and employee are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

See “Risk Factors - Risks Relating to Doing Business in the PRC-The operating entities are not in compliance with the PRC’s regulations relating to employee benefit plans, and as a result, they may be subject to penalties if they are not able to remediate the non-compliance.”

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MANAGEMENT

The following table sets forth information regarding our directors and executive officers As of the date of this prospectus.

Name	Age	Position(s)
Xinyang Wang	27	Chairwoman of the Board and Director
Jinwu Huang	51	Chief Financial Officer
Wenhua Liu	56	Interim Chief Executive Officer and Director
Phillip Connelly	71	Independent Director
Wenbiao Zhang	57	Independent Director
Jian Chen	55	Independent Director
Ming Yi	44	Independent Director

The following is a brief biography of each of our executive officers and directors:

Ms. Xinyang Wang has been our chairwoman of the board of directors since March 2023, and she has served as the Secretary of the Board of the Company, since July 2021. Ms. Wang received a Bachelor of Arts degree in Mathematics and a Bachelor of Science degree in Computer Science from Indiana University Bloomington in May 2020. She later received a Master of Science degree in Financial Technology from the Chinese University of Hong Kong in November 2021.

Mr. Jinwu Huang has been our chief financial officer since March 2022 and is responsible for supervising our finance team, reviewing and approving financial and accounting transactions, and financial regulation compliance. Since January 2014, Mr. Huang has served as a financial manager of Greater Khingan Range Forasen Energy Technology Co., Ltd. and Manzhouli Zhongxing Energy Technology Co., Ltd., both of which are wholly owned subsidiaries of the Company. Prior to joining the Company, Mr. Huang served as a financial manager of the Northern Branch of Forasen Co., Ltd. between September 2006 and September 2013 and an accountant of Zhejiang Suichang Mineral Industry and Trade Co., Ltd. between June 2000 and July 2006. Mr. Huang received his associate degree in Accounting from Zhejiang Business College in 1994.

Mr. Wenhua Liu has served as our director since June 2022 and has served as our interim CEO since May 2024. Mr. Liu has served as the executive director of CN Energy Industrial Development Co., Ltd., our main operating entity in China, since April 2022. From August 2021 to March 2022, Mr. Liu served as the chief financial officer of Farmmi, Inc. Prior to that, from March 2015 to July 2021, Mr. Liu served as the general manager of the financial department of Forasen Holding Group Co., Ltd., a China-based corporation focusing on agricultural products trade, new energy industries, and investment business. He also served as the chief financial officer at Halumm (China) Co, Ltd., a China-based technology research and development company focusing on total solution services for prefabricated buildings, from October 2010 to February 2015. Mr. Liu served as the chief auditor for Zhejiang Boda Plastic Technology Co., Ltd, a China-based corporation focusing on producing various types of plastic pipes, from August 2009 to September 2010, and served as the chief financial officer for Zhejiang Taizhou Hongda Textile Co., Ltd, a China-based corporation focusing on production and sales of industrial chemical fiber waterproof cloth, luggage cloth, and light textile machinery accessories, from April 2004 to June 2009. From October 1997 to March 2004, Mr. Liu served as the vice president of the subsidiaries of BC Stone Group, a China-based corporation focusing on real estate, finance, new building materials, logistics, and environmental protection. Mr. Liu received a bachelor’s degree in Accounting from Hunan University of Finance and Economics in 1995.

Mr. Phillip Connelly has been our independent director since April 2020. Mr. Connelly retired from his position as the executive vice chancellor of Wenzhou-Kean University in March 2018, where he oversaw the complete operations of the university in accordance with the direction established in its strategic plan since July 2008. From September 2002 to June 2008, Mr. Connelly served as the vice-president for administration and finance of Kean University, and was responsible for the operations of the divisions of financial services, computer services, facilities maintenance, campus planning, campus safety, and human resources. Mr. Connelly received his Master of Business Administration degree in Finance from Fordham University in 1985 and his bachelor’s degree in Accounting from Rutgers University in 1981.

Mr. Wenbiao Zhang has been our independent director since August 2019. Mr. Zhang is an experienced researcher in the areas of bamboo charcoal and biomass energy, who published over 60 papers on Chinese and international journals, owns 10 patents in the PRC, and has been a committee member of multiple bamboo material related organizations. Mr. Zhang has been a professor and doctorial supervisor of Zhejiang A&F University since July 2002, whose research focuses on the pyrolysis of biomass in bamboo, biochar and its functional composites, and the production of clean energy from biomass. Mr. Zhang has served as an independent director of Jiangshan Oupai Door Co., Ltd., a public company in the PRC since October 2015. Mr. Zhang received his doctoral degree and master’s degree in Wooden Materials and Technology from Nanjing Forestry University in 2002 and 1999, respectively, and his bachelor’s degree in Wooden Materials and Engineering from Zhejiang A&F University in 1994.

Ms. Jian Chen has been our independent director since June 2020. Ms. Chen has served as the vice president of Kean USA Group Inc. since October 2010. From March 2007 to October 2010, Ms. Chen served as a senior financial manager of Verizon Wireless, Inc. From March 2000 to March 2007, Ms. Chen served as a senior system/business supervisor of Bristol-Myers Squibb. Ms. Chen received her Master of Business Administration degree in Management Information System from Kean University in 1999 and her bachelor’s degree in Accounting and Finance from University of Nebraska in 1993.

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Mr. Ming Yi, has been serving since 2020 as the Chief Financial Officer of Future FinTech Group Inc. (NASDAQ: FTFT), and from 2020 to 2022, Mr. Yi served as the independent director of Hudson Capital Inc. (NASDAQ: HUSN) and Chairperson of the Audit Committee. From 2018-2019, Mr. Yi served as the Chief Financial Officer of SSLJ.com Ltd . From 2011 to 2018, Mr. Yi served as the Chief Financial Officer of Wave Sync Corp. (OTC: WAYS). From 2007 to 2010, Mr. Yi was the Senior Accountant of Ernst & Young. From 2003 to 2006, Mr. Yi was the accountant and supervisor of N.G. Australia Pty Ltd. Mr. Yi obtained a Bachelor Degree of Business from Liao Ning University and a Master of Business from Victoria University. Mr. Yi is also a CPA Charter holder (CPA Australia).

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors consists of six directors. We have determined that Wenbiao Zhang, Jian Chen, Ming Yi and Phillip Connelly satisfy the “independence” requirements of the Nasdaq Capital Market corporate governance rules.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our third amended and restated memorandum and articles of association or the BVI Act. In fulfilling their duty of care to us, our directors must ensure compliance with our third amended and restated memorandum and articles of association. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

•	appointing officers and determining the term of office of the officers;

•	authorizing the payment of donations to religious, charitable, public, or other bodies, clubs, funds, or associations as deemed advisable;

•	exercising the borrowing powers of the company and mortgaging the property of the company;

•	executing checks, promissory notes, and other negotiable instruments on behalf of the company; and

•	maintaining or registering a register of mortgages, charges, or other encumbrances of the company.

Terms of Directors and Executive Officers

Each of our directors generally holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Committees of the Board of Directors

We have established an audit committee, a compensation committee, and a nominating and corporate governance committee. Our independent directors serve on each of the committees. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

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Audit Committee. Our audit committee consists of our four independent directors, Wenbiao Zhang, Jian Chen, Ming Yi, and Phillip Connelly. Mr. Yi is the chairperson of our audit committee. We have determined that each of our independent directors also satisfy the “independence” requirements of Rule 10A‑3 under the Securities Exchange Act. Our board also has determined that Mr. Connelly qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Capital Market corporate governance rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee is responsible for, among other things:

•	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•	reviewing with the independent auditors any audit problems or difficulties and management’s response;

•	discussing the annual audited financial statements with management and the independent auditors;

•	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•	reviewing and approving all proposed related party transactions;

•	meeting separately and periodically with management and the independent auditors; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of our three independent directors, Wenbiao Zhang, Jian Chen, and Phillip Connelly. Mr. Connelly is the chairman of our compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

•	reviewing and approving the total compensation package for our most senior executive officers;

•	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•	reviewing and recommending to the board with respect to the compensation of our directors;

•	reviewing periodically and approving any long-term incentive compensation or equity plans;

•	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•	reviewing programs or similar arrangements, annual bonuses, employee pension, and welfare benefit plans.

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Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of our three independent directors, Wenbiao Zhang, Jian Chen, and Phillip Connelly. Mr. Zhang is the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

•	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•	identifying and recommending to our board the directors to serve as members of committees;

•

advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics applicable to all of our directors, officers, and employees. We have made our code of business conduct and ethics publicly available on our website.

Compensation Recovery Policy

We have adopted a compensation recovery policy to provide for the recovery of erroneously-awarded incentive compensation, as required by the Dodd-Frank Wall.

Compensation

For the fiscal year ended September 30, 2024, we paid an aggregate of $204,553.97 as compensation to our executive officers and directors. None of our non-employee directors have any service contracts with us that provide for benefits upon termination of employment. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. Our PRC subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, and other statutory benefits and a housing provident fund.

Employment Agreements with Named Executive Officers

On March 17, 2022 and March 3, 2023, we entered into employment agreements with our executive officers. Pursuant to the employment agreements, we agreed to employ each of our executive officers for a specified time period, which may be renewed upon both parties’ agreement 30 days before the end of the current employment term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

Our employment agreement with Ms. Xinyang Wang, our chairwoman, is for a term of three years beginning on March 3, 2023, with an annual salary of RMB500,000 (approximately $72,800).

Our employment agreement with Mr. Jinwu Huang, our chief financial officer, is for a term of three years beginning on March 17, 2022, with an annual salary of RMB200,000 (approximately $27,599).

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2023 Share Incentive Plan

In August 2023, our board of directors adopted, and in September 2023, our shareholders approved, the 2023 Plan. This 2023 Plan is to attract and retain the best available personnel, to provide additional incentives to employees, directors, and consultants, and to promote the success of the Company’s business. The maximum aggregate number of shares that may be issued under the 2023 Plan is initially 205,996 Class A ordinary shares, calculated on a post-Share Consolidation basis. As of the date of this prospectus, we have not granted any awards under the 2023 Plan.

The following summarizes the material terms of the 2023 Plan:

Types of Awards: The 2023 Plan permits, individually or collectively, the grant of an option, share appreciation right, dividend equivalent right, restricted share, restricted share unit, or other right or benefit under the Plan approved by our board of directors or compensation committee of the board.

Plan Administration: Our board of directors or the compensation committee administers the 2023 Plan. The board or the compensation committee determines, among other things, the participants to receive awards, the type and number of awards to be granted to each participant, and the terms and conditions of each award grant.

Award Agreement: Awards granted under the 2023 Plan are evidenced by an award agreement that sets forth terms, conditions, and limitations for each award, which may include the term of the award, the provisions applicable in the event of the grantee’s employment or service terminates, and our authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind the award.

Term of Award: The term of each award shall be the term stated in the award agreement and no longer than 10 years after its grant. Notwithstanding the foregoing, the specified term of any award shall not include any period for which the grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the award.

Eligibility: Awards may be granted to employees, directors, and consultants. An employee, director, or consultant who has been granted an award may, if otherwise eligible, be granted additional awards.

Vesting Schedule: The awards to be issued to any grantee under the 2023 Plan shall be subject to the vesting schedule as specified in the award agreement of such grantee. The administrator shall have the right to adjust the vesting schedule of the awards granted to any grantees.

Exercise of Awards: The exercise price per share subject to an option is determined by the plan administrator and set forth in the award agreement, which may be a fixed price or a variable price related to the fair market value of the shares. The vested portion of option will expire if not exercised prior to the time as the plan administrator determines at the time of its grant.

Transferability of Awards: Subject to the applicable laws, awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the grantee, only to the extent and in the manner approved by the 2023 Plan administrator. Notwithstanding the foregoing, the grantee may designate one or more beneficiaries of the grantee’s award in the event of the grantee’s death on a beneficiary designation form provided by the plan administrator.

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Amendment, Suspension, or Termination of the 2023 Plan: The compensation committee may at any time amend (including extend the term of the 2023 Plan), suspend or terminate the 2023 Plan. No awards may be granted during any suspension of the 2023 Plan or after termination of the 2023 Plan. Unless otherwise determined by the plan administrator in good faith, the suspension or termination of the 2023 Plan shall not materially adversely affect any rights under awards already granted to a grantee.

Pursuant to our third amended and restated articles of association, the minimum number of directors consist of not less than one person unless otherwise determined by the shareholders in a general meeting. Our directors in office immediately prior to the first annual general meeting following the listing of our Class A ordinary shares on the Nasdaq Capital Market will retire at that annual general meeting unless re-elected. After the first annual general meeting following the listing of our ordinary shares, unless removed or re-appointed, each director will be appointed for a term expiring at the next-following annual general meeting, if any is held. At any annual general meeting held, our directors will be elected by a majority vote of shareholders eligible to vote at that meeting. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

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SELLING SHAREHOLDERS

This prospectus relates to the resale by the Selling Shareholders of up to 1,977,302 Class A Ordinary Shares issued to the Class A Investors pursuant the Class A Purchase Agreement.

The Selling Shareholders may from time to time offer and sell any or all of the Class A Ordinary Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement.

The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, and the aggregate number of Class A Ordinary Shares that the Selling Shareholders may offer pursuant to this prospectus.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such Class A Ordinary Shares. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Shareholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

	Ordinary Shares Beneficially Owned(3)		Ordinary Shares Registered	Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby(3)(4)
	Number	Percentage(2)	Hereby	Shares	Percentage(2)
Directors and Executive Officers(1):
Xinyang Wang(8)	—	—	—	—	—
Jinwu Huang	—	—	—	—	—
Wenhua Liu	—	—	—	—	—
Phillip Connelly	—	—	—	—	—
Wenbiao Zhang	—	—	—	—	—
Jian Chen	—	—	—	—	—
Ming Yi

All directors and executive officers as a group:	—	—	—	—	—

5% Shareholders(2):
Weastfinace Group Inc (5)	631,391	11.2%	—	631,391	11.2%
Yefang Zhang (6)	635,419	11.3%	—	635,419	11.3%

Selling Shareholders:
Sevenbull Logistics Limited (7)	85,913	1.722%	85,913	0	0%
HK Hiartmy Holdings Limited (8)	217,391	4.35%	217,391	0	0%
C A Great Wall Trading LLC (9)	517,391	10.37%	517,391	0	0%
Yigangyi Limited (10)	217,391	4.35%	217,391	0	0%
Huijun Ye (11)	269,565	5.40%	269,565	0	0%
Cheng Gu (12)	152,260	3.05%	152,260	0	0%
Taxus International Investment Company LLC (13)	517,391	10.37%	517,391	0	0%

*	Represents beneficial ownership or voting power of less than 1%.

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(1)

Unless otherwise indicated, the business address of each of the individuals is Building 1-B, Room 303, No. 268 Shiniu Road, Liandu District, Lishui City, Zhejiang Province, the PRC. The business address of Phillip Connelly is 136 Lord Avenue, Bayonne, New Jersey 07002. The business address of Wenbiao Zhang is No.666 Wusu Street, Linan District, Hangzhou City, Zhejiang Province, the PRC. The business address of Jian Chen is 57 Sycamore Lane, Skillman, New Jersey 08558.

(2)

“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of October 23, 2025, and the percentage is based upon 4,988,337 Class A Ordinary Shares and 635,419 Class B Ordinary Shares issued and outstanding as of October 23, 2025. The selling shareholder’s information comes from questionnaire provided by the selling shareholder to the Company dated around the date of this prospectus, and such information may have changed from the date such information was provided until the date of this prospectus or after the date of this prospectus.

(3)

For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our outstanding Class A ordinary shares and Class B ordinary shares as a single class.

(4)	Assumes the sale of all shares offered herein.
(5)

Represents 631,391 Class B Ordinary Shares held by Weastfinace Group Inc., which is 100% owned by Xinyang Wang, that are subject to the Voting Agreement described in footnote (5). Accordingly, for purposes of determining beneficial ownership and voting control, these Class B Ordinary Shares are included in the total number of shares over which Yefang Zhang exercises voting power. The business address of Weastfinace Group Inc. is 1751 W Lincoln Ave, Anaheim, CA 92801.

(6)

Represents 4,028 Class B ordinary shares held by Global Clean Energy Limited, a British Virgin Islands company, which is 100% owned by Ms. Yefang Zhang, who has the sole dispositive and investment power over the Class B ordinary shares and 631,391 Class B Ordinary Shares held of record by Weastfinace Group Inc. that are subject to an irrevocable proxy granted to Ms. Yefang Zhang pursuant to a Voting Agreement dated September 16, 2025; Ms. Zhang has sole voting power over such Weastfinace shares and no economic interest in them. The business address of Global Clean Energy Limited is 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands.

(7)

Represents 85,913 Class A ordinary shares held by Sevenbull Logistics Limited, which is 100% owned by Qi Zhou, who has the sole dispositive and investment power over the shares held. The business address Sevenbull Logistics Limited is Rm 1911, Lee Garden One, 33 Hysan Ave, Causeway Bay, HK.

(8)

Represents 217,391 Class Ordinary Shares held HK Hiartmy Holdings Limited, which is 100% owned by Minghui Liu, who has the sole dispositive and investment power over the shares held. The business address HK Hiartmy Holdings Limited is 300 Lockhart Road, Wan Chai, HK.

(9)

Represents 517,391 Class A Ordinary Shares held by CA Great Wall Trading LLC, which is 100% owned by Kui Chen, who has the sole dispositive and investment power over the shares held. The business address of CA Great Wall Trading LLC is 46 William St, Binghamton, NY 13904.

(10)

Represents 217,391 Class A Ordinary Shares held by Yigangyi Limited, which is 100% owned by Jingmin Liu, who has the sole dispositive and investment power over the shares held. The business address of Yigangyi Limited is Rm 1911, Lee Garden One, 33 Hysan Ave, Causeway Bay, HK.

(11)

Represents 269,565 Class A Ordinary Shares held by Huijun Ye, which is 100% owned by Huijun Ye, who has the sole dispositive and investment power over the shares held. The business address of Huijun Ye is 15 Union SQ W APT 4F, NY 10003-3328.

(12)

Represents 269,565 Class A Ordinary Shares held by Cheng Gu, which is 100% owned by Cheng Gu, who has the sole dispositive and investment power over the shares held. The business address of Cheng Gu is 4202-2191 Yonge Street, Toronto, Canada, M4S3H8.

(13)

Represents 517,391 Class A Ordinary Shares held by Taxus International Investment Company LLC, which is 100% owned by Zhiyuan Xie, who has the sole dispositive and investment power over the shares held. The business address of Taxus International Investment Company LLC is 113 Bittercress Ct., Cary NC, 27518.

RELATED PARTY TRANSACTIONS

The relationship and the nature of related party transactions are summarized as follow:

Name of Related Party	Relationship to the Company	Nature of Transactions
Yefang Zhang	Principal shareholder	Providing working capital loan to the Company

Due to a related party

As of September 30, 2024 and 2023, the Company owed Yefang Zhang $611,327 and $152,556, respectively. The balance of due to related parties is interest-free, unsecured, and due upon demand.

Voting Agreement with Weastfinace Group Inc.

On September 16, 2025, the Company entered into a Voting Agreement with Yefang Zhang (“Zhang”), and Weastfinace Group Inc. (“Weastfinace”), both holders of Class B Ordinary Shares.

Under the agreement, Weastfinace irrevocably appointed Zhang, and any designee of Zhang, as its proxy and attorney-in-fact to vote all 631,391 Class B ordinary shares owned by Weastfinace on all matters submitted to a vote of the Company’s shareholders. The proxy is coupled with an interest and is irrevocable to the fullest extent permitted under British Virgin Islands law. Zhang may vote such shares at her sole discretion and Weastfinace agreed not to take any action that would interfere with Zhang’s voting power.

The Voting Agreement also provides that Weastfinace will vote its shares in accordance with Zhang’s instructions and will not transfer or assign its shares unless the transferee agrees in writing to be bound by the agreement. The agreement remains in effect until terminated by Zhang on five days’ written notice and cannot be unilaterally terminated by Weastfinace.

The Voting Agreement effectively permits Zhang to control the voting of all Class B ordinary shares held by Weastfinace, thereby consolidating the voting power of Zhang with respect to the election of directors and other matters requiring shareholder approval. The Company, as a limited-purpose signatory, agreed to provide Zhang with the same notices of shareholder meetings and other materials as it provides to Weastfinace and acknowledged the terms of the irrevocable proxy.

The agreement was entered into in connection with the Securities Purchase Agreement dated August 1, 2025, pursuant to which the Company sold Class B ordinary shares to Weastfinace. The Voting Agreement was a condition to closing of that sale.

Employment Agreements

See “Management - Board Practices-Employment Agreements with Named Executive Officers.”

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PLAN OF DISTRIBUTION

We will not receive any of the proceeds from the sale of the securities by the Selling Shareholders. The Selling Shareholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling the Shares or interests in our Class A Ordinary Shares received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of its Class A Ordinary Shares or interests in our Class A Ordinary Shares on any stock exchange, market or trading facility on which our Class A Ordinary Shares, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of their Class A Ordinary Shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell Class A Ordinary Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners or shareholders;

●	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Class A Ordinary Shares at a stipulated price per share or warrant; and

●	a combination of any such methods of sale.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some of our Class A Ordinary Shares owned by it and, if the Selling Shareholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Class A Ordinary Shares, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgee, transferee or other successors in interest as the Selling Shareholders under this prospectus. The Selling Shareholders also may transfer Class A Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of our Class A Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell our Class A Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge our Class A Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of our Class A Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of our Class A Ordinary Shares offered by it will be the purchase price of such Class A Ordinary Shares less discounts or commissions, if any. The Selling Shareholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of our Class A Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholders.

The Selling Shareholders also may in the future resell a portion of our Class A Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act; provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

With respect to the Purchase Shares, Selling Shareholders is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended..

To the extent required by the Securities Act, any discounts, commissions, concessions or profit that the Selling Shareholders earns on any resale of Ordinary Shares may be underwriting discounts and commissions under the Securities Act. Any Selling Shareholders that is an underwriter within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Class A Ordinary Shares to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of our Class A Ordinary Shares offered by the Selling Shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A ordinary share. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more Class A Ordinary Shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A Ordinary Shares by bidding for or purchasing Class A Ordinary Shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Class A Ordinary Shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Ordinary Shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Shareholders party thereto against certain liabilities that it may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Shareholders may be required to make with respect thereto. In addition, we and the Selling Shareholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

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We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Shareholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

The Selling Shareholders may use this prospectus in connection with resales of our Class A Ordinary Shares. This prospectus and any accompanying prospectus supplement will identify the Selling Shareholders, the terms of our Class A Ordinary Shares and any material relationships between us and the Selling Shareholders. The Selling Shareholders may be deemed to be an underwriter under the Securities Act in connection with our Class A Ordinary Shares it resells and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Shareholders will receive all the net proceeds from the resale of our Class A Ordinary Shares.

The Selling Shareholders that is an entity may elect to make an in-kind distribution of Class A Ordinary Shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely Class A Ordinary Shares pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of Class A Ordinary Shares to be offered and sold pursuant to this prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our third amended and restated memorandum and articles of association are summaries and do not purport to be complete. References are made to our third amended and restated memorandum and articles of association, forms of which are filed as an exhibit to the registration statement of which this prospectus is a part.

We are a BVI business company incorporated under the laws of the British Virgin Islands and our affairs are governed by our Third Amended and Restated Memorandum and Articles of Association, and BVI Act, and the common law of the British Virgin Islands.

As of the date of this prospectus, we are authorized to issue an unlimited number of Class A Ordinary Shares of no par value and unlimited number of Class B Ordinary Shares of no par value. As of the date of this prospectus, 4,988,337 Class A Ordinary Shares and 635,419 Class B Ordinary Shares are issued and outstanding.

Ordinary Shares

General. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates evidencing the shares are issued in registered form. Our ordinary shares have the following characteristics:

Voting. At each meeting of shareholders, each holder of ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A ordinary share and 50 votes for each Class B ordinary share that such shareholder holds. In addition, all shareholders of a particular class are entitled to vote at a meeting of the holders of that class of shares.

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Conversion Rights. Class A Ordinary Shares are not convertible. Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis.

Ranking. Each holder of ordinary shares has an equal share in the distribution of the surplus assets of the Company.

Dividends. Holders of ordinary shares are entitled to an equal share in any dividend paid to such ordinary shares class.

Cumulative Voting Rights

There is nothing under British Virgin Islands law which specifically prohibits or restrict the creation of cumulative voting rights for the election of our directors. Our third amended and restated memorandum and articles do not provide for cumulative voting for elections of directors.

Variation of Rights of Shares

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class being varied and entitled to vote, which were present at such meeting.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our third amended and restated memorandum and articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our third amended and restated memorandum and articles governing the ownership threshold above which shareholder ownership must be disclosed.

Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our third amended and restated memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Changes in the Number of Shares We Are Authorized to Issue and Those in Issue

Subject to the BVI Act and our third amended and restated memorandum and articles, we may from time to time by resolution of our board of directors or resolution of members (as may be appropriate):

●	amend our memorandum to increase or decrease the maximum number of ordinary shares we are authorized to issue;

●	divide our authorized and issued ordinary shares into a larger number of ordinary shares;

●	combine our authorized and issued ordinary shares into a smaller number of ordinary shares; and

●

create new classes of shares with preference to be determined by resolution of the board of directors to amend the memorandum and articles to create new classes of shares with such preferences at the time of authorization.

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Subject to the provisions of the BVI Act and our articles regarding redemption, purchase, and issuance of the shares, the directors have general and unconditional authority to issue and allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to issue shares which carry rights and privileges that are preferential to the rights attaching to ordinary shares. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Calls on Shares and Forfeiture of Shares

Our board of directors may, on the terms established at the time of the issuance of such shares, the Third Amended and Restated Memorandum and Articles of Association or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, NY 11598.

Transfer of Shares

Subject to the restrictions in our third amended and restated memorandum and articles and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee or in any other manner as may be permitted in accordance with applicable exchange rules or requirements of the Nasdaq Capital Market or by any recognized stock exchange on which our securities are listed. Our board of directors may not resolve to refuse or delay the transfer of any ordinary share unless the shareholder has failed to pay an amount due in respect of it.

Meetings of Shareholders

Under our third amended and restated memorandum and articles, a copy of the notice of any meeting of shareholders shall be given not less than seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting and our directors. Our board of directors may call a meeting of shareholders upon the written request of shareholders holding at least 30% of our issued voting shares in respect of the matter for which such meeting is requested. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing more than one-half of the issued shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the ordinary shares or class or series of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chairperson of our board of directors shall be the chairperson presiding at any meeting of the shareholders. If the chairperson of our board is not present, or there is no such chairperson, then the members present shall choose a shareholder to act to chairperson the meeting of the shareholders. If the shareholders are unable to choose a chairperson for any reason, then the person representing the greatest number of voting shares present in person or by proxy shall preside as chairperson, failing which the oldest individual member or member representative shall take the chair.

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A corporation that is a shareholder shall be deemed for the purpose of our third amended and restated memorandum and articles to be present in person if represented by its duly authorized representative who has been authorized to do so by resolutions of its directors or other governing body. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the British Virgin Islands as the directors determine to be necessary or desirable. A director must be given not less than three business days’ notice of a meeting of directors. A meeting of directors may be called on short notice if all of the directors entitled to vote on the matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose (unless that director objects in writing before or at the meeting). At any meeting of directors, a quorum will be present if more than one-half of the total number of directors is present, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

Directors’ Interest

A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director’s interest was disclosed in accordance with the memorandum and the articles prior to the Company entering into the transaction. A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction.

Protection of Minority Shareholders and Shareholder Action

The enforcement of our rights will ordinarily be a matter for our directors. However, in certain limited circumstances, a shareholder may have the right to seek certain remedies against us in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or a director of a company engages in, proposes to engage in, or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, a BVI court may, on application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be, oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order which can, if the court considers that it is just and equitable to do so, require the company or any other person to pay compensation to the shareholders (among various other potential orders and remedies). Under Section 184G of the BVI Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder.

Under Section 184C of the BVI Act, a shareholder also may, with the permission of the BVI court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant permission to bring a derivative action where the following circumstances apply: (i) the company does not intend to bring, diligently continue or defend or discontinue proceedings; or (ii) it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

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When considering whether to grant leave, the BVI court is also required to have regard to the following matters: whether the shareholder is acting in good faith; whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters; whether the proceedings are likely to succeed; the costs of the proceedings in relation to the relief likely to be obtained; and whether an alternative remedy is available.

Any shareholder of a company may apply to BVI court under the Insolvency Act, 2003 of the BVI for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Generally, any other claims against a BVI company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the BVI Act or the company’s memorandum and articles of association. There are also common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts may intervene are the following: a company is acting or proposing to act illegally or beyond the scope of its authority; the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or those who control the company are perpetrating a “fraud on the minority.”

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register. From 1 January 2023, it is also possible to search for a list of existing directors of a BVI company for a nominal fee.

Our members are also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Liquidation

As permitted by the BVI Act and our third amended and restated memorandum and articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

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If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

TAXATION

People’s Republic of China Taxation

We are a holding company incorporated in the British Virgin Islands and receive income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that PRC-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property, and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Circular 82, which provides guidance on the determination of the tax residence status of a PRC-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although CN Energy does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a PRC-controlled offshore incorporated enterprise within the meaning of SAT Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Circular 82 to evaluate the tax residence status of CN Energy and its subsidiaries organized outside of China.

According to SAT Circular 82, a PRC-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, the key assets and records of CN Energy, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside China, same as of Energy Holdings. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that CN Energy and its offshore subsidiary should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Circular 82 were deemed applicable to us. As the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, however, we will continue to monitor our tax status.

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If the PRC tax authorities determine that CN Energy is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from any dividends we pay to our shareholders that are non- resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is also unclear, however, whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises. See “Risk Factors-Risks Relating to Doing Business in the PRC-Under the EIT Law, we may be classified as a ‘resident enterprise’ of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Provided that CN Energy is not deemed to be a PRC resident enterprise, holders of our ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares. However, under SAT Bulletin 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Bulletin 7, and we may be required to expend valuable resources to comply with SAT Bulletin 7, or to establish that we should not be taxed under this Bulletin. See “Risk Factors-Risks Related to Doing Business in China-We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

Hong Kong Taxation

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5% for each of the fiscal years ended September 30, 2024, 2023, and 2022.

British Virgin Islands Taxation

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the British Virgin Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the British Virgin Islands. No stamp duty is payable in the British Virgin Islands on the issue of shares by, or any transfers of shares of, British Virgin Islands companies (except those which hold interests in land in the British Virgin Islands). The British Virgin Islands is not party to any double tax treaties that are applicable to any payments made to or by us. There are no exchange control regulations or currency restrictions in the British Virgin Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to British Virgin Islands income or corporation tax.

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United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our ordinary shares);

●	persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our ordinary shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our ordinary shares; or

●	persons holding our ordinary shares through a Trust.

The discussion set forth below is addressed only to U.S. Holders (defined below) that purchase our ordinary shares. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign, and other tax consequences to them of the purchase, ownership, and disposition of our ordinary shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our ordinary shares. It is directed to U.S. Holders of our ordinary shares and is based upon laws and relevant interpretations thereof in effect As of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our ordinary shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local, and other tax laws.

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The following brief description applies only to U.S. Holders that hold ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect As of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, As of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of ordinary shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

PFIC consequences

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the U.S. Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●

at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we believe we are not a PFIC under the current PFIC rules for this fiscal year ended. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A ordinary shares, our PFIC status will depend in large part on the market price of our Class A ordinary shares. Accordingly, fluctuations in the market price of the Class A ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend our liquid assets. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A ordinary shares from time to time) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

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If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●

the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●

the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the U.S. Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “-Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the ordinary shares are regularly traded on the Nasdaq Capital Market and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the U.S. Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

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If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our ordinary shares when inherited from a decedent that was previously a holder of our ordinary shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our ordinary shares, or a mark-to-market election and ownership of those ordinary shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our ordinary shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those ordinary shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Dividends and Other Distributions

As of the date of this prospectus, we have not issued dividends or other distributions on our ordinary shares. In the event that we do make distributions of cash or other property in the future, the following tax considerations will apply, subject to the PFIC rules discussed above. The gross amount of distributions made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is an income tax treaty between the United States and the British Virgin Islands, clause (1) is satisfied due to the tax treaty and that the ordinary shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently includes the NYSE and the Nasdaq Stock Market. Should you receive any distributions of cash or other property on our ordinary shares in the future, you are strongly encouraged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

108

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Disposition of our Ordinary Shares

Subject to the PFIC rules discussed above, you will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange, or redemption of our ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the U.S. Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

Transfer reporting requirements

A U.S. Holder (including a U.S. tax-exempt entity) that transfers cash in exchange for equity of a newly created non-U.S. corporation may be required to file IRS Form 926 or a similar form with the IRS if (i) such person owned, directly or by attribution, immediately after the transfer at least 10% by vote or value of the corporation or (ii) if the transferred cash, when aggregated with all transfers made by such person (or any related person) within the preceding 12 month period, exceeds US$100,000. U.S. Holders should consult their tax advisors regarding the applicability of this requirement to their acquisition of ordinary shares.

109

LEGAL MATTERS

We are being represented by McCarter & English, LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Carey Olsen Singapore LLP, our counsel as to British Virgin Islands law. Legal matters as to PRC law will be passed upon for us by Universal Law Offices of Hangzhou.

EXPERTS

The consolidated financial statements as of September 30, 2024 and 2023, included in this prospectus have been so included in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 143 Cecil Street #19-03/04, GB Building Singapore 069542.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

110

INDEX TO FINANCIAL STATEMENTS

CN ENERGY GROUP. INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors

CN Energy Group. Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CN Energy Group. Inc. and its subsidiaries (the “Company”) as of September 30, 2024 and 2023, the related consolidated statements of income (loss) and comprehensive income (loss), changes in shareholders’ equity, and cash flows for the years ended September 30, 2024, 2023, and 2022, and the related notes (collectively referred to as the 20-F “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024 and 2023, and the results of its operations and its cash flows for each of the years ended September 30, 2024, 2023, and 2022, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, The Company recorded net loss of $14.0 million, accumulated deficit of $16.7 million and net cash used in operating activities of $2.4 million for the year ended September 30, 2024. The above matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Company’s auditor since 2022.

Singapore

February 15, 2025

F-2

CN ENERGY GROUP. INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2024	2023
ASSETS
Current Assets:
Cash	$317,323	$195,502
Accounts receivable, net	11,790,391	29,012,866
Inventories, net	3,329,344	2,655,233
Advances to suppliers, net	26,488,494	39,044,066
Other receivable	18,709,318	-
Prepaid expenses and other current assets	863,690	1,541,698
Total current assets	61,498,560	72,449,365
Biological assets, net	28,522,903	28,355,589
Property and equipment, net	2,012,955	13,834,393
Land use right, net	6,205,309	6,653,666
Long-term deposits	-	1,096,628
Prepayment for property and equipment	-	3,606,708
Right-of-use assets	122,779	195,813
Intangible assets, net	-	3,060
Total Assets	$98,362,506	$126,195,222

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Short-term loans	-	$4,646,382
Long-term loans, current portion	-	548,245
Convertible notes	-	2,027,500
Accounts payable	535,221	12,565,401
Deferred revenue, current	-	80,866
Due to a related party	611,327	152,556
Taxes payable	108	83,190
Lease liabilities	-	31,602
Prepayment from customers	-	1,146,988
Accrued expenses and other current liabilities	303,433	1,160,540
Total current liabilities	1,450,089	22,443,270
Long-term loans, non-current portion	-	34,266
Deferred revenue, non-current	-	121,299
Deferred tax liabilities	-	34,153
Total liabilities	1,450,089	22,632,988

Commitments and contingencies

Shareholders' Equity:
Class A ordinary share, no par value, unlimited number of shares authorized; 6,812,261 and 2,285,826 shares issued and outstanding as of September 30, 2024 and 2023, respectively	104,486,710	101,922,676
Class B ordinary share, no par value, unlimited number of shares authorized; 100,698 shares issued and outstanding as of September 30, 2024 and 2023	4,231,055	4,231,055
Additional paid-in capital	8,865,199	8,865,199
Statutory reserves	14,990	526,217
Accumulated deficits	(16,741,427)	(3,211,885)
Accumulated other comprehensive loss	(3,944,110)	(8,771,028)
Total shareholders' equity	96,912,417	103,562,234

Total Liabilities and Shareholders' Equity	$98,362,506	$126,195,222

The accompanying notes are an integral part of these consolidated financial statements.

F-3

CN ENERGY GROUP. INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended September 30,
	2024	2023	2022

Revenues	$50,957,974	$57,899,096	$40,205,586
Cost of revenues	(51,139,085)	(57,110,446)	(36,563,945)
Gross (loss) profit	(181,111)	788,650	3,641,641
Operating expenses:
Allowance for receivables and inventories	(8,976,860)	(195,355)	-
Selling expenses	-	(53,008)	(89,312)
General and administrative expenses	(3,195,488)	(5,730,147)	(2,060,122)
Research and development expenses	(135,146)	(988,559)	(1,032,378)
Total operating expenses	(12,307,494)	(6,967,069)	(3,181,812)

(Loss) income from operations	(12,488,605)	(6,178,419)	459,829

Other (expenses) income:
Interest expense	(335,957)	(712,490)	(157,221)
Government subsidy income	81,896	925,983	1,636,491
Interest income	388	489	702,872
Loss on disposal of subsidiaries	(1,290,201)	-	-
Other (expenses) income	(17,215)	116,575	(97,990)
Total other (expense) income, net	(1,561,089)	330,557	2,084,152

(Loss) income before income taxes	(14,049,694)	(5,847,862)	2,543,981
Income tax benefits (expenses)	8,925	222,122	(314,273)
Net (loss) income	(14,040,769)	(5,625,740)	2,229,708

Net (loss) income	(14,040,769)	(5,625,740)	2,229,708
Other comprehensive loss:
Foreign currency translation gain (loss)	4,826,918	(2,238,556)	(6,655,036)
Comprehensive loss	$(9,213,851)	$(7,864,296)	$(4,425,328)

(Loss) earnings per share
Basic	$(4.13)	$(3.12)	$3.09
Diluted	$(4.13)	$(3.12)	$3.09
Weighted average shares outstanding
Basic	3,398,964	1,802,948	721,993
Diluted	6,862,027	2,267,082	721,993

The accompanying notes are an integral part of these consolidated financial statements.

F-4

CN ENERGY GROUP. INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED SEPTEMBER 30, 2024, 2023, AND 2022

	Ordinary Shares						Retained	Accumulated Other
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Statutory	Earnings (Accumulated	Comprehensive Income	Total Shareholders'
	Shares	Amount	Shares	Amount	Capital	Reserves	Deficit)	(Loss)	Equity
Balance as of September 30, 2021	557,943	$47,965,683	119,365	$5,015,142	$8,865,199	$315,808	$394,556	$122,564	$62,678,952
Class B Ordinary Shares converted into Class A Ordinary Shares	18,667	784,087	(18,667)	(784,087)	-	-	-	-	-
Issuance of Ordinary Shares for private placement, net	92,145	5,528,702	-	-	-	-	-	-	5,528,702
Net income for the year	-	-	-	-	-	-	2,229,708	-	2,229,708
Appropriation to statutory reserve	-	-	-	-	-	208,915	(208,915)	-	-
Foreign currency translation loss	-	-	-	-	-	-	-	(6,655,036)	(6,655,036)
Balance as of September 30, 2022	668,755	$54,278,472	100,698	$4,231,055	$8,865,199	$524,723	$2,415,349	$(6,532,472)	$63,782,326
Issuance of ordinary shares for private placement, net	350,467	17,975,000	-	-	-	-	-	-	17,975,000
Issuance of ordinary shares for acquisition	293,984	18,373,771	-	-	-	-	-	-	18,373,771
Issuance of ordinary shares and warrants, net	606,057	8,945,433	-	-	-	-	-	-	8,945,433
Issuance of ordinary shares for services	66,667	1,100,000	-	-	-	-	-	-	1,100,000
Issuance of ordinary shares for convertible notes redemption	299,896	1,250,000	-	-	-	-	-	-	1,250,000
Net loss for the year	-	-	-	-	-	-	(5,625,740)	-	(5,625,740)
Appropriation to statutory reserve	-	-	-	-	-	1,494	(1,494)	-	-
Foreign currency translation loss	-	-	-	-	-	-	-	(2,238,556)	(2,238,556)
Balance as of September 30, 2023	2,285,826	$101,922,676	100,698	$4,231,055	$8,865,199	$526,217	$(3,211,885)	$(8,771,028)	$103,562,234
Issuance of ordinary shares for convertible notes redemption	4,426,685	2,419,174	-	-	-	-	-	-	2,419,174
Issuance of ordinary shares for warrants exercised	100,000	145,290	-	-	-	-	-	-	145,290
Purchase of treasury shares	(250)	(430)	-	-	-	-	-	-	(430)
Disposal of subsidiaries	-	-	-	-	-	(513,196)	513,196	-	-
Net loss for the year	-	-	-	-	-	-	(14,040,769)	-	(14,040,769)
Appropriation to statutory reserve	-	-	-	-	-	1,969	(1,969)	-	-
Foreign currency translation gain	-	-	-	-	-	-	-	4,826,918	4,826,918
Balance as of September 30, 2024	6,812,261	$104,486,710	100,698	$4,231,055	$8,865,199	$14,990	$(16,741,427)	$(3,944,110)	$96,912,417

The accompanying notes are an integral part of these consolidated financial statements.

F-5

CN ENERGY GROUP. INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended September 30,
	2024	2023	2022
Cash flows from operating activities:
Net (loss) income	$(14,040,769)	$(5,625,740)	$2,229,708
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for accounts receivable	7,029,706	179,562	497,397
Allowance (reversal of allowance) for advances to suppliers	1,807,897	(207,668)	-
Allowance (reversal of allowance) for prepaid expenses and other current assets	32,249	(3,616)	-
Allowance for inventories	107,008	195,355	-
Depreciation expense	1,389,926	1,564,673	1,365,830
Loss on disposal of property and equipment	-	536	42
Amortization of operating lease right-of-use assets	78,708	114,472	106,011
Amortization of intangible assets and land use right	211,434	207,348	65,852
Depreciation of biological assets	932,784	873,358	-
Loss on disposal of subsidiaries	1,290,201	-	-
Deferred income taxes	(8,984)	(961,506)	(9,033)
Amortization of deferred revenue	(81,896)	(97,366)	(261,533)
Amortization of debts issuance costs	-	277,500	-
Issuance of ordinary shares for services	-	1,100,000	-
Interest expenses	233,873	-	-
Changes in operating assets and liabilities:
Accounts receivable	10,859,002	(11,266,039)	(8,503,455)
Inventories, net	(1,623,995)	(2,151,007)	248,675
Advances to suppliers	(5,320,689)	(21,761,492)	(9,286,781)
Prepaid expenses and other current assets	(65,080)	(295,191)	(384,367)
Accounts payable	(4,018,100)	5,446,546	6,357,128
Operating lease liabilities	(32,004)	(16,107)	(366,239)
Taxes payable	164,264	(508,292)	398,560
Accrued expenses and other current liabilities	(1,316,707)	2,769,703	27,586
Net cash used in operating activities	(2,371,172)	(30,164,971)	(7,514,619)

Cash flows from investing activities:
Proceeds from disposal of subsidiaries, net of cash	1,569,508	-	-
Purchase of treasury shares	(430)	-	-
Other receivables	-	(769,875)	20,790,311
Purchase of property and equipment	-	(683,392)	(2,493,448)
Acquisition of a subsidiary, net of cash	-	613	-
Prepayment to acquire a subsidiary	-	-	(17,746,979)
Prepayment for purchase of property and equipment	-	-	(1,421,646)
Term deposits	-	-	3,042,843
Net cash provided by (used in) investing activities	1,569,078	(1,452,654)	2,171,081

Cash flows from financing activities:
Proceeds from warrants exercised	145,290	-	-
Proceeds from private placements	-	-	18,000,000
Proceeds from issuance of shares and warrants	-	8,945,433	5,528,702
Proceeds from convertible notes	-	3,000,000	-
Repayment of related parties loans	(2,082)	-	(2,000,295)
Proceeds from related parties loans	807,439	266,739	414,814
Repayment of loans	(24,816)	(4,578,329)	(2,922,341)
Proceeds from loans	-	5,798,704	5,918,330
Net cash provided by financing activities	925,831	13,432,547	24,939,210

Effect of exchange rate changes on cash	(1,916)	333,708	(1,739,558)

Net increase (decrease) in cash	121,821	(17,851,370)	17,856,114
Cash, beginning of year	195,502	18,046,872	190,758
Cash and restricted cash, end of year	$317,323	$195,502	$18,046,872

Supplemental disclosure information:
Cash paid for income tax	$59	$28,764	$71,849
Cash paid for interest	$36,726	$241,484	$45,218

Supplemental non-cash activities:
Issuance of shares for acquisition	-	$18,373,771	-
Issuance of ordinary shares for convertible notes redemption	$2,419,174	$1,250,000	-
Lease liabilities arising from obtaining right-of-use assets	-	$1,156	$2,866

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Note 1 - Organization and nature of business

CN ENERGY GROUP. INC. (“CN Energy”) is a holding company incorporated under the laws of the British Virgin Islands on November 23, 2018. CN Energy and its subsidiaries (collectively, the “Company”) manufactures and supplies wood-based activated carbon that is primarily used in pharmaceutical manufacturing, industrial manufacturing, water purification, environmental protection, and food and beverage production (“Activated Carbon Production”), and produces biomass electricity generated in the process of producing activated carbon (“Biomass Electricity Production”).

Reorganization

In connection with its initial public offering, the Company undertook a reorganization of its legal structure (the “Reorganization”). The Reorganization involved: (1) the incorporation of CN Energy, a British Virgin Islands holding company; (2) the incorporation of Clean Energy Holdings Limited (“Energy Holdings”), a Hong Kong holding company; (3) the incorporation of Zhejiang CN Energy Technology Development Co., Ltd. (“Zhejiang CN Energy”) and Manzhouli CN Energy Industrial Co., Ltd. (“Manzhouli CN Energy”), two new wholly foreign-owned enterprises (“WFOE”) formed by Energy Holdings under the laws of the People’s Republic of China (“China” or the “PRC”); (4) the incorporation of Manzhouli CN Energy Technology Co., Ltd. (“Manzhouli CN Technology”), a PRC company, of which 90% of the equity interests are owned by Manzhouli CN Energy, and the remaining 10% by Zhejiang CN Energy; (5) the incorporation of CN Energy Industrial Development Co., Ltd. (“CN Energy Development”), a PRC company, of which 70% of the equity interests are owned by Manzhouli CN Technology and the remaining 30% by Zhejiang CN Energy; (6) the acquisition of 100% of the equity interests of Greater Khingan Range Forasen Energy Technology Co., Ltd. (“Khingan Forasen”) by CN Energy Development; and (7) the issuance of 10,000,000 ordinary shares of CN Energy (reflecting an approximate or rounded 71.62‑for‑1 forward split of the Company’s ordinary shares on April 20, 2020) to the original shareholders of Khingan Forasen. In relation to the Reorganization, a series of agreements were signed among CN Energy, the original shareholders of Khingan Forasen, CN Energy Development, and offshore holding companies controlled by the original shareholders of Khingan Forasen on August 12, 2019 and August 28, 2019. All share amounts and per share amounts have been presented giving effect to the forward split. The Company has retroactively restated all shares and per share data for all the periods presented.

In accordance with Accounting Standards Codification (“ASC”) 805‑50‑25, the Reorganization has been accounted for as a recapitalization among entities under common control since the same shareholders controlled all these entities prior to the Reorganization. The consolidation of CN Energy and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the period presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period. By eliminating the effects of intra-entity transactions in determining the results of operations for the period before the Reorganization, those results will be on substantially the same basis as the results of operations for the period after the date of Reorganization.

The effects of intra-entity transactions on current assets, current liabilities, revenue, and cost of sales for periods presented and on retained earnings (accumulated deficit) at the beginning of the periods presented are eliminated to the extent possible. Furthermore, ASC 805‑50‑45‑5 indicates that the financial statements and financial information presented for prior years also shall be retrospectively adjusted to furnish comparative information.

In May and June 2021, the Company conducted another reorganization in order to simplify its corporate structure and make use of supportive government policies. The reorganization consisted of (i) the transfer of 60% of the equity interests in CN Energy Development from Manzhouli CN Technology to Zhejiang CN Energy, (ii) the transfer of 100% of the equity interests in Manzhouli Zhongxing Energy Technology Co., Ltd. (“Zhongxing Energy”) from Khingan Forasen to CN Energy Development, (iii) the transfer of 100% of the equity interests in Hangzhou Forasen Technology Co., Ltd. (“Hangzhou Forasen”) from Khingan Forasen to CN Energy Development, and (iv) the formation of Zhejiang CN Energy New Material Co., Ltd. (“Zhejiang New Material”), a PRC company wholly owned by CN Energy Development.

F-7

Note 1 - Organization and nature of business (Continued)

Reorganization (Continued)

CN Energy, the ultimate holding company, currently owns 100% of the equity interests of CN Energy Development, which in turn owns 100% of the equity interests of Khingan Forasen, Hangzhou Forasen, Zhongxing Energy, and Zhejiang New Material.

On March 31, 2022, CN Energy USA Inc. (“CN Energy USA”) was incorporated under the laws of the State of Delaware, the United States of America. CN Energy owns 100% of the equity interests in CN Energy USA.

On April 8, 2022, Zhoushan Xinyue Trading Co., Ltd (“Zhoushan Trading”) was incorporated under the laws of the PRC. Hangzhou Forasen owns 100% of the equity interests in Zhoushan Trading.

On April 13, 2022, Ningbo Nadoutong Trading Co., Ltd (“Ningbo Trading”) was incorporated under the laws of the PRC. CN Energy Development owns 100% of the equity interests in Ningbo Trading.

On October 11, 2022, Zhejiang Yongfeng New Material Technology Co., Ltd. (“Zhejiang Yongfeng New Material”) was incorporated under the laws of the PRC. Hangzhou Forasen owns 100% of the equity interests in Zhejiang Yongfeng New Material.

On November 11, 2022, CN Energy completed an acquisition of MZ Mining International Co., Ltd (“MZ HK”), a Hong Kong company that wholly owns MZ Pintai Mining (Zhejiang) Co., Ltd (“MZ Pintai”), which is a Chinese company that wholly owns Yunnan Yuemu Agriculture and Forestry Technology Co., Ltd (“Yunnan Yuemu”), pursuant to an equity transfer agreement (the “Equity Transfer Agreement”) dated September 30, 2022 with Shenzhen Xiangfeng Trading Co., Ltd. (the “Seller”). The Seller is independent from all directors and officers of CN Energy, and the Company itself. Pursuant to the Equity Transfer Agreement, the Seller first transferred 100% of its equity interests in Yunnan Honghao Forestry Development Co., Ltd. (“Yunnan Honghao”), a wholly owned subsidiary of the Seller, to Yunnan Yuemu, and the Seller then sold and transferred, and CN Energy purchased and acquired, 100% of its equity interests in MZ HK for a consideration of $17,706,575.88 and the issuance of 8,819,520 Class A ordinary shares of CN Energy, having a value of $18,373,771, delivered to the Seller and its designees.

On September 12, 2024, the Company, through its wholly owned subsidiary CN Energy Development, entered into a Share Transfer Agreement (the “Agreement No. 1”) with Zhejiang Sentuo Industrial Holding Group., Ltd. (“Sentuo”). Pursuant to the Agreement No. 1, CN Energy Development agreed to transfer all of its equity interest in Hangzhou Forasen, which constituted 100% of the issued and outstanding equity of Hangzhou Forasen, to Sentuo in consideration of RMB 29,478, which shall be paid by Sentuo within five business days from the date of the Agreement.

On September 25, 2024, the Company, through its wholly owned subsidiaries in China, Zhejiang CN Energy and Manzhouli CN Energy, entered into a Share Transfer Agreement (the “Agreement No. 2”) with Xinbaocheng Industrial Group Co., Ltd. (“Xinbaocheng”). Pursuant to the Agreement No. 2, Zhejiang CN Energy agreed to transfer 90% of its equity in CN Energy Development and its subsidiaries (Khingan Forasen and Zhongxing Energy), and Manzhouli CN Energy agreed to transfer its 10% of equity in CN Energy Development to Shanghai Xinbaocheng Industrial Group Co., Ltd. (“Xinbaocheng”) for a total purchase price of RMB138,204,751 (approximately $19,690,929), which shall be paid by Xinbaocheng in installments according to the schedules set forth in the Agreement.

Currently, CN Energy has subsidiaries in countries and jurisdictions including the PRC, Hong Kong, the British Virgin Islands, and the State of Delaware. Details of the subsidiaries of CN Energy are set out below:

	Date of	Place of	% of
Name of Entity	Incorporation	Incorporation	Ownership	Principal Activities
CN Energy	November 23, 2018	British Virgin Islands	Parent	Holding company
Energy Holdings	August 29, 2013	Hong Kong, China	100%	Holding company
Zhejiang CN Energy	January 14, 2019	Zhejiang, China	100%	Holding company
Manzhouli CN Energy	January 24, 2019	Inner Mongolia, China	100%	Holding company
Manzhouli CN Technology	June 10, 2019	Inner Mongolia, China	100%	Holding company
Zhejiang New Material	May 24, 2021	Zhejiang, China	100%	Produce and sell wading activated carbon in the future
CN Energy USA	March 31, 2022	Delaware, U.S.	100%	Investment, consultation and trading, inactive.
Zhoushan Trading	April 8, 2022	Zhejiang, China	100%	Trading.
Ningbo Trading	April 13, 2022	Zhejiang, China	100%	Trading.
Zhejiang Yongfeng New Material	October 11, 2022	Zhejiang, China	100%	Trading.
MZ HK	December 6, 2018	Hong Kong, China	100%	Holding company
MZ Pintai	January 22, 2019	Zhejiang, China	100%	Holding company
Yunnan Yuemu	September 2, 2022	Yunnan, China	100%	Holding company
Yunnan Honghao	May 6, 2013	Yunnan, China	100%	Forestry project investment and development

F-8

Note 2 - Summary of significant accounting policies

Liquidity and Going Concern

In assessing the Company’s liquidity and substantial doubt about its ability to continue as a going concern, the Company monitors and analyzes cash on-hand and operating expenditure commitments. The Company’s liquidity needs are to meet working capital requirements and operating expense obligations. To date, the Company financed its operations primarily through equity or convertible securities financing activities and commercial bank loan.

The accompanying financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company recorded net loss of $14.0 million, accumulated deficit of $16.7 million and net cash used in operating activities of $2.4 million for the year ended September 30, 2024. The above matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In evaluating if there is substantial doubt about the ability to continue as a going concern, the Company is trying to alleviate the going concern risk through (1) collection from accounts receivables and other receivables, (2) by bringing in strategic investors to supplement funding; and (3) equity or debt financing to meet its anticipated working capital requirements for at least the next 12 months. From the operational perspective, the Company has the following initiatives to alleviate the going concern risk by：

(1) improve accounts receivable management, strengthen collection by shorten the collection cycle and improve cash flow, optimize credit policy by strictly review customer credit and reduce bad debt risk, using factoring or financing which would relieve cash flow pressure through accounts receivable financing.

(2) strategic adjustments through business restructuring, divesting loss making businesses and focus on profitable business, and by acquiring new technologies or market share through mergers and acquisitions or collaborations to enhance competitiveness.

(3) technological innovation and digital transformation to improve production efficiency and product competitiveness, optimizing operations and customer experience through digital means.

(4) increase income through expanding the market, entering new markets or launching new products to increase revenue sources, subject to the market conditions by raising prices appropriately to improve profit margins, strengthening sales and optimizing sales strategies to increase customer order volumes.

The Company may, however, need additional capital in the future to fund our further expansion. If the Company determines that its cash requirements exceed the amount of cash and cash equivalents it has on hand at the time, the Company may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to shareholders of the Company. In addition, as of September 30, 2024, the Company has positive working capital of $60.0 million, net assets and shareholders’ surplus position of $96.9 million.

The Company prepared the consolidated financial statements assuming the Company will continue as a going concern. However, there is no assurance that the measures above can be achieved as planned. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

The consolidated financial statements include the financial statements of the Company and its subsidiaries. Subsidiaries are all entities (including structured entities) over which the Company has control. The Company controls an entity when the Company is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Company. They are de-consolidated from the date on which control ceases.

In preparing the consolidated financial statements, transactions, balances and unrealized gains on transactions between group entities are eliminated. Unrealized losses are also eliminated unless the transactions provide evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Company.

Use of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting periods. Significant items subject to such estimates and assumptions include, but are not limited to, the valuation of inventory, accounts receivable, advances to suppliers, other receivables, useful lives of biological assets, property and equipment and land use right, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition, and realization of deferred tax assets. Actual results could differ from those estimates.

F-9

Note 2 - Summary of significant accounting policies (Continued)

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. The Company makes estimates of expected credit losses for the allowance for credit losses based on assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of certain accounts receivables, current economic conditions, reasonable and supportable forecasts of future economic conditions and other factors that may affect its ability to collect from the counterparties. Uncollectible accounts receivables are written off when a settlement is reached for an amount that is less than the outstanding historical balance or when the Company has determined that is not probable for the balance to be collected.

Inventories

The Company values its inventory at the lower of cost, determined on a first-in first-out basis, or net realizable value. Costs include the cost of raw materials, freight, direct labor, and related production overhead. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products. The Company reviews its inventory periodically to determine if any reserves are necessary for potential obsolescence or if the carrying value exceeds net realizable value.

The costs of forestry inventories are transferred from biological assets at their costs at the point of harvest. The cost of inventories also includes capitalized production costs, including labor, materials, post-harvest costs, and depreciation. Inventoried costs are transferred to cost of goods sold in the same period as when the products are sold.

Forestry inventories, capitalized production costs, and biological asset adjustments are measured at the lower of cost or net realizable value. The amount of any write-down of inventories to net realizable value and all losses of inventories are recognized as an expense in the period when the write-down or loss occurs.

Advances to suppliers

Advances to suppliers consist of balances paid to suppliers for services and materials that have not been provided or received. The Company reviews its advances to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Company or refund an advance.

Other receivables

Other receivables are presented net of an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses. The Company reviews its other receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history and current credit-worthiness, and current economic trends. Accounts are written off after efforts at collection prove unsuccessful.

Biological assets

Biological assets mainly consist forest for future wood harvest and sales, of which the Company owned 27 forest right certificates with expiry dates ranging from August 2053 to December 2076 and with an aggregate area of 14.5 square miles. Biological assets are initially measured at cost and subsequently depreciated on a straight-line basis over its estimated useful lives, ranging from 30 to 54 years depending on the expiry dates of those 27 forest right certificates. The Company capitalizes all related direct and indirect costs of production to the biological assets at costs at each reporting date. At the point of harvest, the biological assets are transferred to inventory at their costs.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use.

Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The estimated useful lives for significant property, and equipment are as follows:

Useful life
Property and buildings	20 years
Machinery and equipment	10 years
Vehicles	4 years
Office equipment	3 - 5 years

Expenditures for maintenance and repair, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income (loss) and comprehensive income (loss) in income from operations.

Construction-in-progress represents property and buildings under construction and consists of construction expenditures, equipment procurement, and other direct costs attributable to the construction. Construction-in-progress is not depreciated. Upon completion and ready for intended use, construction-in-progress is reclassified to the appropriate category within property, and equipment.

F-10

Note 2 - Summary of significant accounting policies (Continued)

Land use right

Land use right is recorded at cost less accumulated amortization. Amortization is provided on a straight-line basis over the estimated useful life which is 50 years and represents the shorter of the estimated usage period or the terms of the agreement.

Impairment of long-lived assets

The Company reviews long-lived assets, including definitive-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of September 30, 2024 and 2023.

Leases

The Company accounts for leases following ASC 842, Leases (“Topic 842”).

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of obligations under operating leases, and obligations under operating leases, non-current on the Company’s consolidated balance sheets.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and includes initial direct costs incurred. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expenses for minimum lease payments are recognized on a straight-line basis over the lease term.

The Company adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Non-lease components include payments for building management services, utilities and property taxes. It separates the non-lease components from the lease components to which they relate.

The Company evaluates the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of finance and operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. As of September 30, 2024 and 2023, the Company did not have any impairment loss for its operating lease right-of-use assets.

Fair value of financial instruments

The Company applies ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
●

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●

Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions about what assumptions market participants would use in pricing the asset or liability based on the best available information.

Any transfers of assets or liabilities between Level 1, Level 2, and Level 3 of the fair value hierarchy will be recognized at the end of the reporting period in which the transfer occurs. There were no transfers between fair value levels in any of the periods presented herein.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, advances to suppliers, prepaid expenses and other current assets, accounts payable, due to related parties, taxes payable, and accrued expenses and other current liabilities approximate their recorded values due to their short-term maturities.

F-11

Note 2 - Summary of significant accounting policies (Continued)

Revenue recognition

The Company accounts for revenue recognition under Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”). Revenue of the Company is mainly from the sale of two types of products, activated carbon and biomass electricity generated in the process of producing activated carbon. For the sale of activated carbon, the Company recognizes revenue when title and risk of loss passes and the customer accepts the products, which occurs at delivery. Product delivery is evidenced by warehouse shipping log as well as signed shipping bills from the shipping company, or by receipt document signed by the customer upon delivery, depending on the delivery term negotiated between the Company and customers on a customer-by-customer basis. For the sale of biomass electricity, revenue is recognized over time as the biomass electricity is delivered, which occurs when the biomass electricity is transmitted from the power plant of the Company to the provincial power grid company. The amount is based on the reading of meters, which occurs on a systematic basis throughout each reporting period and represents the market value of the biomass electricity delivered.

The Company also provides technical services to customers who purchase activated carbon from the Company. The revenue of technical services is recognized on a straight-line basis over the service period as earned.

The transaction price of activated carbon and technical services is determined based on fixed consideration in the Company’s customer contracts. Pursuant to the power purchase agreements entered into between the Company and the respective provincial power grid company, the Company’s sales of biomass electricity were made to the power grid company at the tariff rates agreed with the provincial power grid company as approved by the relevant government authorities in the PRC. In determining the transaction price, no significant financing components exist since the timing from when the Company invoices its customers to when payment is received is less than one year.

Revenue is reported net of all value added taxes. The Company generally does not permit customers to return products and historically, customer returns have been immaterial. In the event the Company receives an advance from a customer, such advance is recorded as a liability to the Company. The Company reduces the liability and recognizes revenue after the delivery of goods occurs.

The core principle underlying ASC 606 is that the Company recognizes revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The Company’s sales contracts of activated carbon have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. Therefore, the sale of activated carbon is recognized at a point in time. The Company’s sales contracts of biomass electricity have a single performance obligation that represents a promise to transfer to the customer a series of distinct goods that are substantially the same and that have the same pattern of transfer to the customer. The Company’s performance obligation is satisfied over time as biomass electricity is delivered.

There were no contract assets as of September 30, 2024 and 2023. For the fiscal years ended September 30, 2024, 2023, and 2022, revenue recognized from performance obligations related to prior periods was insignificant. Revenue expected to be recognized in any future periods related to remaining performance obligations is insignificant.

F-12

Note 2 - Summary of significant accounting policies (Continued)

Revenue recognition (Continued)

The Company has elected the following practical expedients in applying ASC 606:

●

Unsatisfied Performance Obligations - for all performance obligations relate to contracts with a duration of less than one year, the Company has elected to apply the optional exemption provided in ASC 606, and therefore is not required to disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period.

●

Contract Costs - all incremental customer contract acquisition costs are expensed as they are incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.

●

Significant Financing Component - the Company does not adjust the promised amount of consideration for the effects of a significant financing component as the Company expects, at contract inception, that the period between when the Company transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.

●

Sales Tax Exclusion from the Transaction Price - the Company excludes from the measurement of the transaction price all taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected by the Company from the customer.

●	Shipping and Handling Activities - the Company elected to account for shipping and handling activities as a fulfillment cost rather than as a separate performance obligation.

Refer to “Note 18-Segment reporting” for details of revenue disaggregation.

Cost of revenue

Cost of revenue includes cost of raw materials purchased, inbound freight cost, cost of direct labor, depreciation expenses, and other overhead. Write-down of inventory for lower of cost or net realizable value adjustments is also recorded in cost of revenue.

Research and development expenses

Research and development expenses include costs directly attributable to the conduct of research and development projects, including the cost of salaries and other employee benefits. All costs associated with research and development are expensed as incurred.

Shipping and handling

All shipping and handling costs are expensed as incurred and included in selling expenses. Total shipping and handling expenses were nil, $24,979, and $65,881 for the fiscal years ended September 30, 2024, 2023, and 2022, respectively.

F-13

Note 2 - Summary of significant accounting policies (Continued)

Government subsidy income

The Company receives various government grants from time to time. There is no guarantee that the Company will continue to receive such grants in the future. For the fiscal years ended September 30, 2024, 2023, and 2022, the Company had the following subsidy income:

	September 30,	September 30,	September 30,
	2024	2023	2022
Value-added tax refund	-	$465,072	$636,536
Becoming a public company	-	-	760,711
Investment grant	-	292,487	-
Equipment of energy projects grants	$81,896	97,366	132,211
Research and development grants	-	71,058	-
Other miscellaneous grants	-	-	107,033
Total	$81,896	$925,983	$1,636,491

In January 2014, April 2014, and December 2019, the Company received government subsidies of approximately $840,000, $140,000, and $140,000 for equipment of energy projects, respectively. These subsidies were one-time grants, and the Company recognizes the income over the useful lives of the equipment. As of September 30, 2024 and 2023, the balance of unrecognized government grants was nil and $202,165, respectively, which was recorded in deferred revenue. During the fiscal years ended September 30, 2024, 2023, and 2022, $81,896, $97,366, and $132,211, was recorded in government subsidy income, respectively.

Income taxes

The Company’s subsidiaries in the PRC, Hong Kong, and the U.S. are subject to the income tax laws of the PRC, Hong Kong, and the U.S. The Company accounts for income taxes in accordance with ASC 740, Income Taxes. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or future deductibility is uncertain.

ASC 740‑10‑25 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification accounting for interest and penalties associated with tax positions, years open for tax examination, accounting for income taxes in interim periods and income tax disclosures. There were no material uncertain tax positions as of September 30, 2024, and 2023. As of September 30, 2024, the tax years ended December 31, 2017 through December 31, 2023 for the Company’s subsidiaries remain open for statutory examination by tax authorities.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or receivable net of payments in the accompanying consolidated financial statements. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the tax authorities for five years from the date of filing.

F-14

Note 2 - Summary of significant accounting policies (Continued)

Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, term deposit, accounts receivable, advances to suppliers, and other receivables. Most of the Company’s cash is maintained with banks within the PRC. Per PRC regulations, the maximum insured bank deposit amount is RMB500,000 (approximately $71,249) for each financial institution. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness. The Company has not experienced any losses in such accounts. A significant portion of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas. The Company also makes cash advances to certain suppliers to ensure the stable supply of key raw materials. The Company performs ongoing credit evaluations of its customers and key suppliers to help further reduce credit risk (please refer to Note 14 for concentration risk details).

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains, and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustment from the Company not using U.S. dollar as its functional currency.

Foreign currency translation

The Company’s financial information is presented in U.S. dollars. The functional currency of the Company is the Renminbi (“RMB”), the currency of the PRC. Any transactions denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions, and exchange gains and losses are included in the statements of income (loss) as foreign currency transaction gain or loss. The consolidated financial statements of the Company have been translated into U.S. dollars in accordance with ASC 830, Foreign Currency Matters. The financial information is first prepared in RMB and then translated into U.S. dollars at period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders’ equity.

The exchange rates in effect as of September 30, 2024, and 2023, were US$1 for RMB7.0176 and RMB7.2960, respectively. The average exchange rates for the fiscal years ended September 30, 2024, 2023, and 2022, were US$1 for RMB7.2043, RMB7.0533, and RMB6.5728, respectively.

Earnings (Loss) Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, Earnings per Share. ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There is no anti-dilutive effect for the fiscal years ended September 30, 2024, 2023, and 2022.

F-15

Note 2 - Summary of significant accounting policies (Continued)

Statement of cash flows

In accordance with ASC 230, Statement of Cash Flows, cash flows from the Company’s operations are formulated based upon the local currencies, and then translated at average translation rates for the periods. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Risks and uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, in addition to the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases, and expense transactions are denominated in RMB, and all of the Company’s assets and liabilities are also denominated in RMB. RMB is not freely convertible into foreign currencies under the current law. In the PRC, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China, the central bank of the PRC. Remittances in currencies other than RMB may require certain supporting documentation in order to effect the remittance.

The Company does not carry any business interruption insurance, product liability insurance, or any other insurance policy except for a limited property insurance policy. As a result, the Company may incur uninsured losses, increasing the possibility that investors would lose their entire investment in the Company.

F-16

Note 2 - Summary of significant accounting policies (Continued)

Recent accounting pronouncements

The Company considers the applicability and impact of all ASUs. Management periodically reviews new accounting standards that are issued.

In September 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The FASB is issuing the amendments to enhance the transparency and decision usefulness of income tax disclosures. Investors currently rely on the rate reconciliation table and other disclosures, including total income taxes paid, to evaluate income tax risks and opportunities. While investors find these disclosures helpful, they suggested possible enhancements to better (1) understand an entity’s exposure to potential changes in jurisdictional tax legislation and the ensuing risks and opportunities, (2) assess income tax information that affects cash flow forecasts and capital allocation decisions, and (3) identify potential opportunities to increase future cash flows. The FASB decided that the amendments should be effective for public business entities for annual periods beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In July 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In November 2023, the FASB issued ASU No. 2023-07, “Segment Reporting (Topic 280) Improvements to Reportable Segment Disclosures.” This ASU expands required public entities’ segment disclosures, including disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items and interim disclosures of a reportable segment’s profit or loss and assets. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted.

On December 14, 2023, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09). The ASU focuses on income tax disclosures around effective tax rates and cash income taxes paid. ASU 2023-09 largely follows the proposed ASU issued earlier in 2023 with several important modifications and clarifications discussed below. ASU 2023-09 is effective for public business entities for annual periods beginning after Dec. 15, 2024 (generally, calendar year 2025) and effective for all other business entities one year later. Entities should adopt this guidance on a prospective basis, though retrospective application is permitted. The Company is currently evaluating how this ASU will impact its consolidated financial statements and disclosures.

In March 2024, the FASB issued ASU 2024-01, Compensation - Stock Compensation (Topic 718) Scope Application of Profits Interest and Similar Awards. The FASB is issuing this ASU to improve generally accepted accounting principles by adding an illustrative example to demonstrate how an entity should apply the scope guidance to determine whether profits interest and similar awards (“profit interest awards”) should be accounted for in accordance with Topic 718, Compensation - Stock Compensation. The illustrative example is intended to reduce 1) complexity in determining whether a profits interest award is subject to the guidance in Topic 718 and 2) existing diversity in practice. For public business entities, the amendments are effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied either (1) retrospectively to all prior periods presented in the financial statements or (2) prospectively to profits interest and similar awards granted or modified on or after the date at which the entity first applies the amendments. The Company evaluated and does not intend to early adopt this standard.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial position, statements of operations, cash flows, and disclosures.

F-17

Note 3 - Accounts receivable, net

Accounts receivable consisted of the following:

	September 30,	September 30,
	2024	2023

Trade accounts receivable	$19,523,108	$29,509,165
Less: allowance for doubtful accounts	(7,732,717)	(496,299)
Accounts receivable, net	$11,790,391	$29,012,866

The Company’s accounts receivable primarily include balances due from customers when the Company’s activated carbon products and biomass electricity are sold and delivered to customers.

The movement of allowance for doubtful accounts was as follows:

	September 30,	September 30,
	2024	2023

Balance as of beginning of year	$496,299	$330,990
Addition	7,029,706	179,562
Translation adjustments	206,712	(14,253)
Balance as of end of year	$7,732,717	$496,299

Note 4 - Inventories, net

Inventories consisted of the following:

	September 30,	September 30,
	2024	2023

Raw materials	$3,635,548	$1,619,534
Finished goods	-	1,224,555
Sub-total	3,635,548	2,844,089
Less: allowance for inventories	(306,204)	(188,856)
Inventories, net	$3,329,344	$2,655,233

The movement of allowance for inventory reserve was as follows:

	September 30,	September 30,
	2024	2023

Balance as of beginning of year	$188,856	-
Addition	107,008	195,355
Translation adjustments	10,340	(6,499)
Balance as of end of year	$306,204	$188,856

F-18

Note 5 - Advances to suppliers, net

Advances to suppliers represent prepayments made to ensure continuous high-quality supply and favorable purchase prices. Advances to suppliers consisted of the following:

	September 30,	September 30,
	2024	2023

Advances for raw materials purchase	$28,400,856	$39,098,283
Less: allowance for doubtful accounts	(1,912,362)	(54,217)
Advances to suppliers, net	$26,488,494	$39,044,066

The movement of allowance for doubtful accounts was as follows:

	September 30,	September 30,
	2024	2023

Balance as of beginning of year	$54,217	$261,518
Addition	1,807,897	-
Reversal	-	(207,668)
Translation adjustments	50,248	367
Balance as of end of year	$1,912,362	$54,217

Note 6 - Other receivable

On September 12, 2024, the Company, through its wholly owned subsidiary CN Energy Development, entered into a Share Transfer Agreement (the “Agreement No. 1”) with Zhejiang Sentuo Industrial Holding Group., Ltd. (“Sentuo”). Pursuant to the Agreement No. 1, CN Energy Development agreed to transfer all of its equity interest in Hangzhou Forasen, which constituted 100% of the issued and outstanding equity of Hangzhou Forasen, to Sentuo in consideration of RMB29,478 ($4,201), which was received in September 2014.

On September 25, 2024, the Company, through its wholly owned subsidiaries in China, Zhejiang CN Energy and Manzhouli CN Energy, entered into a Share Transfer Agreement (the “Agreement No. 2”) with Xinbaocheng Industrial Group Co., Ltd. (“Xinbaocheng”). Pursuant to the Agreement No. 2, Zhejiang CN Energy agreed to transfer 90% of its equity in CN Energy Development and its subsidiaries (Khingan Forasen and Zhongxing Energy), and Manzhouli CN Energy agreed to transfer its 10% of equity in CN Energy Development to Shanghai Xinbaocheng Industrial Group Co., Ltd. (“Xinbaocheng”) for a total purchase price of RMB138,204,751 ($19,694,019), which shall be paid by Xinbaocheng in installments according to the schedules set forth in the Agreement. Consideration of RMB6,910,238 ($984,701) was received in September 2024 and RMB131,294,513 ($18,709,318) was outstanding as of September 30, 2024.

F-19

Note 7 - Biological assets

Biological assets mainly consist forest for future wood harvest and sales, of which the Company owned 27 forest right certificates with expiry dates ranging from August 2053 to December 2076 and with an aggregate area of 14.5 square miles. Biological assets are initially measured at cost and subsequently depreciated on a straight-line basis over its estimated useful lives.

	September 30,	September 30,
	2024	2023

Biological assets	$30,358,304	$29,199,895
Less: accumulated depreciation	(1,835,401)	(844,306)
Biological assets, net	$28,522,903	$28,355,589

Depreciation expenses were $932,784, $873,358, and nil for the fiscal years ended September 30, 2024, 2023, and 2022, respectively.

Note 8 - Property and equipment, net

Property and equipment, stated at cost less accumulated depreciation, consisted of the following:

	September 30,	September 30,
	2024	2023

Machinery and equipment	$2,356,528	$9,498,312
Property and buildings	740,140	7,621,567
Vehicles	25,347	215,198
Office equipment	-	86,291
Subtotal	3,122,015	17,421,368
Construction in progress	-	5,162,523
Less: accumulated depreciation	(1,109,060)	(8,749,498)
Property, and equipment, net	$2,012,955	$13,834,393

Depreciation expenses were $1,389,926, $1,564,673, and $1,365,830 for the fiscal years ended September 30, 2024, 2023, and 2022, respectively.

Note 9 - Land use right, net

Land use right, net, consisted of the following:

	September 30,	September 30,
	2024	2023

Land use right	$6,598,974	$6,887,433
Less: accumulated amortization	(393,665)	(233,767)
Land use right, net	$6,205,309	$6,653,666

Amortization expense was $211,283, $198,499, and $11,493 for the fiscal years ended September 30, 2024, 2023, and 2022, respectively.

Estimated future amortization expense is as follows:

Amortization
expense
Fiscal 2025	$205,390
Fiscal 2026	205,390
Fiscal 2027	205,390
Fiscal 2028	205,390
Fiscal 2029	205,390
Thereafter	5,178,358
Total	$6,205,309

F-20

Note 10 - Convertible note

On December 30, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which the Company issued to the Investor an unsecured convertible note, on December 30, 2022, in the original principal amount of $3,230,000 (the “Note”, and together with the Purchase Agreement, the “Agreement”), convertible into Class A ordinary shares, no par value, of the Company (“Class A Ordinary Shares”). The Note bears an interest rate of 7% per annum and will be matured on December 30, 2023.

Under the Agreement, the Investor has the right to redeem the Note sixty (60) days after the purchase price of the Note was delivered by the Investor to the Company, and redemptions may be satisfied in cash or Class A Ordinary Shares, at the Company’s election. However, the Company will be required to pay the redemption amount in cash, if there is an Equity Conditions Failure (as defined in the Note). If the Company elects to satisfy a redemption in Class A Ordinary Shares, such Class A Ordinary Shares shall be issued at a redemption conversion price of the lower of (i) $2.00 per share, subject to adjustment as provided in the Note, and (ii) 80% of the Nasdaq Minimum Price (as defined in the Note).

The Note does not contain a floor price for the possible future redemption conversions into Class A Ordinary Shares, and a future conversion pursuant to the Agreement could potentially result in a substantial dilutive effect on the existing shareholders of the Company. Pursuant to the relevant Nasdaq Listing Rule guidance, the Nasdaq Staff has stated its position that, in determining whether the issuance of a future priced security raises public interest concerns, Nasdaq Staff will consider, among other things, whether a future priced security includes features to limit the potential dilutive effect of its conversion or exercise, including floors on the conversion or exercise price. To limit the potential dilutive effect of a redemption conversion on the existing shareholders of the Company, the board of directors of the Company approved on February 15, 2023 that the Company shall repay the Note in cash in the event any redemption conversions would result in the aggregate effective conversion price falling below $0.12. For the fiscal year ended September 30, 2023, 8,996,865 Class A Ordinary Shares were issued for the redemption of $1.25 million convertible notes. After the redemption by Class A Ordinary Shares mentioned above, the outstanding principal of convertible note was $2.0 million and interest payable was $157,801 as of September 30, 2023.

On November 29, 2023, the Company entered into a forbearance agreement (the “Agreement”) with the Investor, pursuant to which the Investor agreed to refrain and forbear from bringing any action to enforce any remedies against the Company for failure to deliver the cash amount in accordance to a certain redemption notice delivered to the Company by the Lender on November 20, 2023 (the “Forbearance”). In exchange for the Forbearance, the Company agreed to pay the Lender a forbearance fee equal to 3.25% of the outstanding balance as of the date of the Agreement.

The Forbearance will terminate immediately upon the Company’s failure to comply with certain terms and conditions set forth in the Agreement. Upon termination of the Forbearance, the Investor may seek all recourse available to it under the terms of the Note, the Agreement, any other documents entered into in conjunction therewith, or applicable laws. In addition, except as expressly set forth in the Agreement, the Forbearance does not constitute a waiver of, or an amendment to, any right, power, or remedy of the Investor under the Note or all other documents entered into in conjunction therewith as in effect prior to the date of the Agreement.

For the fiscal years ended September 30, 2024 and 2023, 4,426,685 and 299,896 Class A Ordinary Shares were issued for the redemption of $2.42 million and $1.25 million convertible note, respectively.

F-21

Note 11 - Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following:

	September 30,	September 30,
	2024	2023

Payroll payable	$277,383	$528,902
Interest payable	-	157,801
Accrued expenses	26,050	473,837
Accrued expenses and other current liabilities	$303,433	$1,160,540

Note 12 - Related party transactions

The relationship and the nature of related party transactions are summarized as follow:

Name of Related Party	Relationship to the Company	Nature of Transactions
Yefang Zhang	Principal shareholder	Providing working capital loan to the Company and payment of expenses on behalf of the Company

Due to a related party

As of September 30, 2024 and 2023, the Company owed Yefang Zhang $611,327 (of which $311,150 was a loan from Yefang Zhang and $300,177 was payment of expenses on behalf of the Company) and $152,556, respectively. The balance of due to a related party is non-trade in nature, interest-free, unsecured, and due upon demand.

F-22

Note 13 - Taxes

Corporation Income Tax

The Company is subject to income taxes on an entity basis on income derived from the location in which each entity is domiciled.

CN Energy is incorporated in the British Virgin Islands as an offshore holding company and is not subject to tax on income or capital gain under the laws of the British Virgin Islands.

Under the Hong Kong tax laws, an entity, that incorporated under the laws of Hong Kong China, is not subject to income tax if no revenue is generated in Hong Kong.

Under the Enterprise Income Tax (“EIT”) Law of the PRC, an entity is subject to a 25% EIT rate while preferential tax rates, tax holidays, and even tax exemption may be granted on case-by-case basis.

The following table reconciles the statutory rate to the Company’s effective tax rate:

	For the years ended September 30,
	2024	2023	2022
China Statutory income tax rate	25.0%	25.0%	25.0%
Effect of PRC preferential tax rate and tax exemption	-	0.5%	(10.2)%
Research and development (“R&D”) tax credit	0.3%	2.9%	(3.5)%
Exempt income	-	0.9%	-
Effect of non-taxable government subsidy income	-	-	(4.8)%
Non-PRC entities not subject to PRC tax	(14.7)%	(20.8)%	9.8%
Change in valuation allowance	0.1%	0.5%	(2.4)%
Others	(10.4)%	(1.4)%	2.2%
Effective tax rate	0.1%	7.6%	16.1%

Note 13 - Taxes (Continued)

The income tax (benefits) expenses consisted of the following:

	For the years ended September 30,
	2024	2023	2022
Current income tax expenses	$59	$(203,551)	$323,306
Deferred income tax expenses	(8,984)	(18,571)	(9,033)
Income tax (benefits) expenses	$(8,925)	$(222,122)	$314,273

Deferred tax liabilities and assets attributable to different tax jurisdictions are not offset. Components of deferred tax assets and liabilities were as follows:

	September 30,	September 30,
	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$806,941	$6,152,427
Allowance on receivables	2,411,270	583,463
Allowance on inventory	76,551	344,474
Valuation allowance on deferred tax assets	(3,294,762)	(7,080,364)
Total	-	-

Deferred tax liabilities:
Accelerated depreciation of equipment	-	$34,153
Total	-	$34,153

The Company’s PRC subsidiaries had cumulative net operating loss of approximately $3.2 million and $24.6 million as of September 30, 2024 and 2023, respectively, which may be available for reducing future taxable income.

As of each reporting date, management considers evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. On the basis of this evaluation, valuation allowance of $3.3 million and $7.1 million was recorded against the gross deferred tax asset balance at September 30, 2024 and 2023, respectively. The amount of the deferred tax asset is considered unrealizable because it is more likely than not that the Company will not generate sufficient future taxable income to utilize this portion of the net operating loss. The net change in valuation allowance for the fiscal years ended September 30, 2024, 2023, and 2022 was a decrease of $3.8 million, an increase of $7.0 million, and a decrease of $226,799, respectively.

F-23

Note 14 - Concentration of major customers and suppliers

For the fiscal year ended September 30, 2024, two major customers accounted for approximately 38%, and 14% of the Company’s total sales, respectively. For the fiscal year ended September 30, 2023, three major customers accounted for 13%, 13%, and 10% of the Company’s total sales. For the fiscal year ended September 30, 2022, one major customer accounted for 58% of the Company’s total sales. Any decrease in sales to these major customers may negatively impact the Company’s operations and cash flows if the Company fails to increase its sales to other customers.

As of September 30, 2024, four major customers accounted for 34%, 29%, 22%, and 12% of the Company’s accounts receivable balance, respectively. As of September 30, 2023, three major customers accounted for 21%, 20%, and 10% of the Company’s accounts receivable balance, respectively.

For the fiscal year ended September 30, 2023, two major suppliers accounted for approximately 37, and 12% of the total purchases, respectively. For the fiscal year ended September 30, 2023, two major suppliers accounted for approximately 14% and 12% of the total purchases, respectively. For the fiscal year ended September 30, 2022, two major suppliers accounted for 35% and 14% of the total purchases, respectively.

As of September 30, 2024, three suppliers accounted for 40%, 23%, and 14% of the Company’s advance to suppliers balance, respectively. As of September 30, 2023, five suppliers accounted for approximately 17%, 16%, 16%, 11%, and 10% of the Company’s advance to suppliers balance, respectively.

Note 15 - Leases

On October 8, 2021, Zhejiang New Material entered into a lease agreement with Hangzhou Forasen Energy Technology Co., Ltd., to lease approximately 27,147 square feet of office space in Hangzhou. The lease term is for five years with annual rent of RMB432,421 (equivalent of $61,619). The Company prepaid total rent of RMB2,270,214 (equivalent of $358,120) upon the starting date of the lease period.

As of September 30, 2024 and 2023, the remaining average lease term was an average of 2 years and 1.5 years, respectively. The Company’s lease agreements do not provide a readily determinable implicit rate nor is it available to the Company from its lessors. Instead, the Company estimates its incremental borrowing rate based on actual incremental borrowing interest rates from financial institutions in order to discount lease payments to present value. The weighted average discount rate of the Company’s operating leases was 4.8% per annum and 4.7% per annum, as of September 30, 2024 and 2023, respectively.

Supplemental balance sheet information related to operating leases from the Company’s continuing operations was as follows:

	As of	As of
	September 30,	September 30,
	2024	2023

Right-of-use assets under operating leases	$122,779	$195,813

Operating lease liabilities, current	-	31,602
Total operating lease liabilities	-	$31,602

Note 16 - Segment reporting

ASC 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments, and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker makes operating decisions and assesses performance solely based on activated carbon sales orders received. In addition, the production of activated carbon and the biomass electricity are one integrated process and inseparable. Therefore, the Company has determined that it has only one operating segment and therefore one reportable segment as defined by ASC.

The following table presents revenue by major product categories for the fiscal years ended September 30, 2024, 2023，and 2022, respectively:

	For the years ended September 30,
	2024	2023	2022
Activated carbon	$50,957,974	$57,879,320	$39,925,693
Biomass electricity	-	19,776	150,716
Technical service	-	-	129,177
Total	$50,957,974	$57,899,096	$40,205,586

All of the Company’s long-lived assets are located in the PRC. All of the Company’s products are sold in the PRC.

F-24

Note 17 - Shareholders’ equity

Ordinary shares

CN Energy is a holding company established under the laws of the British Virgin Islands on November 23, 2018. The Company had an unlimited number of Class A ordinary shares of no par value and an unlimited number of Class B ordinary shares of no par value.

Share consolidation or reverse share split

On January 18, 2024, the Company consolidated its issued and outstanding ordinary shares from 70,449,781 Class A ordinary shares of no par value and 3,020,969 Class B ordinary shares of no par value to 2,348,326 Class A ordinary shares of no par value and 100,698 Class B ordinary shares of no par value, on a 30:1 basis. As a result of reverse share split, 250 Class A ordinary shares were acquired from the market and were cancelled accordingly. The Company believes the share consolidation should be accounted for on a retroactive basis pursuant to ASC 260. The Company has retroactively restated all shares and per share data for all periods presented.

As of September 30, 2024 and 2023, the Company has 6,812,261 and 2,285,826 Class A ordinary shares issued and outstanding and 100,698 and 100,698 Class B ordinary shares issued and outstanding, respectively

Private placements

On September 27, 2022, CN Energy entered into a series of subscription agreements (collectively, the “2022 Subscription Agreements”) with 15 purchasers, each an unrelated third party to the Company (collectively, the “2022 Purchasers”). Pursuant to the 2022 Subscription Agreements, the 2022 Purchasers agreed to subscribe for and purchase, and CN Energy agreed to issue and sell to the 2022 Purchasers, an aggregate of 10,514,018 Class A ordinary shares of CN Energy, no par value (the “Shares”), at a purchase price of $1.712 per share, and for an aggregate purchase price of $18,000,000 (the “Offering”). The Shares were offered under CN Energy’s registration statement on Form F-3 (File No. 333-264579), initially filed with the U.S. Securities and Exchange Commission on April 29, 2022 and declared effective on June 13, 2022 (the “Registration Statement”). A prospectus supplement to the Registration Statement in connection with this Offering was filed with the U.S. Securities and Exchange Commission on October 3, 2022. The Subscription Agreements, the transactions contemplated thereby, and the issuance of the Shares were approved by CN Energy’s board of directors. On October 13, 2022, CN Energy completed the $18 million private placement by issuing 350,467 after reverse share split Class A ordinary shares to 2022 Purchasers.

Issuance of ordinary shares for acquisition

On November 11, 2022, CN Energy completed an acquisition of MZ HK, a Hong Kong company that wholly owns MZ Pintai, which is a Chinese company that wholly owns Yunnan Yuemu, pursuant to the Equity Transfer Agreement dated September 30, 2022 with the Seller. The Seller is independent from all directors and officers of CN Energy, and the Company itself. Pursuant to the Equity Transfer Agreement, the Seller first transferred 100% of its equity interests in Yunnan Honghao, a wholly owned subsidiary of the Seller, to Yunnan Yuemu, and the Seller then sold and transferred, and CN Energy purchased and acquired, 100% of its equity interests in MZ HK for a consideration of $17,706,575.88 and the issuance of 293,984 Class A ordinary shares of CN Energy having a value of $18,373,771, delivered to the Seller and its designees.

Through the acquisition of 100% shares of MZ HK, CN Energy indirectly acquired 100% of the equity interests in Yunnan Honghao.

F-25

Note 17 - Shareholders’ equity (Continued)

Public offering, warrants, and pre-funded warrants

On January 30, 2023, CN Energy entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), pursuant to which CN Energy agreed to sell to the Underwriter in a firm commitment public offering (the “Offering”) (i) 10,396,974 units, each consisting of one Class A ordinary share, no par value (collectively, the “Class A ordinary shares”) and one warrant, each exercisable to purchase one Class A ordinary share at an exercise price of $0.55 (or $1.4529 after the reverse share split) per share (collectively, the “warrants”), at an offering price of $0.55 per unit; and (ii) 7,786,300 units, each consisting of one pre-funded warrant, each exercisable to purchase one Class A ordinary share at an exercise price of $0.0001 per share (collectively, the “Pre-funded Warrants”), and one warrant, at an offering price of $0.5499 per unit (together with the Class A ordinary shares and the warrants, the “Offered Securities”), to those purchasers whose purchase of Class A ordinary shares in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of CN Energy’s outstanding ordinary shares immediately following the consummation of the Offering. The components of the units were issued separately and are immediately separable upon issuance. The Company received approximately $7.8 million in net proceeds from the Offering, after deducting underwriting discounts and other related offering expenses. In connection with the Offering, 10,396,974 Class A ordinary shares were issued, 4,672,700 Pre-funded Warrants were exercised upon issuance which resulted in a total issuance of 502,322 Class A ordinary shares and 103,735 Pre-funded Warrants were exercised for 103,735 Class A ordinary shares in September 2023.

The Pre-funded Warrants are exercisable immediately (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-funded Warrants are exercised in full. The warrants are exercisable immediately and expire five years, i.e. January 29, 2028, after their issuance date on January 30, 2023.

As a result of reverse share split on January 18, 2024, the exercise price was adjusted from $0.55 per share to $1.4529 per share and the warrants were adjusted from 18,183,274 warrants to 6,883,337 warrants.

For the fiscal years ended September 30, 2024 and 2023, 100,000 and nil warrants were exercised for 100,000 and nil Class A ordinary shares and for cash of $145,290 and nil, respectively. As of September 30, 2024 and 2023, 6,783,337 and 6,883,337 warrants and 1,554 and 1,554 pre-funded warrants were outstanding, respectively. As of September 30, 2024 and 2023, the outstanding warrants are out of the money and antidilutive.

Services agreement with AA Cornerstone Inc

On March 7, 2023, the board of directors of CN Energy approved the entry of a services agreement (the “Agreement”) with AA Cornerstone Inc (the “Consultant”), pursuant to which the Consultant agreed to provide to the Company certain consulting services in the areas of strategic advisory, sponsored editorial content, and digital marketing, from March 1, 2023 to May 30, 2023 (the “Services”). As consideration for such Services, on March 13, 2023, CN Energy issued 66,667 restricted Class A ordinary shares, no par value, of CN Energy to the Consultant. The Agreement contained customary confidentiality, non-solicitation, indemnification, and arbitration provisions.

Issuance of shares for repayment of convertible note

On December 30, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which the Company issued to the Investor an unsecured convertible note, on December 30, 2022, in the original principal amount of $3,230,000 (the “Note”, and together with the Purchase Agreement, the “Agreement”), convertible into Class A ordinary shares, no par value, of the Company (“Class A Ordinary Shares”). The Note bears an interest rate of 7% per annum. All outstanding principal and accrued interest on the Note will become due and payable 12 months after the purchase price of the Note is delivered by the Investor to the Company (the “Purchase Price Date,” and 12 months after the Purchase Price Date, the “Maturity Date”), unless earlier prepaid or converted.

Under the Agreement, the Investor has the right to redeem the Note 60 days after the purchase price of the Note was delivered by the Investor to the Company, and redemptions may be satisfied in cash or Class A Ordinary Shares, at the Company’s election. However, the Company will be required to pay the redemption amount in cash, if there is an Equity Conditions Failure (as defined in the Note). If the Company elects to satisfy a redemption in Class A Ordinary Shares, such Class A Ordinary Shares shall be issued at a redemption conversion price of the lower of(i) $2.00 per share, subject to adjustment as provided in the Note, and (ii) 80% of the Nasdaq Minimum Price (as defined in the Note).

The Note does not contain a floor price for the possible future redemption conversions into Class A Ordinary Shares, and a future conversion pursuant to the Agreement could potentially result in a substantial dilutive effect on the existing shareholders of the Company. Pursuant to the relevant Nasdaq Listing Rule guidance, the Nasdaq Staff has stated its position that, in determining whether the issuance of a future priced security raises public interest concerns, Nasdaq Staff will consider, among other things, whether a future priced security includes features to limit the potential dilutive effect of its conversion or exercise, including floors on the conversion or exercise price. To limit the potential dilutive effect of a redemption conversion on the existing shareholders of the Company, the board of directors of the Company approved on February 15, 2023 that the Company shall repay the Note in cash in the event any redemption conversions would result in the aggregate effective conversion price falling below $0.12. For the fiscal years ended September 30, 2024 and 2023, 4,426,685 and 299,896 Class A Ordinary Shares were issued for the redemption of $2.42 million and $1.25 million convertible note, respectively.

F-26

Note 17 - Shareholders’ equity (Continued)

Statutory reserves and restricted net assets

The Company’s ability to pay dividends primarily depends on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Company’s subsidiaries incorporated in PRC only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company’s subsidiaries.

The Company’s PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. The Company’s PRC subsidiaries may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves together with paid in capital of the Company’s PRC subsidiaries are not distributable as cash dividends. As of September 30, 2024 and 2023, the balance of the required statutory reserves was $14,990 and $0.5 million, respectively.

Note 18 - Commitments and contingencies

Contingencies

The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Biopower Plant has not paid adequate social insurance for all its employees, and the Company’s PRC subsidiaries have not made adequate housing provident fund payments for all their employees. The relevant PRC authorities may order the Company to make up the contributions to these plans. In addition, failure to make adequate social insurance payments on time may subject the Company to 0.05% late fees per day, starting from the date of underpayment, and fines equal to one to three times the underpaid amount. For failure to make adequate housing provident fund payments as required, the Company may be fined RMB10,000 to RMB50,000. If the Company is subject to late fees or fines in relation to underpaid employee benefits, the financial condition and results of operations may be adversely affected. However, the risk of regulatory penalty that the relevant authorities may impose on the Company’s PRC subsidiaries in relation to its failure to make adequate contributions to the employee benefit plans for all the Company’s employees as required is remote, because the relevant local authorities confirmed in writing that no records of violation were found on the Company’s PRC subsidiaries for social insurance plan and/or housing provident fund contributions.

Note 19 - Disposition of subsidiaries

On September 12, 2024, the Company, through its wholly owned subsidiary CN Energy Development, entered into a Share Transfer Agreement (the “Agreement No. 1”) with Zhejiang Sentuo Industrial Holding Group., Ltd. (“Sentuo”). Pursuant to the Agreement No. 1, CN Energy Development agreed to transfer all of its equity interest in Hangzhou Forasen, which constituted 100% of the issued and outstanding equity of Hangzhou Forasen, to Sentuo in consideration of RMB29,478 ($4,201), which was received in September 2024.

On September 25, 2024, the Company, through its wholly owned subsidiaries in China, Zhejiang CN Energy and Manzhouli CN Energy, entered into a Share Transfer Agreement (the “Agreement No. 2”) with Xinbaocheng Industrial Group Co., Ltd. (“Xinbaocheng”). Pursuant to the Agreement No. 2, Zhejiang CN Energy agreed to transfer 90% of its equity in CN Energy Development and its subsidiaries (Khingan Forasen and Zhongxing Energy), and Manzhouli CN Energy agreed to transfer its 10% of equity in CN Energy Development to Shanghai Xinbaocheng Industrial Group Co., Ltd. (“Xinbaocheng”) for a total purchase price of RMB138,204,751 ($19,694,019), which shall be paid by Xinbaocheng in installments according to the schedules set forth in the Agreement. Consideration of RMB6,910,238 ($984,701) was received in September 2024 and RMB131,294,513 ($18,709,318) was outstanding as of September 30, 2024.

F-27

Note 19 - Disposition of subsidiaries (Continued)

The following is a reconciliation of the carrying amounts of major classes of assets and liabilities in the consolidated balance sheets as of September 30, 2024 and 2023.

	As of	As of
	September 30, 2024	September 30, 2023
Carrying amounts of major classes of assets
Cash	$2,458	$35,413
Accounts receivable, net	8,835	19,254,467
Inventories, net	988,571	1,394,037
Advances to suppliers, net	17,710,766	34,242,941
Due to related parties	-	153,477
Prepaid expenses and other current assets	134,562	280,633
Property and equipment, net	10,943,369	11,839,482
Land use right, net	495,415	506,929
Long-term deposits	1,140,133	1,140,133
Prepayment for property and equipment	187,321	3,749,792
Right-of-use assets	-	24,974
Intangible assets, net	3,026	3,182
Total assets of disposed entities	$31,614,456	$72,625,460

Carrying amount of major classes of liabilities
Short-term loans	$4,828,985	$4,830,711
Long-term loans, current portion	581,870	605,620
Accounts payable	4,841,199	4,745,290
Deferred revenue	268,610	210,186
Due to related parties	353,878	-
Taxes payable	112,518	10,544
Lease liabilities	-	32,855
Prepayment from customers	-	1,192,491
Accrued expenses and other current liabilities	572,261	870,942
Deferred tax liabilities	26,284	35,508
Total liabilities of disposed entities	$11,585,605	$12,534,147

The following is a reconciliation of the amounts of major classes of operations of disposed entities in the consolidated statements of income (loss) and comprehensive income (loss) for the years ended September 30, 2024 and 2023.

	For the year ended September 30,
	2024	2023
Revenue	$13,086,798	$38,378,197
Cost of revenues	(13,089,365)	(37,344,139)
Gross (loss) profit	(2,567)	1,034,058
Operating expenses	(579,879)	(2,434,290)
Loss from operations	(582,446)	(1,400,232)
Other (expenses) income	(114,534)	450,991
Loss before income tax expenses	(696,980)	(949,241)
Income tax expenses	9,223	301,242
Net loss	$(687,757)	$(647,999)

Note 20 - Subsequent events

1. On October 10, 2024, CN Energy Group. Inc., a British Virgin Islands company (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which the Company issued to the Investor an unsecured promissory note, on October 10,2024, in the principal amount of $3,149,750 (the “Note”), convertible into Class A ordinary shares, no par value, of the Company (the “Class A Ordinary Shares”), for a purchase price of $2,925,000.

The Note bears interest at a rate of 7% per annum. All outstanding principal and accrued interest on the Note will become due and payable twelve months after the purchase price of the Note is delivered by the Investor to the Company. The Note includes an original issue discount of $204,750.00 along with $20,000.00 for the Investor’s legal fees, accounting costs, due diligence, monitoring, and other transaction costs incurred in connection with the purchase and sale of the Note. The Company may prepay all or a portion of the Note at any time by paying 105% of the outstanding principal balance elected for pre-payment. The Note contains a floor price of $0.10412 for the possible future conversions into Class A Ordinary Shares.

2. On November 29, 2024, the Company incorporated a wholly owned subsidiary, Ewforest Group Limited.

3. On December 3, 2024, Jian Chen notified the CN Energy Group. Inc. (the “Company”) that she resigned as the Chairperson of the Audit Committee (the “Audit Committee”) of the board of directors of the Company (the “Board”), effective December 3, 2024. Ms. Chen’s decision to resign as the Chairperson was not the result of any disagreement with the Company on any matters relating to the Company’s operations, accounting policies or practices. Ms. Chen will remain as an independent director on the Board.

F-28

Note 20 - Subsequent events (Continued)

4. On December 12, 2024, the Board approved the nomination of Mr. Ming Yi as an independent director on the Board and the Chairperson of the Audit Committee.

5. On December 5, 2024, CN Energy Group. Inc., a British Virgin Islands company (the “Company”), entered into Warrant Inducement Agreements (the “Warrant Inducement Agreement”) with certain holders (the “Holders”, and each, a “Holder”) of the Company's existing ordinary share purchase warrants issued in January 2023 (the “Existing Warrants”), covering up to an aggregate of 6,576,278 class A ordinary shares of the Company, no par value (the “Ordinary Shares”), pursuant to which (i) the exercise price of the Existing Warrants will be reduced from $1.4529 per share to $0.32 per share (the “Reduced Exercise Price”) to the extent exercised by each Holder, and (ii) in exchange for each Holder’s cash payment of the Reduced Exercise Price of the Existing Warrants in part or whole, the Company will issue new unregistered ordinary share purchase warrants (the “New Warrants”), to incentivize the Holders to exercise the Existing Warrants in cash. The Holders had until January 5, 2025 (the “Termination Date”) to exercise such Existing Warrants at the Reduced Exercise Price and receive New Warrants. The Company also agreed to file a registration statement covering the resale of the Ordinary Shares issued or issuable upon the exercise of the New Warrants (the “Warrant Shares”). The New Warrants and Warrant Shares were offered in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

6. On January 7, 2025, the Company and the Holders entered into the extension letter (the “Extension Letter”) to extend the Termination Date for the Holders to exercise such Existing Warrants and receive New Warrants from January 5, 2025, to February 7, 2025. Additionally, pursuant to the Extension Letter, the Company agreed to file a registration statement covering the resale of the Warrant Shares no later than February 21, 2025.

7. On January 20, 2025, CN Energy Group. Inc. (the “Company”), entered into a Share Transfer Agreement (the “Agreement”) with Asia Rubber Resources Limited (“Asia Rubber Resources”). Pursuant to the Agreement, the Company agreed to transfer 100% of its equity in Clean Energy Holdings Limited to Asia Rubber Resources (the “Transfer”) for a total purchase price of HKD10,000 (approximately $1,281).

Note 21 - Condensed financial information of the parent company

Pursuant to the requirements of Rule 12‑04(a), 5‑04(c), and 4‑08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25% of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiaries exceeded 25% of the consolidated net assets of the Company. Therefore, the condensed financial statements of the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances, or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries. Such investment is presented on the condensed balance sheets as “Investment in subsidiaries” and the respective profit or loss as “Equity in earnings of subsidiaries” on the condensed statements of income (loss).

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of September 30, 2024 and 2023, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those separately disclosed in the consolidated financial statements, if any.

F-29

Note 21 - Condensed financial information of the parent company (Continued)

CN ENERGY GROUP. INC.

PARENT COMPANY BALANCE SHEETS

	As of	As of
	September 30,	September 30,
	2024	2023
Assets
Current assets
Cash	$463	$32,589
Other current assets	128,998	-
Non-current assets
Investment in subsidiaries	97,308,651	103,950,542
Total assets	$97,438,112	$103,983,131

Liabilities and Shareholders’ Equity

Current liabilities
Due to a related party	300,177	300,177
Accrued expenses and other current liabilities	225,518	120,720
Total liabilities	$525,695	$420,897

Commitments and contingencies

Shareholders’ equity
Class A ordinary share, no par value, unlimited number of shares authorized; 68,574,781 and 20,062,658 shares issued and outstanding as of September 30, 2023 and 2022, respectively	104,486,710	101,922,676
Class B ordinary share, no par value, unlimited number of shares authorized; 3,020,969 shares issued and outstanding as of September 30, 2023 and 2022.	4,231,055	4,231,055
Additional paid-in capital	8,865,199	8,865,199
Statutory reserves	14,990	526,217
Accumulated deficits	(16,741,427)	(3,211,885)
Accumulated other comprehensive loss	(3,944,110)	(8,771,028)
Total shareholders’ equity	96,912,417	103,562,234

Total liabilities and shareholders’ equity	$97,438,112	$103,983,131

F-30

Note 21 - Condensed financial information of the parent company (Continued)

CN ENERGY GROUP. INC.

PARENT COMPANY STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

	For the years ended September 30,
	2024	2023	2022

General and administrative expenses	$(8,006,889)	$(3,202,589)	$(218,663)
Equity in (loss) earnings of subsidiaries	(6,033,880)	(2,423,151)	2,448,371
Net (loss) income	$(14,040,769)	$(5,625,740)	2,229,708

Net (loss) income	(14,040,769)	(5,625,740)	2,229,708
Foreign currency translation gain (loss)	4,826,918	(2,238,556)	(6,655,036)
Comprehensive loss	$(9,213,851)	$(7,864,296)	$(4,425,328)

F-31

Note 21 - Condensed financial information of the parent company (Continued)

CN ENERGY GROUP. INC.

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the years ended September 30,
	2024	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(14,040,769)	$(5,625,740)	$2,229,708
Adjustments to reconcile net income to net cash used in operating activities:
Allowance for prepaid expenses and other current assets	32,249	-	-
Interest expenses	233,873	-	-
Amortization of debts issuance costs	-	277,500	-
Issuance of ordinary shares for services	-	1,100,000	-
Equity in loss (earnings) of subsidiaries	6,033,880	2,423,151	(2,448,371)
Prepaid expenses and other current assets	-	-	92,000
Accrued expenses and other current liabilities	104,799	278,521	(202,001)
Net cash used in operating activities	(7,635,968)	(1,546,568)	(328,664)

CASH FLOWS FROM INVESTING ACTIVITIES:
Other receivables	608,628	(769,875)	-
Purchase of treasury shares	(430)	-	-
Investment in subsidiaries	6,850,354	(9,676,000)	(3,211,899)
Net cash provided by (used in) investing activities	7,458,552	(10,445,875)	(3,211,899)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Ordinary Shares for private placement	-	-	5,528,702
Proceeds from convertible notes	-	3,000,000	-
Proceeds from warrants exercised	145,290	8,945,433	-
Proceeds from related party loans	-	63,500	-
Repayment of related party loans	-	-	(1,980,145)
Net cash provided by financing activities	145,290	12,008,933	3,548,557

CHANGES IN CASH	(32,126)	16,490	7,994

CASH, beginning of year	32,589	16,099	8,105

CASH, end of year	$463	$32,589	$16,099

F-32

CN ENERGY GROUP. INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2025	2024
ASSETS	(unaudited)	(audited)
Current Assets:
Cash and restricted cash	$231,447	$317,323
Accounts receivable, net	1,374,309	11,790,391
Inventories, net	2,071,999	3,329,344
Advances to suppliers, net	20,724,958	26,488,494
Other receivable	18,077,672	18,709,318
Loan to a third party	2,296,372	-
Prepaid expenses and other current assets	676,775	863,690
Total current assets	45,453,532	61,498,560

Biological assets, net	27,097,303	28,522,903
Prepayment for acquisition	24,548,022	-
Land use right, net	5,896,583	6,205,309
Property and equipment, net	1,095,488	2,012,955
Right-of-use assets	62,516	122,779
Total non-current assets	58,699,912	36,863,946

Total Assets	$104,153,444	$98,362,506

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	470,850	535,221
Convertible notes	442,338	-
Due to related parties	611,327	611,327
Taxes payable	2,461	108
Accrued expenses and other current liabilities	282,044	303,433
Total current liabilities	1,809,020	1,450,089

Commitments and contingencies

Shareholders' Equity:
Class A ordinary share, no par value, unlimited number of shares authorized; 781,321 and 272,490 shares issued and outstanding as of March 31, 2025 and September 30, 2024, respectively	107,769,910	104,486,710
Class B ordinary share, no par value, unlimited number of shares authorized; 4,028 shares issued and outstanding as of March 31, 2025 and September 30, 2024	4,231,055	4,231,055
Additional paid-in capital	8,865,199	8,865,199
Statutory reserves	14,990	14,990
Accumulated deficits	(9,813,185)	(16,741,427)
Accumulated other comprehensive loss	(8,723,545)	(3,944,110)
Total shareholders' equity	102,344,424	96,912,417

Total Liabilities and Shareholders' Equity	$104,153,444	$98,362,506

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-33

CN ENERGY GROUP. INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

	For the Six Months Ended March 31,
	2025	2024
Revenues	$16,376,697	$31,285,396
Cost of revenues	(15,897,467)	(31,220,004)
Gross profit	479,230	65,392
Operating expenses:
Allowance for receivables	-	(995,155)
General and administrative expenses	(1,575,682)	(1,659,355)
Research and development expenses	(2,102)	(133,290)
Total operating expenses	(1,577,784)	(2,787,800)

Loss from operations	(1,098,554)	(2,722,408)

Other income (expenses):
Interest expense	(279,489)	(285,371)
Government subsidy income	-	40,936
Interest income	61,170	358
Gain on disposal of subsidiaries	824,512	-
Other income	35,342	2,183
Total other income (expense), net	8,027,130	(241,894)

Income (loss) before income taxes	6,928,576	(2,964,302)
Income tax (expenses) benefits	(334)	8,935
Net income (loss)	6,928,242	(2,955,367)

Net income (loss)	6,928,242	(2,955,367)
Other comprehensive income (loss) :
Foreign currency translation (loss) gain	(4,779,435)	1,108,763
Comprehensive income (loss)	$2,148,807	$(1,846,604)

Earnings (loss) per share
Basic	$13.58	$(1.64)
Diluted	$9.58	$(1.64)
Weighted average shares outstanding
Basic	510,256	72,118
Diluted	723,571	210,790

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-34

CN ENERGY GROUP. INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED MARCH 31, 2025 AND 2024

	Ordinary Shares						Retained	Accumulated
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Statutory	Earnings (Accumulated	Other Comprehensive	Total Shareholders'
	Shares	Amount	Shares	Amount	Capital	Reserves	Deficit)	Income (Loss)	Equity
Balance as of September 30, 2023	91,433	$101,922,676	4,028	$4,231,055	$8,865,199	$526,217	$(3,211,885)	$(8,771,028)	$103,562,234
Issuance of ordinary shares for convertible notes redemption	27,664	960,000	-	-	-	-	-	-	960,000
Issuance of ordinary shares for warrants exercised	4,000	145,290	-	-	-	-	-	-	145,290
Effect of reverse share split	(10)	(430)	-	-	-	-	-	-	(430)
Net loss for the period	-	-	-	-	-	-	(2,955,367)	-	(2,955,367)
Appropriation to statutory reserve	-	-	-	-	-	1,417	(1,417)	-	-
Foreign currency translation gain	-	-	-	-	-	-	-	1,108,763	1,108,763
Balance as of March 31, 2024	123,087	$103,027,536	4,028	$4,231,055	$8,865,199	$527,634	$(6,168,669)	$(7,662,265)	$102,820,490

Balance as of September 30, 2024	272,490	$104,486,710	4,028	$4,231,055	$8,865,199	$14,990	$(16,741,427)	$(3,944,110)	$96,912,417
Issuance of ordinary shares for convertible notes redemption	443,430	2,760,000	-	-	-	-	-	-	2,760,000
Issuance of ordinary shares for warrants exercised	65,400	523,200	-	-	-	-	-	-	523,200
Net income for the period	-	-	-	-	-	-	6,928,242	-	6,928,242
Foreign currency translation loss	-	-	-	-	-	-	-	(4,779,435)	(4,779,435)
Balance as of March 31, 2025	781,320	$107,769,910	4,028	$4,231,055	$8,865,199	$14,990	$(9,813,185)	$(8,723,545)	$102,344,424

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-35

CN ENERGY GROUP. INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$6,928,242	$(2,955,367)
Adjustments to reconcile net loss to net cash used in operating activities:
Reversal of allowance for accounts receivable	(7,504,925)	(317,232)
Allowance for advances to suppliers	125,639	1,349,917
(Reversal of allowance) allowance for prepaid expenses and other current assets	(9,074)	148,975
Allowance for inventories	(297,183)	(186,505)
Depreciation expense	248,076	718,862
Amortization of operating lease right-of-use assets	56,367	48,682
Amortization of intangible assets and land use right	99,670	105,898
Depreciation of biological assets	464,696	466,256
Gain on disposal of subsidiaries	(824,512)	-
Deferred income taxes	-	(8,982)
Amortization of deferred revenue	-	(40,936)
Interest expenses	54,738	212,277
Changes in operating assets and liabilities:
Accounts receivable	(7,461,178)	(3,748,263)
Inventories, net	1,447,226	(1,163,768)
Advances to suppliers	4,765,300	8,878,992
Prepaid expenses and other current assets	126,553	(67,605)
Accounts payable	297,446	(2,562,091)
Operating lease liabilities	-	(31,994)
Taxes payable	2,497	(1,116)
Accrued expenses and other current liabilities	23,104	(1,425,200)
Net cash used in operating activities	(1,457,318)	(579,200)

Cash flows from investing activities:
Proceeds from disposal of subsidiaries, net of cash	(3,979)	-
Advances to a third party	(2,296,372)	(430)
Other receivables	-	25,000
Acquisition of a subsidiary, net of cash	-	(122)
Net cash (used in) provided by investing activities	(2,300,351)	24,448

Cash flows from financing activities:
Proceeds from warrants exercised	523,200	145,290
Proceeds from convertible notes	3,149,750	-
Repayment of related parties loans	-	(23,128)
Proceeds from related parties loans	-	361,528
Net cash provided by financing activities	3,672,950	483,690

Effect of exchange rate changes on cash	(1,156)	1,976

Net decrease in cash	(85,876)	(69,086)
Cash, beginning of period	317,323	195,502
Cash, end of period	$231,447	$126,416

Supplemental disclosure information:
Cash paid for income tax	$334	$11
Cash paid for interest	-	$36,715

Supplemental non-cash activities:
Issuance of ordinary shares for convertible notes redemption	$2,760,000	$960,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-36

Note 1 - Organization and nature of business

CN Energy Group. Inc. (“CN Energy”) is a holding company incorporated under the laws of the British Virgin Islands on November 23, 2018. CN Energy and its subsidiaries (collectively, the “Company”) manufactures and supplies wood-based activated carbon that is primarily used in pharmaceutical manufacturing, industrial manufacturing, water purification, environmental protection, and food and beverage production (“Activated Carbon”).

On November 29, 2024, the Company incorporated a wholly owned subsidiary, Ewforest Group Limited (“Ewforest”), incorporated in the People’s Republic of China (“PRC”)’s special administration region of Hong Kong.

On January 20, 2025, CN Energy entered into a Share Transfer Agreement (the “Agreement”) with Asia Rubber Resources Limited (“Asia Rubber Resources”). Pursuant to the Agreement, CN Energy agreed to transfer 100% of its equity in Clean Energy Holdings Limited (“Energy Holdings”) to Asia Rubber Resources (the “Transfer”) for a total purchase price of HKD10,000 (approximately $1,281). In connection with the Agreement, Energy Holdings’ fully owned subsidiaries, Zhejiang CN Energy Technology Development Co., Ltd. (“Zhejiang CN Energy”) and Manzhouli CN Energy Industrial Co., Ltd. (“Manzhouli CN Energy”), Manzhouli CN Energy Technology Co., Ltd. (“Manzhouli CN Technology”) and Zhejiang Yongfeng New Material Technology Co., Ltd. (“Zhejiang Yongfeng New Material”) were altogether disposed to Asia Rubber Resources.

In January and February 2025, CN Energy conducted a reorganization of its wholly owned subsidiaries, Zhejiang CN Energy New Material Co., Ltd. (“Zhejiang New Material”), Zhoushan Xinyue Trading Co., Ltd (“Zhoushan Trading”) and Ningbo Nadoutong Trading Co., Ltd (“Ningbo Trading”), under the holding of MZ Pintai Mining (Zhejiang) Co., Ltd (“MZ Pintai”).

On March 31, 2025 and April 23, 2025, CN Energy and Ewforest (the “Purchaser”) entered into a share purchase agreement (the “Purchase Agreement”) with, Ynong Group Limited (the “Seller”) and Ynong International Group Limited (“Ynong”), pursuant to which the Seller agreed to sell and the Purchaser agreed to purchase 4,500 shares of Ynong ordinary shares (the “Ynong Shares”), of which represents forty-five percent (45%) of the issued and outstanding Ynong ordinary shares to the Purchaser. Ynong directly owns all of the issued and outstanding equity of an Indonesian entity, PT Grand Indonesia Forestmates (“PGIF”), and PGIF and two Indonesian citizens, collectively, directly owns 90% and 10%, respectively, of another Indonesian entity, PT Wana Arga Nusantara (“PWAN”), which is the operating business.

In connection with the execution of the Purchase Agreement, the Seller entered into a side letter with PGIF and PWAN, in which PGIF and PWAN agreed to be bound by and comply with the covenants and obligations set forth in the Purchase Agreement that are applicable to each of PGIF and PWAN.

Pursuant to, and upon the terms and subject to the conditions set forth in the Purchase Agreement, the consideration for the Ynong Shares will consist of the following:

(i)	$6,365,348 in cash payable by CN Energy to the Seller will be made as a post-closing payment;

(ii)

50,000,000 Class A ordinary shares, no par value per share, of CN Energy, having an aggregate value of $10,000,000 with a cost basis of $0.20 per share (the “Consideration Shares”), issuable by CN Energy to the Seller on the Closing Date; and

(iii)

assignment of certain accounts receivables of the subsidiaries of the Company (the “Assigning Subsidiaries”) with an aggregate value of $24,548,022 (the “Assigned Receivables”), to be effected on the Closing Date.

F-37

Note 1 - Organization and nature of business (Continued)

On April 30, 2025, CN Energy and Ewforest (the “Purchaser”) closed a transaction (the “Closing”) involving the acquisition of 4,500 shares of Ynong from Ynong Group Limited (the “Seller”) in exchange for, among other things, the issuance by the Company of 50,000,000 shares of its Class A ordinary shares (“Shares”) to the Seller and its designees (the “Designees”) and the assignment to the Seller of certain accounts receivable of the subsidiaries of the Company (the “Subsidiaries”) with an aggregate value of $24,548,022, pursuant to the Share Purchase Agreement dated as of March 31, 2025 (the “Original Purchase Agreement”), as amended by the Amendment to Share Purchase Agreement dated as of April 23, 2025 (the “Amendment” and, together with the Share Purchase Agreement, the “Purchase Agreement”), entered into between the Company, the Purchaser, the Seller, and Ynong, and pursuant to the side letters (the “Side Letters”) entered into between the Seller, PGIF and the operating Indonesian entity, PWAN.

Currently, CN Energy has subsidiaries in countries and jurisdictions including the PRC, Hong Kong, the British Virgin Islands, and the State of Delaware. Details of the subsidiaries of CN Energy are set out below:

	Date of	Place of	% of
Name of Entity	Incorporation	Incorporation	Ownership	Principal Activities
CN Energy	November 23, 2018	British Virgin Islands	Parent	Holding company
Ewforest	November 29, 2024	Hong Kong, China	100%	Holding company
CN Energy USA	March 31, 2022	Delaware, U.S.	100%	Inactive
MZ HK	December 6, 2018	Hong Kong, China	100%	Holding company
MZ Pintai	January 22, 2019	Zhejiang, China	100%	Holding company
Zhejiang New Material	May 24, 2021	Zhejiang, China	100%	Produce and sell Activated Carbon
Zhoushan Trading	April 8, 2022	Zhejiang, China	100%	Trading
Ningbo Trading	April 13, 2022	Zhejiang, China	100%	Trading
Yunnan Yuemu	September 2, 2022	Yunnan, China	100%	Holding company
Yunnan Honghao	May 6, 2013	Yunnan, China	100%	Forestry project investment and development

Note 2 - Summary of significant accounting policies

Basis of presentation and principles of consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and have been consistently applied. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal years ended September 30, 2024 and 2023. Operating results for the six months ended March 31, 2025 are not necessarily indicative of the results that may be expected for the year ending September 30, 2025.

The unaudited condensed consolidated financial statements of the Company reflect the principal activities of CN Energy and its subsidiaries. All significant intercompany balances and transactions are eliminated upon consolidation.

Use of estimates

A change in accounting estimate shall be accounted for in the period of change if the change affects that period only or in the period of change and future periods if the change affects both. A change in accounting estimate shall not be accounted for by restating or retrospectively adjusting amounts reported in financial statements of prior periods or by reporting pro forma amounts for prior periods. In preparing the unaudited condensed consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the unaudited condensed consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting periods. Significant items subject to such estimates and assumptions include, but are not limited to, the valuation of inventory, allowance for credit losses, useful lives of biological assets, property and equipment, land use right, and right-of-use assets, the recoverability of long-lived assets, revenue recognition, and realization of deferred tax assets. Actual results could differ from those estimates.

F-38

Note 2 - Summary of significant accounting policies (Continued)

Accounts receivable

Accounts receivable are presented net of an allowance for credit losses. The Company maintains an allowance for doubtful accounts for estimated credit losses. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances for credit losses when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer payment history, customer’s current credit-worthiness, and current economic trends. Allowance for credit losses is measured using the current expected credit losses model. Accounts are written off against the allowance after efforts at collection prove unsuccessful.

Inventories

The Company values its inventory at the lower of cost, determined on a weighted average basis, or net realizable value. Costs include the cost of raw materials, freight, direct labor, and related production overhead. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products. The Company reviews its inventory periodically to determine if any reserves are necessary for potential obsolescence or if the carrying value exceeds net realizable value.

The costs of forestry inventories are transferred from biological assets at their costs at the point of harvest. The cost of inventories also includes capitalized production costs, including labor, materials, post-harvest costs, and depreciation. Inventoried costs are transferred to cost of goods sold in the same period as when the products are sold.

Forestry inventories, capitalized production costs, and biological asset adjustments are measured at the lower of cost or net realizable value. The amount of any write-down of inventories to net realizable value and all losses of inventories are recognized as an expense in the period when the write-down or loss occurs.

Advances to suppliers

Advances to suppliers consist of balances paid to suppliers for services and materials that have not been provided or received. The Company reviews its advances to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Company or refund an advance.

Other receivables and loan to a third party

Other receivables and loan to a third party are presented net of an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses. The Company reviews its other receivable and loan to a third party on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history and current credit-worthiness, and current economic trends. Accounts are written off after efforts at collection prove unsuccessful.

Biological assets

Biological assets mainly consist forest for future wood harvest and sales, of which the Company owned 27 forest right certificates with expiry dates ranging from August 2053 to December 2076 and with an aggregate area of 14.5 square miles. Biological assets are initially measured at cost and subsequently depreciated on a straight-line basis over its estimated useful lives, ranging from 30 to 54 years depending on the expiry dates of those 27 forest right certificates. The Company capitalizes all related direct and indirect costs of production to the biological assets at costs at each reporting date. At the point of harvest, the biological assets are transferred to inventory at their costs.

F-39

Note 2 - Summary of significant accounting policies (Continued)

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use.

Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The estimated useful lives for significant property and equipment are as follows:

Useful life
Property and buildings	20 years
Machinery and equipment	10 years
Vehicles	4 years
Office equipment	3 - 5 years

Expenditures for maintenance and repair, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments, which substantially extend the useful life of assets, are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in income from operations in the unaudited condensed consolidated statements of income (loss) and comprehensive income (loss) in income from operations.

Land use right

Land use right is recorded at cost less accumulated amortization. Amortization is provided on a straight-line basis over the estimated useful life which is 50 years and represents the shorter of the estimated usage period or the terms of the agreement.

F-40

Note 2 - Summary of significant accounting policies (Continued)

Impairment of long-lived assets

The Company reviews long-lived assets, including definitive-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of March 31, 2025 and September 30, 2024.

Leases

The Company accounts for leases following ASC 842, Leases (“Topic 842”).

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of obligations under operating leases, and obligations under operating leases, non-current on the Company’s consolidated balance sheets.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and includes initial direct costs incurred. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expenses for minimum lease payments are recognized on a straight-line basis over the lease term.

The Company adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Non-lease components include payments for building management services, utilities and property taxes. It separates the non-lease components from the lease components to which they relate.

The Company evaluates the impairment of its right-of-use assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of finance and operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. As of March 31, 2025 and September 30, 2024, the Company did not have any impairment loss for its operating lease right-of-use assets.

F-41

Note 2 - Summary of significant accounting policies (Continued)

Fair value of financial instruments

The Company applies ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
•

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•

Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions about what assumptions market participants would use in pricing the asset or liability based on the best available information.

Any transfers of assets or liabilities between Level 1, Level 2, and Level 3 of the fair value hierarchy will be recognized at the end of the reporting period in which the transfer occurs. There were no transfers between fair value levels in any of the periods presented herein.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash and restricted cash, accounts receivable, other receivable, convertible notes, accounts payable, due to related parties, taxes payable, and accrued expenses and other current liabilities approximate their recorded values due to their short-term maturities.

Convertible note

The Company accounts for convertible debt instruments in accordance with ASC 470-20 and ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under this guidance, the Company no longer separates the liability and equity components of convertible instruments that do not require bifurcation under ASC 815. Instead, the entire convertible instrument is accounted for as a single liability, unless the fair value option under ASC 825-10 is elected or an embedded conversion feature requires separate accounting as a derivative.

The Company first evaluates whether to elect the fair value option under ASC 825-10. If the fair value option is not elected, the Company assesses whether the embedded conversion feature requires bifurcation under ASC 815. If bifurcation is not required and the instrument is not issued with a substantial premium, the convertible debt is accounted for as a single liability instrument under the traditional convertible debt model. Any debt discount or premium is amortized over the expected term of the instrument using the effective interest method and recognized as additional non-cash interest expense

F-42

Note 2 - Summary of significant accounting policies (Continued)

Revenue recognition

The Company accounts for revenue recognition under Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”). Revenue of the Company is mainly from the sale of activated carbon. For the sale of activated carbon, the Company recognizes revenue when title and risk of loss passes and the customer accepts the products, which occurs at delivery. Product delivery is evidenced by warehouse shipping log as well as signed shipping bills from the shipping company, or by receipt document signed by the customer upon delivery, depending on the delivery term negotiated between the Company and customers on a customer-by-customer basis.

The transaction price of activated carbon is determined based on fixed consideration in the Company’s customer contracts. In determining the transaction price, no significant financing components exist since the timing from when the Company invoices its customers to when payment is received is less than one year.

Revenue is reported net of all value added taxes. The Company generally does not permit customers to return products and historically, customer returns have been immaterial. In the event the Company receives an advance from a customer, such advance is recorded as a liability to the Company. The Company reduces the liability and recognizes revenue after the delivery of goods occurs.

The core principle underlying ASC 606 is that the Company recognizes revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The Company’s sales contracts of activated carbon have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. Therefore, the sale of activated carbon is recognized at a point in time.

There were no contract assets as of March 31, 2025 and September 30, 2024. For the six months ended March 31, 2025 and 2024, revenue recognized from performance obligations related to prior periods was insignificant. Revenue expected to be recognized in any future periods related to remaining performance obligations is insignificant.

F-43

Note 2 - Summary of significant accounting policies (Continued)

Revenue recognition (Continued)

The Company has elected the following practical expedients in applying ASC 606:

•

Unsatisfied Performance Obligations - for all performance obligations related to contracts with a duration of less than one year, the Company has elected to apply the optional exemption provided in ASC 606, and therefore is not required to disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period.

•

Contract Costs - all incremental customer contract acquisition costs are expensed as they are incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.

•

Significant Financing Component - the Company does not adjust the promised amount of consideration for the effects of a significant financing component as the Company expects, at contract inception, that the period between when the Company transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.

•

Sales Tax Exclusion from the Transaction Price - the Company excludes from the measurement of the transaction price all taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected by the Company from the customer.

•	Shipping and Handling Activities - the Company elected to account for shipping and handling activities as a fulfillment cost rather than as a separate performance obligation.

Cost of revenue

Cost of revenue includes cost of raw materials purchased, inbound freight cost, cost of direct labor, depreciation expense, and other overhead. Write-down of inventory for lower of cost or net realizable value adjustments is also recorded in cost of revenue.

Research and development expenses

Research and development expenses include costs directly attributable to the conduct of research and development projects, including the cost of salaries and other employee benefits. All costs associated with research and development are expensed as incurred.

Shipping and handling

All shipping and handling costs are expensed as incurred and included in selling expenses. Total shipping and handling expenses were nil and nil for the six months ended March 31, 2025 and 2024, respectively.

Government subsidy income

The Company receives various government grants from time to time. There is no guarantee that the Company will continue to receive such grants in the future. For the six months ended March 31, 2025 and 2024, the Company had subsidy income of nil and $40,936 for equipment of energy projects grants.

Income taxes

CN Energy’s subsidiaries in the USA, PRC and Hong Kong are subject to the income tax laws of the USA, PRC and Hong Kong, respectively. No taxable income was generated outside the PRC for the six months ended March 31, 2025 and 2024. The Company accounts for income taxes in accordance with ASC 740, Income Taxes. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or future deductibility is uncertain.

ASC 740-10-25 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification accounting for interest and penalties associated with tax positions, years open for tax examination, accounting for income taxes in interim periods and income tax disclosures. There were no material uncertain tax positions as of March 31, 2025 and September 30, 2024. As of March 31, 2025, the tax returns for the calendar years ended December 31, 2016 through December 31, 2024 for the Company’s subsidiaries remain open for statutory examination by tax authorities.

F-44

Note 2 - Summary of significant accounting policies (Continued)

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or receivable net of payments in the accompanying consolidated financial statements. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and restricted cash, accounts receivable, advances to suppliers, other receivables and loan to a third party. All of the Company’s cash is maintained with banks within the PRC. Cash maintained in banks within the PRC of less than RMB500,000 (approximately $71,249) per bank are covered by “deposit insurance regulation” promulgated by the State Council of the PRC. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness. The Company has not experienced any losses in such accounts. A significant portion of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas. The Company also makes cash advances to certain suppliers to ensure the stable supply of key raw materials. The Company performs ongoing credit evaluations of its customers and key suppliers to help further reduce credit risk.

Comprehensive income(loss)

Comprehensive income consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains, and losses that under U.S. GAAP are recorded as elements of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustment from the Company not using U.S. dollar as its functional currency.

Foreign currency translation

The Company’s financial information is presented in U.S. dollars. The functional currency of the Company is the Renminbi (“RMB”), the currency of the PRC. Any transactions denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions, and exchange gains and losses are included in the statements of income as foreign currency transaction gain or loss. The consolidated financial statements of the Company have been translated into U.S. dollars in accordance with ASC 830, Foreign Currency Matters. The financial information is first prepared in RMB and then translated into U.S. dollars at period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders’ equity.

The exchange rate in effect as of March 31, 2025 and September 30, 2024 was US$1 for RMB7.2628 and US$1 for RMB7.0176, respectively. The average exchange rate for the six months ended March 31, 2025 and 2024 was US$1 for RMB7.2306 and US$1 for RMB7.2064, respectively.

F-45

Note 2 - Summary of significant accounting policies (Continued)

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, Earnings per Share. ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is computed by dividing net income (loss) attributable to all classes of ordinary shareholders of the Company by the weighted average number of shares of all classes of ordinary shares outstanding during the applicable period, and is the same amount for the Company’s Class A ordinary shares and Class B ordinary shares. Diluted earnings/(loss) per share is calculated by dividing net income/(loss) by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Ordinary equivalent shares consist of the ordinary shares issuable upon the conversion of the convertible notes using the if-converted method and ordinary shares issuable upon the exercise of warrants using the treasury stock method. Ordinary equivalent shares are not included in the denominator of the diluted loss per share calculation when inclusion of such shares would be anti-dilutive.

Basic and diluted earnings/(loss) per share are not reported separately for Class A or Class B ordinary shares as each class of shares has the same rights to undistributed and distributed earnings.

Statement of cash flows

In accordance with ASC 230, Statement of Cash Flows, cash flows from the Company’s operations are formulated based upon the local currencies, and then translated at average translation rates for the periods. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Risks and uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, in addition to the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases, and expense transactions are denominated in RMB, and majority of the Company’s assets and liabilities are also denominated in RMB. RMB is not freely convertible into foreign currencies under the current law. In the PRC, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China, the central bank of the PRC. Remittances in currencies other than RMB may require certain supporting documentation in order to effect the remittance.

The Company does not carry any business interruption insurance, product liability insurance, or any other insurance policy except for a limited property insurance policy. As a result, the Company may incur uninsured losses, increasing the possibility that investors would lose their entire investment in the Company.

F-46

Note 2 - Summary of significant accounting policies (Continued)

Recent accounting pronouncements

The Company considers the applicability and impact of all ASUs. Management periodically reviews new accounting standards that are issued.

In November 2024, the FASB issued ASU 2024-03, Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. This ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. This ASU may be applied either on a prospective or retrospective basis. We are currently evaluating the impact of this standard on our disclosures.

In November 2024, the FASB issued ASU 2024-04, Debt - Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. This ASU is effective for fiscal years beginning after December 15, 2025 and interim reporting periods within those annual reporting periods, with early adoption permitted. We are currently evaluating the impact of this standard on our disclosures.

In January 2025, the FASB issued ASU 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40)，which clarifies that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted.

In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810), Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity, which revised current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a VIE that meets the definition of a business. The amendments require that an entity consider the same factors that are currently required for determining which entity is the accounting acquirer in other acquisition transactions. The amendments in this Update require an entity involved in an acquisition transaction effected primarily by exchanging equity interests when the legal acquiree is a VIE that meets the definition of a business to consider the factors in paragraphs 805-10-55-12 through 55-15 to determine which entity is the accounting acquirer. The amendments in this Update are effective for all entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods. The amendments in this Update require that an entity apply the new guidance prospectively to any acquisition transaction that occurs after the initial application date. Early adoption is permitted as of the beginning of an interim or annual reporting period.

In May 2025, the FASB issued ASU 2025-04, Compensation - Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606), Clarifications to Share-Based Consideration Payable to a Customer, which revised the Master Glossary definition of the term performance condition for share-based consideration payable to a customer. The revised definition incorporates conditions (such as vesting conditions) that are based on the volume or monetary amount of a customer’s purchases (or potential purchases) of goods or services from the grantor (including over a specified period of time). The revised definition also incorporates performance targets based on purchases made by other parties that purchase the grantor’s goods or services from the grantor’s customers. The revised definition of the term performance condition cannot be applied by analogy to awards granted to employees and nonemployees in exchange for goods or services to be used or consumed in the grantor’s own operations. Although it is expected that entities will conclude that fewer awards contain service conditions, for those that are determined to have service conditions, the amendments in this Update eliminate the policy election permitting a grantor to account for forfeitures as they occur. Therefore, when measuring share-based consideration payable to a customer that has a service condition, the grantor is required to estimate the number of forfeitures expected to occur. Separate policy elections for forfeitures remain available for share-based payment awards with service conditions granted to employees and nonemployees in exchange for goods or services to be used or consumed in the grantor’s own operations. The amendments in this Update clarify that share-based consideration encompasses the same instruments as share-based payment arrangements but the grantee does not need to be a supplier of goods or services to the grantor. Finally, the amendments in this Update clarify that a grantor should not apply the guidance in Topic 606 on constraining estimates of variable consideration to share-based consideration payable to a customer. Therefore, a grantor is required to assess the probability that an award will vest using only the guidance in Topic 718. Collectively, these changes improve the decision usefulness of a grantor’s financial statements, improve the operability of the guidance, and reduce diversity in practice for accounting for share-based consideration payable to a customer. Under the amendments in this Update, revenue recognition will no longer be delayed when an entity grants awards that are not expected to vest. This is expected to result in estimates of the transaction price that better reflect the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer and, therefore, more decision-useful financial reporting.

The amendments in this Update are effective for all entities for annual reporting periods (including interim reporting periods within annual reporting periods) beginning after December 15, 2026. Early adoption is permitted for all entities. The amendments in this Update permit a grantor to apply the new guidance on either a modified retrospective or a retrospective basis. When applying the amendments in this Update on a modified retrospective basis, a grantor should recognize a cumulative-effect adjustment to the opening balance of retained earnings (or other appropriate components of 4 equity or net assets in the statement of financial position) as of the beginning of the period of adoption and should not recast any financial statement information before the period of adoption. A grantor should apply the amendments as of the date of initial application to all share-based consideration payable to a customer. When applying the amendments in this Update on a retrospective basis, a grantor should recast comparative periods and recognize a cumulative-effect adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) as of the beginning of the earliest period presented. Additionally, an entity that elects to apply the guidance retrospectively should use the actual outcome, if known, of a performance condition or service condition as of the beginning of the annual reporting period of adoption for all prior-period estimates. If actual outcomes are unknown as of the beginning of the annual reporting period of adoption, an entity should use its estimate of the probability of achieving a service condition or performance condition as of the beginning of the annual reporting period of adoption for all prior-period estimates.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s combined financial position, statements of operations, cash flows, and disclosures.

F-47

Note 3 - Accounts receivable, net

Accounts receivable consisted of the following:

	As of March 31,	As of September 30,
	2025	2024
	(unaudited)	(audited)
Accounts receivable	$1,374,309	$19,523,108
Less: allowance for credit losses	-	(7,732,717)
Accounts receivable, net	$1,374,309	$11,790,391

The Company’s accounts receivable primarily include balances due from customers when the Company’s activated carbon products are sold and delivered to customers.

The movement of allowance for credit losses was as follows:

	For the six months ended	For the six months ended
	March 31,	September 30,
	2025	2024
	(unaudited)	(audited)
Balance as of beginning of period	$7,732,717	$496,299
Addition	-	7,029,706
Reversal	(7,504,925)	-
Translation adjustments	(227,792)	206,712
Balance as of end of period	-	$7,732,717

Note 4 - Inventory

Inventory consisted of the following:

	As of	As of
	March 31,	September 30,
	2025	2024
	(unaudited)	(audited)
Raw materials	$2,071,999	$3,635,548
Less: allowance for inventory	-	(306,204)
Total	$2,071,999	$3,329,344

The movement of allowance for inventory was as follows:

	For the six months ended	For the six months ended
	March 31,	September 30,
	2025	2024
	(unaudited)	(audited)
Balance as of beginning of period	$306,204	$188,856
Addition	-	107,008
Reversal	(297,183)	-
Translation adjustments	(9,021)	10,340
Balance as of end of period	-	$306,204

F-48

Note 5 - Advances to suppliers, net

Advances to suppliers represent prepayments made to ensure continuous high-quality supply and favorable purchase prices. Advances to suppliers consisted of the following:

	As of	As of
	March 31,	September 30,
	2025	2024
	(unaudited)	(audited)
Advances for raw materials purchase	$22,697,839	$28,400,856
Less: allowance for credit losses	(1,972,881)	(1,912,362)
Advances to suppliers, net	$20,724,958	$26,488,494

The movement of allowance for credit losses was as follows:

	For the six months ended	For the six months ended
	March 31,	September 30,
	2025	2024
	(unaudited)	(audited)
Balance as of beginning of period	$1,912,362	$54,217
Addition	125,639	1,807,897
Translation adjustments	(65,120)	50,248
Balance as of end of period	$1,972,881	$1,912,362

Note 6 - Other receivable

On September 25, 2024, the Company, through its wholly owned subsidiaries in China, Zhejiang CN Energy and Manzhouli CN Energy, entered into a Share Transfer Agreement (the “Agreement No. 1”) with Xinbaocheng Industrial Group Co., Ltd. (“Xinbaocheng”). Pursuant to the Agreement No. 1, Zhejiang CN Energy agreed to transfer 90% of its equity in CN Energy Development and its subsidiaries (Khingan Forasen and Zhongxing Energy), and Manzhouli CN Energy agreed to transfer its 10% of equity in CN Energy Development to Shanghai Xinbaocheng Industrial Group Co., Ltd. (“Xinbaocheng”) for a total purchase price of RMB138,204,751 ($19,029,128), which shall be paid by Xinbaocheng in installments according to the schedules set forth in the Agreement. Consideration of RMB6,910,238 ($951,456) was received in September 2024 and RMB131,294,513, (equivalent to $18,077,672 and $18,709,318 as of March 31, 2025 and September 30, 2024, respectively) was outstanding.

Note 7 - Loan to a third party

The Company signed a revolving loan agreement with a third party to lend a revolving loan up to a maximum amount of $6 million from February 1, 2024 to September 30, 2025 at an annual interest rate of 6.5% per annum.

F-49

Note 8 - Biological assets

Biological assets mainly consist forest for future wood harvest and sales, of which the Company owned 29 forest right certificates with expiry dates ranging from August 2053 to December 2076 and with an aggregate area of 14.5 square miles. Biological assets are initially measured at cost and subsequently depreciated on a straight-line basis over its estimated useful lives.

	As of	As of
	March 31,	September 30,
	2025	2024
	(unaudited)	(audited)
Biological assets	$29,333,374	$30,358,304
Less: accumulated depreciation	(2,236,071)	(1,835,401)
Biological assets, net	$27,097,303	$28,522,903

Depreciation expenses were $464,696 and $466,256 for the six months ended March 31, 2025 and 2024, respectively.

Note 9 - Prepayment for acquisition

On March 31, 2025 and April 23, 2025, CN Energy and Ewforest (the “Purchaser”) entered into a share purchase agreement (the “Purchase Agreement”) with, Ynong Group Limited (the “Seller”) and Ynong International Group Limited (“Ynong”), pursuant to which the Seller agreed to sell and the Purchaser agreed to purchase 4,500 shares of Ynong ordinary shares (the “Ynong Shares”), of which represents forty-five percent (45%) of the issued and outstanding Ynong ordinary shares to the Purchaser. Ynong directly owns all of the issued and outstanding equity of an Indonesian entity, PT Grand Indonesia Forestmates (“PGIF”), and PGIF and two Indonesian citizens, collectively, directly owns 90% and 10%, respectively, of another Indonesian entity, PT Wana Arga Nusantara (“PWAN”), which is the operating business.

In connection with the execution of the Purchase Agreement, the Seller entered into a side letter with PGIF and PWAN, in which PGIF and PWAN agreed to be bound by and comply with the covenants and obligations set forth in the Purchase Agreement that are applicable to each of PGIF and PWAN.

Pursuant to, and upon the terms and subject to the conditions set forth in the Purchase Agreement, the consideration for the Ynong Shares will consist of the following:

(iv)	$6,365,348 in cash payable by CN Energy to the Seller will be made as a post-closing payment;

(v)

50,000,000 Class A ordinary shares, no par value per share, of CN Energy, having an aggregate value of $10,000,000 with a cost basis of $0.20 per share (the “Consideration Shares”), issuable by CN Energy to the Seller on the Closing Date; and

(vi)

assignment of certain accounts receivables of the subsidiaries of the Company (the “Assigning Subsidiaries”) with an aggregate value of $24,548,022 (the “Assigned Receivables”), to be effected on the Closing Date.

Aforementioned, prepayment for acquisition was related to the Assigned Receivables of $24,548,022.

On April 30, 2025, the Company and its wholly owned subsidiary, Ewforest, closed a transaction (the “Closing”) involving the acquisition of 4,500 shares of Ynong from the Seller in exchange for, among other things, the issuance by the Company of 50,000,000 shares of its Class A ordinary shares (“Shares”) to the Seller and its designees (the “Designees”) and the assignment to the Seller of certain accounts receivable of the subsidiaries of the Company (the “Subsidiaries”) with an aggregate value of $24,548,022, pursuant to the Share Purchase Agreement dated as of March 31, 2025 (the “Original Purchase Agreement”), as amended by the Amendment to Share Purchase Agreement dated as of April 23, 2025 (the “Amendment” and, together with the Share Purchase Agreement, the “Purchase Agreement”), entered into between the Company, the Purchaser, the Seller, and Ynong, and pursuant to the side letters (the “Side Letters”) entered into between the Seller, an Indonesian entity (“PGIF”) and the operating Indonesian entity (“PWAN”).

In connection with the Closing, the following agreements were entered into and made effective as of April 30, 2025, the date of the Closing:

•

a shareholder agreement between the Company, the Purchaser, the Seller, Ynong, an Indonesian entity (“PGIF”), the operating Indonesian entity (“PWAN”), and the other shareholders of PGIF and PWAN, which governs, among other things, the composition of the board of directors, restriction on share transfers, preemptive rights and significant corporate actions of HoldCo, PGIF and PWAN, as applicable;

•

a voting agreement entered into between a holder of Class B ordinary shares of the Company and the Designees, in which the Designees granted the Class B holder the authority to vote the applicable Shares issued to them; and

•	an assignment agreement entered into between the Subsidiaries and the Seller in which the Subsidiaries assigned certain of its account receivables with an aggregate value of $24,548,022 to the Seller.

In addition, the Company will pay to the Seller a post-Closing payment of $6,365,348 in cash on or prior to June 30, 2025. Pursuant to the Purchase Agreement and Side Letters, PWAN will appoint an individual designated by the Company to serve on the board of directors of PWAN on or prior to June 30, 2025, pursuant to a director agreement to be entered into between the individual designated by the Company and PWAN.

The total consideration for the 4,500 shares of Ynong is $40,913,370, which consists of: (i) the Shares, which had an aggregate value of $10,000,000; (ii) the account receivables, which have an aggregate value of $24,548,022; and (iii) the cash payment of $6,365,348 to be paid by the Company to the Seller as a post-Closing obligation.

F-50

Note 10 - Land use right, net

Land use right, net consisted of the following:

	As of	As of
	March 31,	September 30,
	2025	2024
	(unaudited)	(audited)
Land use right	$6,376,185	$6,598,974
Less: accumulated amortization	(479,602)	(393,665)
Land use right, net	$5,896,583	$6,205,309

Amortization expense was $99,670 and $105,747 for the six months ended March 31, 2025 and 2024, respectively.

Estimated future amortization expense is as follows:

Amortization
expense
Remainder of fiscal 2025	$198,456
Fiscal 2026	198,456
Fiscal 2027	198,456
Fiscal 2028	198,456
Fiscal 2029	198,456
Thereafter	4,904,303
Total	$5,896,583

Note 11 - Property and equipment, net

Property and equipment, stated at cost less accumulated depreciation, consisted of the following:

	As of	As of
	March 31,	September 30,
	2025	2024
	(unaudited)	(audited)
Machinery and equipment	$2,276,969	$2,356,528
Property and buildings	60,820	740,140
Vehicles	24,491	25,347
Subtotal	2,362,280	3,122,015
Less: accumulated depreciation	(1,266,792)	(1,109,060)
Property and equipment, net	$1,095,488	$2,012,955

Depreciation expense was $248,076 and $718,862 for the six months ended March 31, 2025 and 2024, respectively.

F-51

Note 12 - Leases

On October 8, 2021, Zhejiang New Material entered into a lease agreement with Hangzhou Forasen Energy Technology Co., Ltd., a PRC company controlled by Mr. Zhengyu Wang, spouse of Ms. Yefang Zhang, to lease approximately 27,147 square feet of office space in Hangzhou. The lease term is for five years with annual rent of RMB454,043 (equivalent of $71,624). The Company prepaid total rent of RMB2,270,214 (equivalent of $358,120) upon the starting date of the lease period.

As of March 31, 2025 and September 30, 2024, the remaining average lease term was an average of 1.5 years and 2 years, respectively. The Company’s lease agreements do not provide a readily determinable implicit rate nor is it available to the Company from its lessors. Instead, the Company estimates its incremental borrowing rate based on actual incremental borrowing interest rates from financial institutions in order to discount lease payments to present value. The weighted average discount rate of the Company’s operating leases was 4.8% per annum and 4.8% per annum, as of March 31, 2025 and September 30, 2024, respectively.

Supplemental balance sheet information related to operating leases was as follows:

	As of	As of
	March 31,	September 30,
	2025	2024
	(unaudited)	(audited)
Right-of-use assets under operating leases	$62,516	$122,779

Operating lease liabilities, current	-	-
Operating lease liabilities, non-current	-	-
Total operating lease liabilities	-	-

Note 13 - Convertible note

On October 10, 2024, CN Energy Group. Inc., a British Virgin Islands company (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which the Company issued to the Investor an unsecured promissory note, on October 10,2024, in the principal amount of $3,149,750 (the “Note”), convertible into Class A ordinary shares, no par value, of the Company (the “Class A Ordinary Shares”), for a purchase price of $2,925,000.

The Note bears interest at a rate of 7% per annum. All outstanding principal and accrued interest on the Note will become due and payable twelve months after the purchase price of the Note is delivered by the Investor to the Company. The Note includes an original issue discount of $204,750.00 along with $20,000.00 for the Investor’s legal fees, accounting costs, due diligence, monitoring, and other transaction costs incurred in connection with the purchase and sale of the Note. The Company may prepay all or a portion of the Note at any time by paying 105% of the outstanding principal balance elected for pre-payment. The Note contains a floor price of $0.10412 for the possible future conversions into Class A Ordinary Shares.

For the six months ended March 31, 2025 and 2024, 11,085,753 (or 443,430 after accounted for the effect of reverse share split) and 691,610 (or 27,664 after accounted for the effect of reverse share split) Class A Ordinary Shares were issued for the redemption of $2.76 million and $0.96 million convertible note, and interest expenses were $54,738 and $212,277, respectively.

F-52

Note 14 - Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following:

	March 31,	September 30,
	2025	2024
	(unaudited)
Payroll payable	$272,231	$277,383
Interest payable	2,150	-
Accrued expenses	7,663	26,050
Accrued expenses and other current liabilities	$282,044	$303,433

Note 15 - Related party transactions

The relationship and the nature of related party transactions are summarized as follow:

Name of Related Party	Relationship to the Company	Nature of Transactions
Yefang Zhang	Principal shareholder	Providing working capital for the Company
Hangzhou Forasen Energy Technology Co., Ltd.	Controlled by Mr. Zhengyu Wang, spouse of Ms. Yefang Zhang	Lease of office space to the Company

Due to a related party

As of March 31, 2025 and September 30, 2024, the Company owed Yefang Zhang $611,327 and $611,327 (of which $311,150 was a loan from Yefang Zhang and $300,177 was payment of expenses on behalf of the Company), respectively. The balance of due to a related party is interest-free, unsecured, and due upon demand.

Operating lease from related parties

On October 8, 2021, Zhejiang New Material entered into a lease agreement with Zhejiang Forasen Energy Technology Co., Ltd., a PRC company controlled by Mr. Zhengyu Wang, to lease approximately 27,147 square feet of office space in Hangzhou. The lease term is for five years with annual rent of RMB432,043 (equivalent of $61,619).

F-53

Note 16 - Shareholders’ equity

Ordinary shares

CN Energy is a holding company established under the laws of the British Virgin Islands on November 23, 2018. The Company had an unlimited number of Class A ordinary shares of no par value and an unlimited number of Class B ordinary shares of no par value.

Public offering, warrants, and pre-funded warrants

On January 30, 2023, CN Energy entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), pursuant to which CN Energy agreed to sell to the Underwriter in a firm commitment public offering (the “Offering”) (i) 10,396,974 units, each consisting of one Class A ordinary share, no par value (collectively, the “Class A ordinary shares”) and one warrant, each exercisable to purchase one Class A ordinary share at an exercise price of $0.55 per share (collectively, the “warrants”), at an offering price of $0.55 per unit; and (ii) 7,786,300 units, each consisting of one pre-funded warrant, each exercisable to purchase one Class A ordinary share at an exercise price of $0.0001 per share (collectively, the “Pre-funded Warrants”), and one warrant, at an offering price of $0.5499 per unit (together with the Class A ordinary shares and the warrants, the “Offered Securities”), to those purchasers whose purchase of Class A ordinary shares in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of CN Energy’s outstanding ordinary shares immediately following the consummation of the Offering. The components of the units were issued separately and are immediately separable upon issuance. The Company received approximately $7.8 million in net proceeds from the Offering, after deducting underwriting discounts and other related offering expenses. In connection with the Offering, 10,396,974 Class A ordinary shares were issued, 4,672,700 Pre-funded Warrants were exercised upon issuance which resulted in a total issuance of 15,069,674 Class A ordinary shares and 3,112,046 Pre-funded Warrants were exercised for 3,112,046 Class A ordinary shares in September 2023.

The Pre-funded Warrants are exercisable immediately (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-funded Warrants are exercised in full. The warrants are exercisable immediately and expire five years, i.e. January 29, 2028, after their issuance date on January 30, 2023.

As a result of reverse share split on January 18, 2024, the exercise price was adjusted from $0.55 per share to $1.4529 per share and the warrants were adjusted from 18,183,274 warrants to 6,883,337 warrants.

For the six months ended March 31, 2025 and 2024, 1,635,000 (or 65,400 after accounted for the effect of the reverse share split) and 100,000 (or 4,000 after accounted for the effect of the reverse share split) warrants were exercised. As of March 31, 2025 and September 30, 2024, 5,148,337 and 6,783,337 warrants and 1,554 and 1,554 pre-funded warrants were outstanding, respectively.

F-54

Note 16 - Shareholders’ equity (Continued)

Issuance of shares for repayment of convertible note

On October 10, 2024, CN Energy Group. Inc., a British Virgin Islands company (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which the Company issued to the Investor an unsecured promissory note, on October 10,2024, in the principal amount of $3,149,750 (the “Note”), convertible into Class A ordinary shares, no par value, of the Company (the “Class A Ordinary Shares”), for a purchase price of $2,925,000.

The Note bears interest at a rate of 7% per annum. All outstanding principal and accrued interest on the Note will become due and payable twelve months after the purchase price of the Note is delivered by the Investor to the Company. The Note includes an original issue discount of $204,750.00 along with $20,000.00 for the Investor’s legal fees, accounting costs, due diligence, monitoring, and other transaction costs incurred in connection with the purchase and sale of the Note. The Company may prepay all or a portion of the Note at any time by paying 105% of the outstanding principal balance elected for pre-payment. The Note contains a floor price of $0.10412 for the possible future conversions into Class A Ordinary Shares.

For the six months ended March 31, 2025 and 2024, 11,085,753 (or 443,430 after accounted for the effect of reverse share split) and 691,610 (or 27,664 after accounted for the effect of reverse share split) Class A Ordinary Shares were issued for the redemption of $2.76 million and $0.96 million convertible note, and interest expenses were $54,738 and $212,277, respectively.

Statutory reserves and restricted net assets

CN Energy’s ability to pay dividends primarily depends on CN Energy receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by CN Energy’s subsidiaries incorporated in the PRC only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of CN Energy’s subsidiaries.

CN Energy’s PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. CN Energy’s PRC subsidiaries may also allocate a portion of their after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves, together with paid in capital of CN Energy’s PRC subsidiaries, are not distributable as cash dividends. As of March 31, 2025 and September 30, 2024, the balance of the required statutory reserves was $14,990 and $14,990, respectively.

Reverse share split

On May 19, 2025, the Company effectuated a 1-for-25 share split ordinary shares with no par value. The reverse share split reduced the number of Class A ordinary shares issued and outstanding from approximately 19.5 million to 781,321 and the number of Class B ordinary shares issued and outstanding from 100,698 to 4,028.

F-55

Note 17 - Concentration of major customers and suppliers

For the six months ended March 31, 2025, two major customers accounted for approximately 59%, and 10% of the Company’s total sales, respectively. For the six months ended March 31, 2024, three major customers accounted for approximately 27%, 16%, and 10% of the Company’s total sales, respectively. Any decrease in sales to these major customers may negatively impact the Company’s operations and cash flows if the Company fails to increase its sales to other customers.

As of March 31, 2025, four major customers accounted for 36%, 34%, 15%, and 14% of the Company’s accounts receivable balance, respectively. As of September 30, 2024, four major customers accounted for 34%, 29%, 22%, and 12% of the Company’s accounts receivable balance, respectively.

For the six months ended March 31, 2025, two major suppliers accounted for approximately 36% and 15% of the total purchases, respectively. For the six months ended March 31, 2024, two major suppliers accounted for approximately 35% and 10% of the total purchases, respectively.

As of March 31, 2025, four suppliers accounted for approximately 31%, 16%, 15% and 11% of the Company’s advance to suppliers balance, respectively. As of September 30, 2024, three suppliers accounted for 40%, 23%, and 14% of the Company’s advance to suppliers balance, respectively.

F-56

Note 18 - Commitments and contingencies

(a) Capital expenditure commitments

As of March 31, 2025, the Company does not have any capital expenditure commitment.

(b) Contingencies

The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Biopower Plant has not paid adequate social insurance for all its employees, and the Company’s PRC subsidiaries have not made adequate housing provident fund payments for all their employees. The relevant PRC authorities may order the Company to make up the contributions to these plans. In addition, failure to make adequate social insurance payments on time may subject the Company to 0.05% late fees per day, starting from the date of underpayment, and fines equal to one to three times the underpaid amount. For failure to make adequate housing provident fund payments as required, the Company may be fined RMB10,000 to RMB50,000. If the Company is subject to late fees or fines in relation to underpaid employee benefits, the financial condition and results of operations may be adversely affected. However, the risk of regulatory penalty that the relevant authorities may impose on the Company’s PRC subsidiaries in relation to its failure to make adequate contributions to the employee benefit plans for all the Company’s employees as required is remote, because the relevant local authorities confirmed in writing that no records of violation were found on the Company’s PRC subsidiaries for social insurance plan and/or housing provident fund contributions.

Note 19- Segment reporting

ASC 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments, and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker makes operating decisions and assesses performance solely based on activated carbon sales orders received. The Company has determined that it has only one operating segment and therefore one reportable segment as defined by ASC.

The following table presents revenue by major product categories for the six months ended March 31, 2025 and 2024, respectively:

	For the six months ended March 31,
	2025	2024
Activated carbon	$16,376,697	$31,285,396

All of the Company’s long-lived assets are located in the PRC. All of the Company’s products are sold in the PRC.

F-57

Note 20 - Disposal of subsidiaries

On January 20, 2025, CN Energy Group. Inc. (the “Company”), entered into a Share Transfer Agreement (the “Agreement”) with Asia Rubber Resources Limited (“Asia Rubber Resources”). Pursuant to the Agreement, the Company agreed to transfer 100% of its equity in Clean Energy Holdings Limited to Asia Rubber Resources (the “Transfer”) for a total purchase price of HKD10,000 (approximately $1,281).

The following is a reconciliation of the carrying amounts of major classes of assets and liabilities in the consolidated balance sheets as of March 31, 2025 and September 30, 2024.

	As of	As of
	March 31, 2025	September 30, 2024
Carrying amount of major classes of assets	(unaudited)	(audited)
Cash	$3,973	$4,131
Prepaid expenses and other current assets	86	34
Property and equipment, net	602,531	612,892
Total assets of disposed entities	$606,590	$617,057

Carrying amount of major classes of liabilities
Accounts payable	342,428	345,991
Taxes payable	129	104
Accrued expenses and other current liabilities	44,002	43,780
Total liabilities of disposed entities	$386,559	$389,875

The following is a reconciliation of the amounts of major classes of operations of disposed entities in the consolidated statements of income (loss) and comprehensive income (loss) for the six months ended March 31, 2025 and 2024.

	For the six months ended March 31,
	2025	2024
	(unaudited)	(unaudited)
Revenue	-	$4,973,357
Cost of revenues	-	(4,966,016)
Gross profit	-	7,341
Operating expenses	(20,482)	(375,505)
Loss from operations	(20,482)	(368,164)
Other income	2,441	3,835
Loss before income tax expenses	(18,041)	(364,329)
Income tax expenses	-	-
Net loss	$(18,041)	$(364,329)

F-58

Note 21 - Subsequent events

1.

On April 4, 2025, CN Energy Group. Inc. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, (the “Investor”). Pursuant to the Purchase Agreement, the Investor agreed to purchase from the Company, and the Company agreed to issue and sell to the Investor, securities in the form of one or more pre-paid purchases (the “Pre-Paid Purchases”) with an aggregate purchase amount of up to $20,000,000, for the purchase (the “Purchase Shares”) of Class A ordinary shares of the Company (the “Ordinary Shares”), upon the terms and subject to the limitations and conditions set forth in such Pre-Paid Purchase.

Upon the initial closing under the Purchase Agreement, on April 8, 2025, the Company issued to the Investor an initial Pre-Paid Purchase in the principal amount of $3,230,000, with an original issue discount (the “OID”) of $210,000 and a transaction expense amount of $20,000 (the “Initial Pre-Paid Purchase”). The OID for each subsequent Pre-Paid Purchase after the Initial Pre-Paid Purchase will be seven percent (7%) of the amount set forth in the applicable Request (as defined in the Purchase Agreement) and each subsequent Pre-Paid Purchase will accrue interest at the annual rate of seven percent (7%). Additionally, the Company issued 1,597,444 Ordinary Shares to the Investor as a commitment fee.

Pursuant to the Purchase Agreement and a registration rights agreement entered into between the Company and the Investor, the Company agreed to file a registration statement with the Securities and Exchange Commission within 45 days from the initial closing, for registration of the resale of the Commitment Shares, Purchase Shares, and any other Ordinary Shares issuable pursuant to the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, and closing conditions. The Pre-Paid Purchases are unsecured, and the Investor has the right, but not the obligation, to purchase additional Ordinary Shares under the terms set forth in the Purchase Agreement.

2.

CN Energy had a 1-for-25 stock split of the Company’s Class A ordinary shares with no par value, effective at 12:01 a.m. Eastern Time on May 19, 2025 (the “Reverse Stock Split”). The Class A ordinary shares continued to be traded on the Nasdaq Capital Market on a split-adjusted basis beginning on May 19, 2025, under the Company’s existing trading symbol “CNEY” with the new CUSIP number G2181K204.

The Reverse Stock Split is primarily intended to increase the market price per share of the Company’s Class A ordinary shares to regain compliance with the minimum bid price required for continued listing on the Nasdaq Capital Market.

The Reverse Stock Split reduced the number of Class A ordinary shares issued and outstanding from approximately 75.28 million to approximately 3.01 million. No fractional shares would be issued in connection with the Reverse Stock Split. Any amount of fractional shares would be rounded up to the next nearest number at the participant level.

3.

On August 1, 2025, CN Energy Group. Inc., a British Virgin Islands company (the “Company”), entered into a securities purchase agreement (the “Class A Purchase Agreement”) with certain investors (the “Class A Investors”), pursuant to which the Company issued to the Class A Investors an aggregate of 1,977,302 Class A ordinary shares, no par value, of the Company (the “Class A Ordinary Shares”), at a price per share of $2.30, for an aggregate purchase price of $4,547,800.00.

4.

On August 1, 2025, CN Energy Group. Inc., a British Virgin Islands company (the “Company”), entered into a securities purchase agreement (the “Class B Purchase Agreement” and collectively with the Class B Purchase Agreement, the “Purchase Agreements”) with Weastfinace Group Inc., which is controlled by Xinyang Wang, a director of the Company (the “Class B Investor”), pursuant to which the Company issued to the Class B Investor an aggregate of 631,391 Class B ordinary shares, no par value, of the Company (the “Class B Ordinary Shares”), at a price per share of $2.30, for an aggregate purchase price of $1,452,200.

F-59

CN ENERGY GROUP. INC.

PROSPECTUS

Up to 1,977,302 Class A Ordinary Shares

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our third amended and restated articles of association provide that, we may indemnify against all expenses, including legal fees, and against all judgements, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative, or investigative proceedings any Eligible Person (which is defined in the amended and restated memorandum and articles of association as any “individuals, corporations, trusts, the estates of deceased individuals, partnerships, and unincorporated associations of persons”) who is or was:

(a)

a party or is threatened to be made a party to any threatened, pending, or completed proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that the Eligible Person is or was a director; or

(b)	at our request, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust, or other enterprise.

The above does not apply unless the Eligible Person acted honestly and in good faith and in what he or she believed to be in our best interests and, in the case of criminal proceedings, the Eligible Person had no reasonable cause to believe that his or her conduct was unlawful. For the purposes of the above, a director acts in our best interests if he or she acts in the best interests of our parent or member (or members), in either case, in the circumstances specified in the BVI Act, as the case may be. The decision of our directors as to whether the person acted honestly and in good faith and with a view to our best interests and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our third amended and restated articles of association, unless a question of law is involved. The termination of any proceedings by any judgement, order, settlement, conviction, or the entering of a nolle prosequi does not, by itself, create a presumption that the Eligible Person did not act honestly and in good faith and with a view to our best interests or that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

Expenses, including legal fees, incurred by our director (or our former director) in defending any legal, administrative, or investigative proceedings may be paid by us in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director (or a former director) to repay the amount if it shall ultimately be determined that the director (or a former director) is not entitled to be indemnified by us in accordance with the provisions stated above and upon such other terms and conditions, if any, as we deem appropriate.

II-1

The indemnification and advancement of expenses provided by, or granted pursuant to our third amended and restated memorandum and articles of association is not exclusive of any other rights to which the Eligible Person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors, or otherwise, both as to acting in the Eligible Person’s official capacity and as to acting in another capacity while serving as a director. Pursuant to indemnification agreements, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Item 7. Recent Sales Of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities*	Consideration
Zhenzheng Xiang	November 17, 2022	1316.35	11.19% of the equity interests of Yunnan Honghao, valued at RMB15,000,000 (approximately $2,112,676)
Bin Zhang	November 17, 2022	1539.74	13.09% of the equity interests of Yunnan Honghao, valued at RMB17,545,646 (approximately $2,471,218)
Qingsong Dong	November 17, 2022	988.60	8.41% of the equity interests of Yunnan Honghao, valued at RMB 11,265,304(approximately $1,586,663)
Hangzhu Sanxing Industrial Group Co. Ltd	November 17, 2022	1579.62	13.43% of the equity interests of Yunnan Honghao, valued at RMB18,000,000 (approximately $2,535,211)
Hangzhou Jiuyi Industrial Group Co. Ltd	November 17, 2022	1755.13	14,93% of the equity interests of Yunnan Honghao, valued at RMB20,000,000 (approximately $2,816,901)
Dan Xu	November 17, 2022	1053.08	8.96% of the equity interests of Yunnan Honghao, valued at RMB12,000,000 (approximately $1,690,141)
Lin Zhang	November 17, 2022	1755.13	14.93% of the equity interests of Yunnan Honghao, valued at RMB20,000,000 (approximately $2,816,901)
Shenzhen Xianfeng Trading Co. Ltd	November 17, 2022	1771.72	15.07% of the equity interests of Yunnan Honghao, valued at RMB 20,189,050 (approximately $2,843,528)
Ynong Group Limited	April 30, 2025	136,000	6.8% of the equity interests of Ynong Group, valued at USD 680,000
ZAKOO CAPITAL PTE LTD	April 30, 2025	270,000	13.5% of the equity interests of Ynong Group, valued at USD 1,350,000
ECLMART FINANCE LIMITED	April 30, 2025	270,000	13.5% of the equity interests of Ynong Group, valued at USD 1,350,000
GLOBALSTRUCT MATERIALS LIMITED	April 30, 2025	270,000	13.5% of the equity interests of Ynong Group, valued at USD 1,350,000
Malong Limited	April 30, 2025	270,000	13.5% of the equity interests of Ynong Group, valued at USD 1,350,000
KKONE INC	April 30, 2025	270,000	13.5% of the equity interests of Ynong Group, valued at USD 1,350,000
Xinhe Industry Limited	April 30, 2025	270,000	13.5% of the equity interests of Ynong Group, valued at USD 1,350,000
GC Energy Group Inc.	April 30, 2025	244,000	12.2% of the equity interests of Ynong Group, valued at USD 1,220,000

* The number of securities reflects an approximate or rounded 30-for-1 forward split of our Ordinary Shares on January 18, 2024 and reflects an approximate or rounded 25-for-1 forward split of our Ordinary Shares on May 19, 2025.

II-2

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

See Exhibit Index beginning on page II-9 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the placement agency agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-4

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)

That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-5

EXHIBIT INDEX

Exhibit No.	Description
3.1

Third Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 1,1 to our annual report on Form 20-F (File No. 001-39978), filed with the Securities and Exchange Commission on January 27, 2023)

4.1

Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 2.1 to our annual report on Form 20-F (File No. 001-39978), filed with the Securities and Exchange Commission on January 27, 2023)

5.1	Opinion of Carey Olsen Singapore LLP
10.1

Securities Purchase Agreement dated August 1, 2025, by and between the Company and the Class A Investors (incorporated herein by reference from Exhibit 10.1 on the Company’s Form 6-K filed August 11, 2025).

10.2

Securities Purchase Agreement dated August 1, 2025, by and between the Company and Weastfinace Group Inc. (incorporated herein by reference from Exhibit 10.2 on the Company’s Form 6-K filed August 11, 2025).

10.3	Voting Agreement dated September 16, 2025, by and between Weastfinace Group Inc., and Yefang Zhang, agreed and acknowledged by the Company.
10.4

Securities Purchase Agreement dated April 4, 2025, by and between CN Energy Group. Inc. and Streeterville Capital, LLC (incorporated herein by reference from Exhibit 10.1 on the Company’s Form 6-K filed April 10, 2025).

10.5

Amendment to Securities Purchase Agreement dated June 18, 2025, by and between CN Energy Group. Inc. and Streeterville Capital, LLC (incorporated herein by reference from Exhibit 99.1 on the Company’s Form 6-K filed June 20, 2025).

10.6

English Translation of the Share Transfer Agreement by and among Zhejiang CN Energy Technology Development Co., Ltd., Manzhouli CN Energy Technology Co., Ltd. and Shanghai Xinbaocheng Industrial Group Co., Ltd. (incorporated herein by reference to Exhibit 99.1 to the Form 6-K (File No. 001-39978) filed with the Securities and Exchange Commission on September 26, 2024)

10.7

Securities Purchase Agreement dated October 10, 2024, by and between the Company and the Investor (incorporated herein by reference to Exhibit 10.1 to the Form 6-K (File No. 001-39978) filed with the Securities and Exchange Commission on October 17, 2024)

10.8

Convertible Promissory Note dated October 10, 2024, by and between the Company and the Investor (incorporated herein by reference to Exhibit 10.2 to the Form 6-K (File No. 001-39978) filed with the Securities and Exchange Commission on October 17, 2024)

10.9	Form of Warrant Inducement Agreement (incorporated herein by reference to Exhibit 10.1 to the Form 6-K (File No. 001-39978) filed with the Securities and Exchange Commission on December 5, 2024)
23.1	Consent of Enrome LLP
23.2	Consent of Carey Olsen Singapore LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
107	Filing fee table

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lishui City, the PRC, on October 29, 2025.

CN ENERGY GROUP. INC.

By:	/s/ Wenhua Liu
Name:	Wenhua Liu
Title:	Interim Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wenhua Liu and Jinwu Huang as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Class A Ordinary Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Wenhua Liu	Interim Chief Executive Officer and Director	October 29, 2025
Wenhua Liu	(Principal Executive Officer)

/s/ Jinwu Huang	Chief Financial Officer	October 29, 2025
Jinwu Huang	(Principal Accounting and Financial Officer)

/s/ Xinyang Wang	Chairwoman of the Board and Director	October 29, 2025
Xinyang Wang

/s/ Phillip Connelly	Director	October 29, 2025
Phillip Connelly

/s/ Wenbiao Zhang	Director	October 29, 2025
Wenbiao Zhang

/s/ Jian Chen	Director	October 29, 2025
Jian Chen

/s/ Ming Yi	Director	October 29, 2025
Ming Yi

II-7

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of CN ENERGY GROUP. INC. has signed this registration statement thereto in Washington, DC on October 29, 2025.

CN Energy USA Inc.
Authorized U.S. Representative

By:	/s/ Xinyang Wang
Name:	Xinyang Wang
Title:	General Manager

II-8